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                                                                       EXHIBIT 2

    National and International Public Bid for the Concession of Potable Water and Sewage Public Service Provision in the Province of Buenos Aires

                              CONTENTS OF ANNEX 13

                               CONCESSION CONTRACT


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1)       GENERAL MATTERS

         1.1      Contract Purpose
         1.2      Definitions
         1.3      Concession Area
         1.4      Purpose of the Concession
         1.5      Scope
                  1.5.1    Activities included
                  1.5.2 Activities subject to prior authorization by the Regulatory Agency
                  1.5.3    Excluded Activities
         1.6      Exclusivity. Unattached Systems within the Concession Area
         1.7      Term
         1.8      Concession Form
         1.9      Regulatory Agency
         1.10     Applicable Laws and Regulations
         1.11     Interpretation


2)       THE CONCESSIONAIRE

         2.1      Obligations and Liabilities
         2.2      Corporate Purpose
         2.3      Shareholders
         2.4      Stated Capital
                  2.4.1    Minimum Amount
                  2.4.2    Subscription and Payment
                  2.4.3    Increase in Capital
         2.5      Duration and Domicile
         2.6      Judicial Proceedings
         2.7      Amendment of the Concessionaire's Bylaws
         2.8      Employee Stock Ownership Plan (ESOP)
         2.9      Profit-sharing Bonus


3)       SERVICE STANDARDS

         3.1      Definition
         3.2      Concessionaire's Duties and Powers
         3.3      Service Coverage
         3.4      Mandatory Nature of the Provision of Service
         3.5      Mandatory Nature  of Connection and Payment for Service
         3.6      Water Quality
                  3.6.1    Raw Water
                  3.6.2    Potable Water
         3.7      Water Pressure



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         3.8      Continuity of Potable Water Service
                  3.8.1    General
                  3.8.2    Service Interruptions
         3.9      Sewage Overflows
         3.10     Surcharge for Connecting Rainwater Drains to the Sewage System.
         3.11     Service Interruption in the Sewage System
         3.12     Treatment
         3.13     Quality of Sewage Effluents
         3.14     Industrial Sewage
         3.15     Natural Resources and Environmental Protection Standards
         3.16     Customer Service


4)       RELATIONS WITH THE REGULATORY AGENCY

         4.1      General
         4.2      Cooperation with the Regulatory Agency
         4.3      Role and Duties of the Regulatory Agency


5)       OPTIMIZATION AND EXPANSION PLAN (POES)

         5.1      Concept
         5.2      Purpose
         5.3      Five-Year Plans
         5.4      Modification of the Five-Year Plans
         5.5      Impediments and Obstacles to the Implementation of the Five-Year Plan
         5.6      Feasibility of Works Performed by Third Parties

6)       CONCESSIONAIRE'S RECORDS, STUDIES AND REPORTS

         6.1      General
         6.2      Records
                  6.2.1    Types
                  6.2.2    Verification
                  6.2.3    Update
         6.3      Auditors
         6.4      Study of the Service
                  6.4.1 Inventory of Assets and Evaluation of Status, Operation and Performance
                  6.4.2    Study of the Service
                  6.4.3    Study on the
                  Prevention of Emergencies
         6.5      Periodic Reports to the Regulatory Agency
                  6.5.1    Annual Progress Report on the POES
                  6.5.2    Report on Levels of Service
                  6.5.3    Update on Inventory of Assets
                  6.5.4    Annual Financial Statements
                  6.5.5    Annual Budget
                  6.5.6    Additional Reports

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7)       ASSETS
         7.1      Concept
         7.2      Title
         7.3      Managing  Authority
         7.4      Maintenance of Assets
         7.5      Acquisition of Assets
         7.6      Disposition of Assets
                  7.6.1    Assets Owned by the Province
                  7.6.2    Assets Owned by the Concessionaire
                  7.6.3    Proceeds from the Sale of Assets
         7.7      Control
         7.8      Amortization
         7.9      Return of Assets
                  7.9.1    Anticipated Return
                  7.9.2    Repossession upon Termination of the Concession
         7.10     Liability
         7.11     Non-Assignability of Service Related Assets
         7.12     Indemnification of Assets Used to Provide Service to the Public.


8)       PERSONNEL REGULATIONS

         8.1      Applicable Laws
         8.2      Work-Related Illnesses and On-Job-Accidents.
         8.3      Medical Examination of Personnel
         8.4      Social Security
         8.5      Adult Literacy Programs and Day Care Centers
         8.6      Training
         8.7      Termination of the Concession
         8.8      Labor Documentation


9)       TAX REGIME

         9.1      General Principles
         9.2      Tax Consequences
         9.3      Surcharge to Fund the Regulatory Agency
         9.4      Change in the Taxation Regime
         9.5      Municipal Taxes or Assessments
         9.6      Termination of the Concession


10)      CONTRACTS AND CONTRACT PROCEDURES

         10.1     General Principles
         10.2     Special Procedures
         10.3     Compliance with Obligations and Commitments Assumed by the Concessionaire
         10.4     Subconcessions
         10.5     Continuity of Contracts


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11)      SYSTEM OF GUARANTIES AND INSURANCE

         11.1     Contract Guaranty
                  11.1.1   General
                  11.1.2   Types
                  11.1.3   Power of the Grantor
                  11.1.4   Return of the Guaranty
                  11.1.5   Covered Risks
                  11.1.6   Execution of the Guaranty
                  11.1.7   Replacement of the Guaranty
         11.2     Operating Guaranty
                  11.2.1   General
                  11.2.2   Types
                  11.2.3   Powers of the Granting Authority
                  11.2.4   Return of the Bond
                  11.2.5   Covered Risks
                  11.2.6   Execution of the Guaranty
                  11.2.7   Replacement of the Guaranty
         11.3     Insurance
                  11.3.1   General
                  11.3.2   Types
                  11.3.3   Default

12)      TARIFF  VALUES AND PRICES FOR THE SERVICE

         12.1     Tariff Regime
         12.2     Tariff Values and Prices
         12.3     Modification of Tariff Values and Prices
                  12.3.1   General Principles
                  12.3.2   Procedure
                  12.3.3   Automatic Assumption Against Increases in Tariff Values
                           and Prices
                  12.3.4   Ordinary Five Year Reviews
                  12.3.5   Extraordinary Reviews due to Changes in Cost Indices
                  12.3.6   Extraordinary Reviews due to Prevailing Causes
         12.4     Changes to the Tariff Regime
                  12.4.1   General Principles
                  12.4.2   Grounds for Modification at the Concessionaire's Request

13)       LIABILITY AND SANCTIONS

         13.1     Liability of the Concessionaire
         13.2     Sanctions
                  13.2.1   General Principles
                  13.2.2   Procedure
                  13.2.3   Interpretive Guidelines
                  13.2.4   Warnings
                  13.2.5   Fines
                  13.2.6   Injunctive Relief
                  13.2.7   Publication
         13.3     Act of God or Force Majeure

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14)      TERMINATION OF THE CONCESSION

         14.1     Grounds for Termination
                  14.1.1   Expiration of the Term
                  14.1.2   Recission due to Acts of Gods or force majeure
                  14.1.3   Recission due to Fault of the Concessionaire
                  14.1.4   Recission due to Fault of the Granting Authority
                  14.1.5   Repossession
         14.2     Effect of Termination
                  14.2.1   No-Fault Termination
                  14.2.2   Termination due to Fault of the Concessionaire
                  14.2.3   Termination due to Fault of the Granting Authority
                  14.2.4   Repossession
         14.3     Receipt of the Service by the Granting Authority
                  14.3.1   Provisional Acceptance
                  14.3.2   Final Acceptance
         14.4     Procedure for Termination of the Concession
                  14.4.1   Termination due to Expiration of the Term
                  14.4.2   Termination due to Act of God or Force Majeure
                  14.4.3   Termination due to Fault of the Concessionaire
                  14.4.4   Termination due to Fault of the Granting Authority
                  14.4.5   Termination through Repossession

15)      TRANSITION REGIME

         15.1     Taking of Possession
                  15.1.1   Date and Time
                  15.1.2   Public Deed
                  15.1.3   Default
         15.2     Personnel
                  15.2.1   General Principles
                  15.2.2   Obligations arising prior to Taking of Possession
                  15.2.3   Obligations arising after Taking of Possession
                  15.2.4   Ongoing Benefits
         15.3     Schedule of Assets, Easements and Ownership Restrictions
                  15.3.1   Transfer of Assets, Easements and Ownership Restriction
                  15.3.2   Return of Assets
         15.4     Contracts
                  15.4.1   General principles
                  15.4.2   Continuing Services
                  15.4.3   Method of Payment
         15.5     Taxes
                  15.5.1 Taxes levied on the Contract and on the Formation of the Concessionaire
                  15.5.2   Taxes due and accrued
                  15.5.3   Method of Payment
         15.6     Credits in Favor of OSBA
                  15.6.1   General Principles
                  15.6.2   Concessionaire's Credit Collection on Behalf of OSBA
         15.7     Debts
         15.8     Insurance


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    National and International Public Bid for the Concession of Potable Water
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16)      FINAL PROVISIONS

         16.1     Bid Offer
         16.2     OSBA's Representative
         16.3     Summons as a Third Party in Administrative or Judicial Procedures
         16.4     Powers of the Granting Authority
         16.5     Domicile
         16.6     Notification
         16.7     Jurisdiction


                                     ANNEXES


A)       Concession Area
B)       Unattached Systems
C)       Quality Standards for Potable Water
D)       Quality Standards for Sewage
E)       ESOP Standards
F)       POES
G)       Feasibility Studies consented to by OSBA
H)       Outline of User Regulations
I) Requirements of Capital Stock, Contract Bond Amount, Operation Bond Amount and Insurance Amount Required
J)       Text of Guarantee Bond
K)       Text of Letter of Credit
L)       List of Assets , Easements and Ownership Restrictions
M)       List of Personnel
N)       List of Contracts
N')      Tariff Regime
N'-1)    List of Exemptions and Subsidies in force
O)       Region A.  Paso de las Piedras Dam.



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    National and International Public Bid for the Concession of Potable Water
      and Sewage Public Service Provision in the Province of Buenos Aires



                                    ANNEX 13

                               CONCESSION CONTRACT


In the City of La Plata, on this 30th day of June of the year 1999, the following Concession Contract is entered into by and between THE EXECUTIVE AUTHORITIES OF THE PROVINCE OF BUENOS AIRES, represented in this act by the Provincial Governor, Dr. Eduardo Alberto Duhalde, hereinafter referred to as the "Granting Authority", of the first party ; and AZURIX BUENOS AIRES S.A., represented in this act by Ms. Amanda K. Martin, in her capacity as legal representative, hereinafter referred to as "the Concessionaire", of the second party, under the terms and conditions hereinafter set forth.


                                    CHAPTER I

                                 GENERAL MATTERS


1.1      CONTRACT PURPOSE

The purpose of the Contract is to grant a Concession for the provision of Service in the Concession Area, pursuant to the conditions set forth in current legislation and in the Contract.


1.2      DEFINITIONS

The following terms appearing in upper case letters in the Contract shall have the meaning as described below:

Awardee            AZURIX AGOSBA S.R.L. Y OPERADORA DE BUENOS AIRES S.R.L.

Untreated Water    Water coming from surface or underground sources, which can be made potable for consumption.

Potable Water      Water upgraded to the quality parameters set forth in Annex
                   C, and to those, which may be established in the future.

Annex              The annex to the Contract.

Expansion Area     The territory within the Concession Area, defined as such in the Five-Year Plan. Once the Five-Year Plan is implemented and executed, the Expansion Area shall become the Service
                   Area.

Remaining Area     The territory within the Concession Area that is not included within the Service Area or the Expansion Area.

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    National and International Public Bid for the Concession of Potable Water
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Service Area       The territory where service is actually provided.

Auditor The technical auditor and the accounting auditor provided for in Article 6.3.

Granting
   Authority       The Executive Branch.

Concession         All the rights and obligations of the Granting Authority and the Concessionaire, pursuant to the provisions of the Regulatory Framework, Terms of Reference and the Contract.
                   The Concession is in force once the Contract is signed.

Concessionaire     AZURIX BUENOS AIRES S.A.

Residential
   Connection      This is the connection consisting of the extension of the
                   facility's internal water pipes from the structure's municipal demarcation line to the Water distribution main or to the sewage connection main. In the connection of water, the master key and the meter form part of the Residential
                   Connection.

Contract This concession contract and its respective Annexes. Terms of Reference and the Bid Offer are considered integral parts of this Contract, according to the order of precedence set forth in Article 1.10.

Sewage All predominantly liquid discharges coming from real estate in which Water is used for drinking, washing, cleaning and, in general, for other similar domestic or commercial uses, complying with the parameters of Annex D.

Industrial Sewage  All predominantly liquid discharges generated by industrial processes, as well as those coming from commercial activities that use Water for purposes other than domestic.

Effluents          Sewage Discharges and Industrial Sewage, in either collective or indistinct form.

Industrial
   Effluents       Any gaseous, liquid or solid waste, or mix of any of them, carried away in a receiving body discharged by any industrial, commercial, farming, utilities, or product extraction, fabrication or storage facility.

Feasibility        The authorization for performing works related to the
                   provision of Service granted by OSBA or the Concessionaire in favor of third parties, as set forth in Section 3-II, paragraph d) and e) of the Regulatory Framework, and in
                   Article 5.6.

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Bidding Process    The procedure for selecting the Concessionaire, as regulated by Terms of Reference, continued through the signing of the Contract.

Service Level      The Service quality parameter, as contemplated by Chapter 3.

Regulatory
   Framework       Law 11,820, and future changes or supplements.

Service Standards  The standards establishing quality of Service, as stated in
                   Chapter 3.

Bid Offer          The bid proposal submitted by the Awardee in the Bidding
                   process, which includes the prequalification bid (envelope 1) and the economic bid (envelope 2).

Operator           OPERADORA DE BUENOS AIRES S.R.L.

Provincial
   Agencies        Any Agency under the Executive Branch.

Regulatory
   Agency The Buenos Aires Water and Sanitation Regulatory Agency (ORBAS), created by the Regulatory Framework.

OSBA/AGOSBA        The Buenos Aires Province Sanitary Works company created by
                   Decree -law 8055/73.

Five-Year Plan     The portion of the POES which refers to optimization and
                   expansion of the Service for a five (5) year period, as set forth in Chapter 5. The Five-Year Plan is taken into consideration after being approved by the Regulatory Agency.

Terms of
   Reference       The Bidding Terms and Conditions, including corresponding
                   annexes, as approved by Decree 33/99, issued by the Executive
                   Branch, and decree 1177/99, which modifies it. Terms of Reference are also integrated through the clarifying and modifying circulars issued by the privatization commission.

Executive
   Authority       The Provincial Executive Branch.

POES The Service optimization and expansion programs, consisting of the quantitative and qualitative goals which the Concessionaire must attain and of the Five-Year Plans, as established in Chapter 5 and in Annex F. The POES shall form an integral part of the Contract. Reference to the POES shall also entail a reference to the Five-Year Plans integrated within it.

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ESOP               Employee stock ownership plan, by which the Concessionaire's employees may acquire shares in said company, as established in Article 2.8 of the Contract.

Price The sum billed to each user for the Concessionaire to provide service.

Province           The Province of Buenos Aires.

Tariff Regime      The tariff system set forth in Annex N, composed of the
                   prices and tariff values as stated in US$.

User Regulations   The document prepared by the Concessionaire and approved by the Regulatory Agency containing customer service regulations, which regulates the relationship between the users, the Concessionaire and the Regulatory Agency according to the guidelines set forth in Annex H.

Service            The total scope of the Concession, as described in Article
                   1.4.

Unattached
   Systems The service provision systems set up in those districts within the Concession Area that are not served by OSBA at the time of signing the Contract, as provided in Article 1.6 of Annex B.

Taking of
   Possession      The act by which the Concessionaire assumes the provision of
                   Service, as established in Chapter 15.

Primary Treatment  The physical treatment of Effluents in order to eliminate at least fifty percent (50%) of total suspended solids and thirty five percent (35%) of biochemical demand for oxygen after five (5) days (DB05), in all cases satisfying laws in force and also including final treatment and/or disposal of sludge produced and of solids extracted according to the conditions established in the Contract, in order to ensure the protection of the environment.

Secondary
   Treatment       The treatment of effluents which, together with the Primary
                   Treatment, enables elimination of at least eighty-five per cent (85%) of total suspended solids and eighty-five percent
                   (85%) of biochemical demand for oxygen after five (5) days
                   (DB05), also including final treatment and or final disposal of sludge produced and solids extracted by any medium, to ensure adequate protection of the environment.

User Any person or business entity who owns, possesses or retains real estate that receives or are may receive the provision of Service.

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Useful life        The time period, estimated according to typical technical and accounting standards, during which it is determined that a specific asset generates economic profit.

Concession Area    The set of districts and localities listed in Annex A, as
                   provided in Article 1.3. According to Annex A, in some localities, the Concession Area refers only to one type of specific service. Therefore, the Concession Area does not include the territory corresponding to the Potable Water and/or Sewage, provided by a third party other than OSBA at the time of signing the contract.

Terms defined in the singular form can be used in the plural form, with the same meaning.

1.3      CONCESSION AREA

The Concession Area is the set of localities listed in Annex A.

Outside the Concession Area, the Concessionaire may construct, operate and/or maintain facilities to provide the Service, as provided in Section 15-II, Paragraph f) of the Regulatory Framework.

New areas shall be incorporated into the Concession Area with the Concessionaire's agreement and through prior agreement between the respective municipality and the Regulatory Agency, as provided in Article 11-I and 54-II of the Regulatory Framework.

In turn, upon the Regulatory Agency's authorization, the Concessionaire may contract or provide Services to persons or communities which are not included in the Concession Area, according to the provisions of Section 55-II of the Regulatory Framework.

1.4      PURPOSE OF THE CONCESSION

The purpose of the Concession includes the performance of the following activities within the Concession Area: the capture, potibilization, transportation, distribution and marketing of Potable Water; collection, treatment, disposal and potential reuse and/or marketing of Sewage, including Industrial Sewage, as provided in Article 3.14. In all cases, the Service includes maintenance, planning, construction, rehabilitation and expansion of necessary work sites.

The Concessionaire is exempt from taxes or and from any other assessment which may be levied on the capture of water capture and/or discharge of effluents.

1.5      SCOPE

         1.5.1    ACTIVITIES INCLUDED

                  The Concessionaire may engage in all activities aimed at the adequate provision of the Service.


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         1.5.2    ACTIVITIES SUBJECT TO PRIOR AUTHORIZATION BY THE REGULATORY
                  AGENCY

                  Upon prior authorization by the Regulatory Agency, the Concessionaire may: market Water in block amounts, as well as industrial and market sludge and other subproducts of treatment, provide technical-sanitary and laboratory services to third parties, receive and treat Industrial Sewage that can not be assimilated with non-industrial Sewage according to the provisions of Article 3.14, and may conduct other activities in connection with the Service.

         1.5.3    EXCLUDED ACTIVITIES

                  The scope of the Concession does not include activities, which are not expressly delegated to the Concessionaire by the Contract. Notwithstanding, and except as provided for in the Contract the following are hereby expressly excluded: the inspection of water resources contamination and preservation, the receipt of special rights to discharge directly into waterways, the control of permits granted, and the social activities provided by the OSBA.

1.6      EXCLUSIVITY. UNATTACHED SYSTEMS WITHIN THE CONCESSION AREA

The Service within the Concession Area shall be provided solely by the Concessionaire, subject to the Regulatory Framework and Article 5.6 and this section of the Contract.

Notwithstanding, with respect to matters relating to the provision of Service and the construction of works by third parties within the Concession Area, these shall be subject to the provisions of Sections 3-II, paragraphs d) and e) of the Regulatory Framework, as applicable to the Expansion Area or the Remaining Area, respectively.

OSBA Unattached Systems listed in Annex B, and all other OSBA Unattached Systems existing in the districts within the Concession Area at the date of execution of the Contract are deemed to be qualified to continue the provision of Service, so long as they comply with the Regulatory Framework. Such systems shall be subject to the application of the provisions of Section 3-II, Clause d), Second Paragraph of the Regulatory Framework, and other provisions of such law. Private communities included in Provincial Law 8912, providing Potable Water and Sewage Service at the date of execution of the Contract, and having obtained authorization to provide it, shall be considered Unattached Systems with respect to the provision of the Service.

In this regard, incorporation into the Concession of areas served by third parties other than OSBA at the date of execution of the Contract, may only be performed upon prior agreement between the Concessionaire and the corresponding provider, notwithstanding the powers of the Regulatory Agency set forth in
Article 3-II, Clause d)
of the Regulatory Framework.

The provisions of Article 5.6 shall apply to authorizations granted to construct works.

In all cases, the Concessionaire shall be subject to the liability established by the Regulatory Framework with respect to the authorization and control of the works constructed and the operation of third-party systems providing Service within the Concession Area, as authorized by the Concessionaire.



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Third parties are not allowed to market and/or re-sell water without prior authorization of the Regulatory Agency.

1.7      TERM

The term of the Concession shall be thirty (30) years counted from the Taking of Possession.

At the end of this Term, the Granting Authority may automatically extend the term for an additional twelve- (12) month period. Thereupon, the Concessionaire shall be obligated to continue the provision of the Service according to the conditions provided for in the Contract. Once the extension period terminates, the Granting Authority and the Concessionaire may agree to further extend it according to Section 50-II of the Regulatory framework. In all cases referred to in this paragraph, the Regulatory Agency shall intervene.


1.8      CONCESSION FORM

The Concession is granted in return for the Concessionaire's payment of an initial canon of US$ 438,555,554 (four hundred thirty-eight million five hundred fifty-five thousand five hundred fifty-four U.S. dollars). Said amount was paid by the Concessionaire to the Province at the date of execution of the Contract, and it is equivalent to the amount offered by the Awardee under the Bidding Competition as the price for the Concession Area. In addition, the Concessionaire shall be obligated to make all necessary investments to execute POES and to ensure the adequate provision of Service, as stipulated in the Contract described in Annex F, subject to the tariff increases predetermined in Annex N upon completion of said obligations


1.9      REGULATORY AGENCY

The Concessionaire, the Service and all other aspects arising out of the implementation of the Contract shall be subject to the Regulatory Agency's control and regulation.


1.10     APPLICABLE LAWS AND REGULATIONS

The laws and regulations applicable to the Concession are listed below in the order of precedence indicated:

         1.10.1   The Regulatory Framework

         1.10.2   The Terms of Reference

         1.10.3   The Bid Offer

         1.10.4   The Contract and its ratifying decree

         1.10.5 The regulations enacted by the Regulatory Agency. The regulatory standards in force at the date of execution of the Contract that apply to the Service shall continue to be applied unless they contradict the regulations and provisions previously cited in this article.

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1.11     INTERPRETATION

         1.11.1 The Contract must be interpreted harmoniously and systematically.

         1.11.2 There is no particular preference in the relative order of the chapters and articles, except when expressly indicated to the contrary.

         1.11.3 The headings employed in the Contract are for reference purposes only and shall not affect the interpretation of the text.

         1.11.4 Any reference made to chapters, articles and Annexes shall be deemed to refer to the Contract's chapters, article and Annexes.

         1.11.5 All terms stated in number of days in the Contract shall be understood as consecutive days, unless otherwise expressly stated. The terms stated in months and years shall be considered as calendar periods.


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    National and International Public Bid for the Concession of Potable Water
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                                    CHAPTER 2

                               THE CONCESSIONAIRE


2.1      OBLIGATIONS AND LIABILITIES

The Concessionaire assumes all contractual liabilities of the Awardee entered into during the Bidding Process, notwithstanding the obligations arising under the Contract.


2.2      CORPORATE PURPOSE

The Concessionaire's corporate purpose shall be limited to the performance of the Contract.


2.3      SHAREHOLDERS

         2.3.1 The Concessionaire's shareholders must consist of the same entities, with the same shareholdings as those provided for the Awardee in the Offer, not including the shares assigned to the Concessionaire's employees under the ESOP, as set forth in
                  Article 2.8.

         2.3.2 The Operator shall hold registered shares representing at least twenty percent (20%) of the Concessionaire's capital and voting power. This interest is non-transferable during the first six (6) years of the Concession. After this period, the Operator may reduce said percentage, upon the Granting Authority's prior authorization, provided it retains at least ten percent (10%) of the Concessionaire's capital and voting power, represented in registered shares. After the first twelve (12) year period of the Concession, the Operator may freely dispose of its shares. The aforementioned restrictions shall also apply in the event of issuances of shares in the future.

         2.3.3 In addition, fifty-one per cent (51%) of the Concessionaire's capital stock with voting rights, including the Operator's minimum percentage and excluding those shares under the ESOP, shall be represented by registered shares whose ownership shall be non-transferable during the first six (6) years of the Concession, except with the prior, express authorization of the Executive Branch. Such authorization may not affect the percentage of registered shares of the Operator, as set forth in Article 2.3.2. The aforementioned restrictions shall also apply to the Concessionaire's capital increases.


         2.3.4 Ten percent (10%) of the capital stock will be transferred to the Concessionaire's employees under the ESOP, as set forth in
                  Article 2.8.

         2.3.5 According to the provisions of Articles 2.3.2, 2.3.3 and 2.3.4, the Concessionaire may make a public offering of its shares, and similarly issue new shares, subject to the provisions of Article 2.4.3.


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         2.3.6    Compliance with the system of control and liability shall be ensured at all times as set forth in Paragraphs 3.3.2 and
                  3.3.3 of Terms of Reference.

         2.3.7 Notwithstanding the provisions of Articles 2.3.2 and 2.3.3, the Concessionaire shall notify the Regulatory Agency of all transfers of shares and changes in share ownership affecting Awardee.


2.4      STATED CAPITAL

         2.4.1    MINIMUM AMOUNT

                  The Concessionaire must maintain a minimum stated capital equivalent to the amount set forth in Annex I. This capital may be increased, but may not be reduced below minimum stated capital requirements, during the entire term of the Contract.

         2.4.2    SUBSCRIPTION AND PAYMENT

                  Capital shall be paid-in solely in cash, at least fifty per cent (50%) during the first quarter of the Concession period, and the remainder during the second year. The stated capital must be fully subscribed and paid in by the Awardee, including the percentage subject to the ESOP. The provisions of Law 19,550 must be complied with at all times.

2.4.3     INCREASE IN CAPITAL

                  Every increase in capital by the Concessionaire must be accomplished according to those mechanisms that will maintain the minimum ownership percentages set forth in Articles 2.3.2,
                  2.3.3 and 2.3.4, in the latter, solely to the extent established in Article 2.8.


2.5      DURATION AND DOMICILE

The corporation designated as Concessionaire shall have a corporate existence of at least thirty-five (35) years and shall extend at least until those obligations arising under the Contract have been terminated.

If the term of the Contract is extended, in accordance with the provisions of
Article 1.7, the existence of the Concessionaire's must also be extended.

Domicile and corporate headquarters must be established and maintained in the City of La Plata, the Provincial capital.


2.6      JUDICIAL PROCEEDINGS

The Granting Authority and the Regulatory Agency are obligated to be parties in any judicial proceedings filed either by shareholders or by third parties, affecting the Concessionaire, filed either by shareholders or by third parties, and for this purpose the Concessionaire shall arrange that they be summoned as interested third parties.


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The Concessionaire must notify the Regulatory Agency regarding any judicial proceeding, which may affect the title, availability or administration of the Service or the assets related to the provision of the Service, within twenty-four (24) hours of receiving notice. The Regulatory Agency is entitled to appear as a party in the aforementioned proceedings. The provisions set forth in
Article 16.3 shall apply.


2.7      AMENDMENT OF THE CONCESSIONAIRES' BYLAWS

All modification of the Concessionaire's bylaws affecting the Operator's corporate control mechanism set forth in Paragraph 3.3.2 of Terms of Reference or the provisions contained in chapter 2 of the Contract shall be previously authorized by the Regulatory Agency. Modifications to the Bylaws made in the absence of said authorization shall not be enforceable as against the Granting Authority or the Regulatory Agency notwithstanding the application of the provisions contained in Article 14.1.3, Clause j), in case of noncompliance.


2.8      EMPLOYEE STOCK OWNERSHIP PLAN

The Awardee shall form an Employee Stock Ownership Plan with a scope described in Annex E of the Contract. Ten percent (10%) of the Concessionaire's Capital Stock, in the form of Common Registered Shares, will be reserved for ESOP.

The Concessionaire will subscribe and pay in all of the Concessionaire shares, including those belonging to ESOP. ESOP shares included in the Concessionaire's initial capital (article 2.4.1 and Annex I of the Concession Contract) shall be transferred, at no cost, by the Awardee to the employees transferred to the Concessionaire.

The ESOP shareholders shall be entitled to appoint one director and one alternate to the administrative agency of the Concessionaire, and one Auditor and one alternate.

The Concessionaire shall acknowledge the validity of the procedures established in the ESOP agreements and regulations and shall comply with them. Furthermore, the Concessionaire's bylaws shall include the provisions necessary to ensure compliance of the procedures and rights provided hereby.

2.9      PROFIT SHARING BONUS

The Concessionaire must issue, to its personnel, regardless of their membership in the ESOP, a bonus of participation on granting them the right to share in point five percent (.5%) of net profits after taxes, according to the terms of
Section 230 of Law 19,550. The bonuses shall be assigned to personnel based on their remuneration, seniority and number of family dependents.



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    National and International Public Bid for the Concession of Potable Water
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                                    CHAPTER 3

                                SERVICE STANDARDS


3.1      DEFINITION

The Service Standards ensure the continuity, regularity, quality and availability of the provision of Service according to the terms of the Contract, in a manner that ensures an efficient supply to Users, according to the provisions of the Regulatory Framework, the Contract and applicable regulations.

The Concessionaire shall be bound to provide the Service. Article 3.14 governs Industrial Sewage Discharges.


3.2      CONCESSIONAIRE'S DUTIES AND POWERS

Regarding provision of the Service, the Concessionaire's duties and powers are those that are set forth in the Regulatory Framework, in this Contract and in the regulations of the Regulatory Agency. The Concessionaire shall perform all tasks inherent to the provision of Service, according to the conditions established in the applicable provisions, in order to ensure an efficient supply to Users, to protection of the public health and a rational use of resources. The provision of the Service shall occur under conditions that assure continuity, regularity, quality and availability.

3.3      SERVICE COVERAGE

The provision of the Service of Potable Water for Residential Connections must be extended to meet the needs of the entire urban population residing within the Concession Area, according to the terms of the POES and the Five-Year Plans. The Concessionaire shall efficiently satisfy the demand for Potable Water, providing a Service which meets the quality standards set forth in the Regulatory Framework and in the Contract.

In turn, the Sewage Service for Residential Connections must be expanded to serve the urban population so as to comply with the goals established in the POES and in the Five-Year Plans. The Concessionaire shall ensure that the capacity of the facilities collecting and transporting residual liquids allows the demand of the Service to be met efficiently and shall guarantee that systems function properly. The urban area shall be defined by Law 8912.

3.4      MANDATORY NATURE OF THE PROVISION OF SERVICE

The Concessionaire shall maintain and renovate the civil and electromechanical facilities and shall extend, renovate and/or recondition the external Potable Water and Sewage distribution networks so as to ensure the normal provision of the Service to all real estate in the Service Area, the Expansion Area, and as provided for in the POES and the Five-Year Plans.

This obligation shall govern the provision of Services to all inhabited real estate, whether residential or otherwise. The mandatory nature of the provision of water also extends to the manufacture of goods if technically viable and does not negatively impact the supply to other Users.



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Similarly, the Concessionaire shall guarantee to supply free of charge, water from hydrants with adequate water flow and pressure conditions for fire fighting. The provisions of the paragraph above notwithstanding, the Concessionaire shall at no charge deliver and distribute the volumes of water indicated below to the users identified by the Regulatory Agency for the purpose of supplying Potable Water to low-income population sectors, pursuant to a procedure to be established.

During the first two years, the annual quantity of Potable Water to be delivered at no cost shall be the following:

         Region A:                                        600,000 cu. m
         Subregion C1:                                    730,000 cu. m
         Subregion C2:                                    900,000 cu. m
         Subregion C3                                     196,000 cu. m
         Subregion C4:                                    143,000 cu. m

As of the third year of the Concession, the volume of Potable Water to be delivered at no cost will be equivalent to:

2% of the total water produced per year for Region A and Subregions C1, C3 and C4

4.5% of the total water produced per year for Region B and Subregion C2.

The provisions of article 3.14 shall govern in all matters related to Industrial Sewage.

3.5      MANDATORY NATURE OF CONNECTION AND PAYMENT FOR SERVICE

Owners, owner's associations as defined in Law 13,512, tenants, holders of real property located in urban areas and other similarly situated entities located within the Service area, be obligated to connect to the network, paying the Concessionaire for the corresponding Residential Connection. Similarly, they shall be responsible for connecting and installing, at their own expense, internal Water and Sewer in-house services and keeping said facilities in good condition.

In turn, owners, owner's associations, beneficial owners, tenants and holders of real property in charge of Potable Water or Sewer distribution networks shall be obligated to pay for the Service according to the Tariff Regime, even when the real estate has no connection to the external Service networks. Uninhabited properties are excluded if non-connection or disconnection of the service is requested, subject to the payment of the charges set forth in the Tariff Regime.

The provisions of Article 9-II and 10-II of the Regulatory Framework shall apply to springs or alternative drains. As a general rule, all other sources providing water must be isolated and/or all alternative Sewers must be blocked. The Regulatory Agency may expressly authorize, with notice to the Concessionaire, the use of springs or maintenance of alternative water systems, as long as there is no risk to public health, to the protection of water resources or to the provision of the Service.

3.6      WATER QUALITY

         3.6.1    RAW WATER

                  The Concessionaire shall take all measures technically necessary to ensure that the quality of Raw Water is acceptable for the corresponding potabilization treatment. At a minimum, this shall include sampling it to evaluate physical, chemical and bacteriological parameters, as established in Annex C.


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                  If substantial variances exist in the quality of Raw Water or if a contamination producing accident occurs impacting the quality of Water supplied to Users, the Concessionaire shall adopt and pay for the remedial measures, regularly reporting to the Regulatory Agency.

         3.6.2    POTABLE WATER

                  The Potable Water provided by the Concessionaire must comply with the requirements established in Annex C. In all cases, noncompliance with the technical quality requirements for Potable Water shall be considered as a potential health hazard to the population. In the presence of any abnormality in the quality of Potable Water, the Concessionaire shall take all necessary measures to rectify the situation and correct it as soon as possible, informing the Regulatory Agency and, as applicable, the local authorities, the press and other media of the existing situation. The report to the Regulatory Agency must specify the causes, indicate applicable policies and recommend the appropriate steps necessary to reestablish Water quality.

                  Noncompliance with the standards governing chemical levels shall be evaluated according to duration in time. Irregularities of a long-standing nature, and those not associated with occasional operational difficulties shall be considered quality deficiencies .

                  Noncompliance with the standards governing bacteriological levels requires exhaustive investigations to be conducted by the Concessionaire. The detection of presumed coliform bacteria in a sample, detected at any point in the Water system, including the subsurface Raw Water sources, constitutes sufficient grounds for conducting such investigations. Within six (6) months following the Taking of Possession, the Concessionaire shall submit to the Regulatory Agency for approval a program defining the means for attaining and maintaining the Service Levels, in accordance with the provisions of the Regulatory Framework.

3.7      WATER PRESSURE

Potable Water shall be supplied at a continuous pressure of ten (10) meters of water column (10 mca ) without this being an absolute value, to be measured at the point of connection to the real properties served. Annex F describes the time period by which the Concessionaire is required to comply with said pressure value.

This requirement does not entail taking pressure readings at all connections or at any particular connection within the system, since this can be accomplished through mathematical calculations or models that are available for consultation by the Regulatory Agency and are verified through field measurements. The Regulatory Agency shall approve the basis for calculation, the number of readings and the mathematical models.

The Concessionaire shall be exempt from complying with this requirement if it is demonstrated that the pressure deficiency:

- Was maintained for less than one continuous hour of flow due to exceptional peak local demands, with a limit of two (2) times each twenty-four (24) hours.


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-        Was associated with a leak identified in the distribution network or with a power outage unattributable to the Concessionaire, regardless of the obligation to implement measures reestablishing service within 24 twenty-four (24) hours. If this time period for repair is exceeded, the Concessionaire shall present an explanation before the Regulatory Agency.

- Occurred due to work repairing, maintaining, or constructing new facilities, as long as the Concessionaire notified affected Users twenty-four (24) hours prior to commencing.

- Was caused by acts of third parties unrelated to the Concessionaire or outside the scope of the Concessionaire's responsibility.

In agreement with the results of the Service study to be performed, as described in Article 6.4.2, the Concessionaire may submit to the Regulatory Agency for its approval, lower values of water pressure in clearly defined areas, if, due to technical reasons or to said zones' specific characteristics, the Service can be satisfactorily provided with a lower water pressure. The Regulatory Agency may provisionally approve such lower values.

In reference to the above, the satisfactory provision of the Service is the availability of Potable Water from the elevated reserve tank of the residential connections to the served real properties.

3.8      CONTINUITY OF POTABLE WATER SERVICE

         3.8.1    GENERAL

                  The provision of the Service of Potable Water shall be continuous, without interruptions due to foreseeable shortcomings within the systems, or due to inadequate capacity, with availability guaranteed 24 hours a day.

                  Any unexpected supply interruption must be fixed within twenty-four hours of the event reported.

                  The Concessionaire is bound by the value in the Service quality index contained in Annex C of the Contract.

                  If a Service interruption exceeds twelve (12) hours, the Concessionaire must provide an emergency supply of Service to affected Users.


         3.8.2    SERVICE INTERRUPTIONS

                  Potable Water Supply Service cutoffs or interruptions are categorized according to the size of the area covered, as follows:


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    National and International Public Bid for the Concession of Potable Water
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
--------------------------------------------------------------------------------------------------------------
                                                   Number of city blocks covered or the
                                                     equivalent within the same system
                             ---------------------------------------------------------------------------------
Inhabitants served
within the District            First Order                   Second Order              Third Order
--------------------------------------------------------------------------------------------------------------
More than 250,000            Over Fifteen(15)           Five (5) to Fifteen (15)   One (1) to Five (5)

--------------------------------------------------------------------------------------------------------------
50,000 to 250,000            Over Ten (10)              Three (3) to Ten (10)      One (1) to Three (3)

--------------------------------------------------------------------------------------------------------------
Less than 50,000             Over Five (5)              Two (2) to Five (5)        One (1) to Two (2)

--------------------------------------------------------------------------------------------------------------


                  Similarly, Service cutoffs shall be classified as follows:

                  a) Scheduled cutoff: this includes all Service interruptions that the Concessionaire must undertake in order to perform maintenance, renovation, rehabilitation or other tasks, provided the Concessionaire has given at least (24) twenty-four hour notice to affected Users. Accordingly, the Concessionaire shall inform the Regulatory Agency of scheduled Service cutoffs.

                  b) Unscheduled cutoff: this includes all Service interruptions when the Concessionaire has not notified the Users at least twenty-four (24) hours in advance, or which were caused by third parties unrelated to the Concessionaire or outside the scope of its responsibility.

3.9      SEWAGE OVERFLOWS

The Concessionaire must operate, clean, repair, replace and extend the Sewage system in order to reduce the risk of roadway flooding, to be evaluated in terms of the number of real properties or areas affected by floods originating from overflows from sewer conduits.

Any overflow of untreated Effluents onto public roads or onto privately owned real property must be fixed within twenty-four (24) hours of the event being reported.

3.10     SURCHARGE FOR CONNECTING RAINWATER DRAINS TO THE SEWAGE SYSTEM

The Concessionaire shall have the right to eliminate rainwater drainage connections spliced to the sewer network. To this end, within the first year of the Concession, the Concessionaire shall investigate the extent of the problem. Following this period, the Concessionaire shall notify the Users with this type of connection of the elimination schedule and warn them that the Concessionaire shall not be responsible for providing alternative rainwater drainage. It shall be the Concessionaire's responsibility to eliminate sewer connections to rainwater drainage systems.


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    National and International Public Bid for the Concession of Potable Water
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3.11     SERVICE INTERRUPTION IN THE SEWAGE SYSTEM

Service interruptions in the Sewage Systems are categorized according to their scope, as follows:


--------------------------------------------------------------------------------------------------------------
                                                   Number of city blocks covered or its
                                                     Equivalent within the same system
                             ---------------------------------------------------------------------------------
Inhabitants served
within the District             First Order                Second Order               Third Order
--------------------------------------------------------------------------------------------------------------
More than 250,000            Over Fifteen(15)           Five (5) to Fifteen (15)   One (1) to Five (5)

--------------------------------------------------------------------------------------------------------------
50,000 to 250,000            Over Ten (10)              Three (3) to Ten (10)      One (1) to Three (3)

--------------------------------------------------------------------------------------------------------------
Less than 50,000             Over Five (5)              Two (2) to Five (5)        One (1) to Two (2)

--------------------------------------------------------------------------------------------------------------



                  Similarly, Service cutoffs shall be classified as follows:

                  c) Scheduled cutoff: this includes all controlled Sewage overflows that the Concessionaire implements in order to perform maintenance, clear obstructions, perform renovation or rehabilitation, shunt liquids to alternative metering outlets, provided the Concessionaire gives at least (24) twenty-four hours prior notice to affected Users. The Concessionaire shall develop schedules of interruptions and provide them to the Regulatory Agency with sufficient prior notice.

                  d) Unscheduled cutoff: this includes all Service interruptions when the Concessionaire has not notified the Users at least twenty-four (24) hours in advance, or which were caused by third parties unrelated to the Concessionaire or outside the scope of its responsibility.



3.12     TREATMENT

The Concessionaire must upgrade the Effluent treatment system to meet the quality standards of Annex D.

The Five-Year Plans shall include plans to comply with the goals indicated in Annex F.

In the event of new installations independent of the existing trunk network, the Concessionaire must proceed as indicated in Article 26-II, Clause f) of the Regulatory Framework.



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3.13     QUALITY OF SEWAGE EFFLUENTS

Sewage Effluents that the Concessionaire pours into receiving facilities must fulfill the parameters established in Annex D. The Concessionaire shall maintain facilities suitable to receive discharges from Sewage Systems and from Industrial Sewage emptying atmospheric vessels. The conduit's hydraulic capacity and its similarity to the composition of the Sewage shall limit said receipt. Accordingly, the Concessionaire shall perform a corresponding analysis in order to preserve the facilities and the other conduit and treatment elements.

If there are any complications with respect to the treatment resulting in noncompliance with applicable standards, the Concessionaire shall immediately notify the Regulatory Agency, describe the causes of the incident and suggest the necessary actions to be taken in order to reestablish the quality of the Effluents' and the reliability of the system.

3.14     INDUSTRIAL SEWAGE

Industrial Sewage may be discharged into the sewer network upon the Concessionaire's express consent, as long as hydraulic capacity exists in the system and the standards in Annex D are complied with. The Concessionaire shall be entitled to perform cutoffs in the Industrial Drains whenever the latter fail to meet the admissible standards. Restrictions imposed by the Concessionaire on connecting Industrial Drains to the sewer network may only refer to hydraulic transport capacity, to evacuation of the existing installations and to Effluent Quality.

Notwithstanding, if any of the standards referred to are not observed, the Concessionaire may demand that the violation be terminated, and may request that the Regulatory Agency order the intervention of the competent authority in the matter. The Concessionaire shall have the right to collect from each industrial entity the proportional part of treatment costs that correspond to the load of contaminants discharged.

The Concessionaire shall not receive sludge or other contaminating residues in the collector network or in individual collectors, as a disposal method. It may only receive discharges from Industrial Sewage or Drains non compliant with applicable standards intending to process them to achieve the standards governing the discharge of treated or untreated Effluents, according to whether they were poured into waterways or collector piping, respectively, while adhering to general legislation in force.

Agreements signed by the Concessionaire shall be brought to the Regulatory Agency's knowledge, and shall be ratified in advance by the competent environmental authority.

Industrial facilities may be exempt from the obligation to connect to the sewer network, provided they possess the adequate technical means to treat Industrial Sewage as described in the applicable standards.

Within a maximum period of eighteen (18) months following the Taking of Possession, the Concessionaire shall prepare and submit to the Regulatory Agency, a record of Industrial Drainage generators discharging in the Sewage networks or to qualified sluiceways or sinks within the Concession Area, duly certified by the Technical Auditor. Said record, which shall be updated on a regular basis, shall, at a minimum, contain the following information:

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     o    Information identifying the generator.

     o    Task or process creating the Industrial Sewage.

     o Industrial Sewage Description, including sufficiently representative qualitative and quantitative characteristics.

For these purposes, the Concessionaire shall be entitled to request access to the corresponding facilities and obtain any necessary information from the generator.

The Concessionaire shall assume the cost of maintaining the record.

3.15     NATURAL RESOURCES AND ENVIRONMENTAL PROTECTION STANDARDS

At all times, the Concessionaire shall comply with the provincial and national regulations applicable to natural resources and environmental protection, subject to the authority of the corresponding agencies.

3.16     CUSTOMER SERVICE


At all times, the Concessionaire shall comply with the Customer Service Regulations adopted according to Article 4.3.1 and respect the rights of Users provided for in the Regulatory Framework.

The Concessionaire shall adopt an integrated administrative system allowing Users to submit their requests or claims and to obtain responses at any office authorized for that purpose, as provided for in section 22-11 of the Regulatory Framework.

Users shall be assisted by personnel provided with the appropriate tools to directly access the necessary information in order to answer questions immediately.

When a request requires internal administrative procedures, the Concessionaire must immediately initiate them and inform the User of the results by suitable means. Management shall assist Users if no resolution occurs and they may record their claims in complaint books.

The Concessionaire shall provide Users with a permanent emergency service at each locality served. In this regard, a mechanism must exist to receive and respond to emergencies twenty-four (24) hours a day without interruption.



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                                    CHAPTER 4

                      RELATIONS WITH THE REGULATORY AGENCY


4.1      GENERAL

The Regulatory Agency is the only authority in charge of supervising compliance with the Contract, and it shall exercise its powers as provided in the Regulatory Framework, the Contract and the regulations it issues for that purpose.

In the absence of a procedural rule or a mechanism applicable to a particular situation, one may be set forth by the Regulatory Agency in compliance with the principles contained in the Regulatory Framework and in current legislation.

4.2      COOPERATION WITH THE REGULATORY AGENCY

The Concessionaire shall cooperate with the Regulatory Agency in order to facilitate the performance of the agency's functions, as provided in the Regulatory Framework for the Concession Area.

In this regard, and without limiting the generality of the foregoing, the Concessionaire shall:

         4.2.1 Cooperate with the Regulatory Agency in the exercise of its powers of supervision of compliance with the Regulatory Framework, the Contract and their supplementary laws, set forth by agreement or regulations.

         4.2.2 Prepare and submit to the Regulatory Agency the records, studies, reports and other requirements established in the Contract, according to the applicable terms and conditions set forth.

         4.2.3 Respond within a maximum of twenty (20) days to requests for clarification on reports submitted to the Regulatory Agency, as established in Chapter 6. The term mentioned may be extended by the Regulatory Agency, upon presentation of an appropriately supported request by the Concessionaire.

         4.2.4 Comply with the regulations, provisions and decisions issued by the Regulatory Agency within the scope of its powers.

         4.2.5 Inform Regulatory Agency if it becomes aware of facts or circumstances facilitating compliance with its functions.

         4.2.6 Cooperate with Regulatory Agency investigations conducted to verify noncompliance with the Contract.

         4.2.7 Facilitate the Regulatory Agency's exercise of police power of the Service by :

                  a) Allowing the Regulatory Agency to have access to all plants and/or facilities used by the Concessionaire in connection the Service.


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                  b)       Permiting the Regulatory Agency to inspect,
                           photograph and/or film facilities or assets allocated to the Service, photocopy or take extracts from any books and records the Concessionaire keeps in relation with the Concession, and to make use of any other suitable means of evidence.

                  c) Permit the Auditors to appear before the Regulatory Agency in order to report on the fulfillment of their duties and/or to clarify the contents of the presented audit reports.

                  d) Remove the Auditors when the Regulatory Agency so requested, through a duly justified resolution, according to the provisions contained in Article 4.3.

The Concessionaire shall not be responsible for damages suffered by the Granting Authority, the Regulatory Agency or third parties, arising out of the exercise of the powers of the Regulatory Agency listed above, except upon evidence of the Concessionaire's negligence or its noncompliance with the duty to act diligently, independently and confidentially.

4.3      ROLE AND DUTIES OF THE REGULATORY AGENCY

The Regulatory Agency shall exercise its police powers without interfering with the Concessionaire's management, as provided in Section 13-II, last paragraph, of the Regulatory Framework. In particular, the Regulatory Agency must consider the rights and interests of the User's, the characteristics of the Service and principles of continuity, regularity, quality and availability of provision of the Service, pursuant to the provisions of the Regulatory Framework.

In this regard, and not limited to the following enumeration, the Regulatory Agency shall:

         4.3.1 Approve User Regulations submitted by the Concessionaire according to the guidelines set forth in Annex H. These regulations must be presented to the Regulatory Agency for consideration within ninety (90) days of the date of execution of the contract. The Regulatory Agency may demand necessary modifications and amendments, based on the provisions of the Regulatory Framework, Terms of Reference and the Contract.

         4.3.2 Issue a well-supported decision about requests for approval submitted by the Concessionaire to act to expropriate and institute restrictions on ownership, and to enact administrative measures addressing the provision, improvement, and expansion of Service, as provided in the Regulatory Framework. Similarly, it shall approve acts engaged in by the Concessionaire as the expropriating party.

                  The aforementioned decisions shall be made within the time period established by the Regulatory Agency.

         4.3.3 It shall receive and decide on proposals made by the Concessionaire in relation to any aspect of the Concession.

         4.3.4 It shall advise the Concessionaire, upon its express request, in resolving any eventual conflicts that may arise when it is necessary to move or adapt third party installations, to permit or facilitate construction and operation of future works, and to comply with the POES or, when necessary to use public roads and/or to occupy the subsoil for installing piping, conduits and other works or construction related to the Service.


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                  Under no circumstance shall the referenced assistance imply the Regulatory Agency's assumption of responsibilities or costs charged to the Concessionaire, which are implied business risks inherent to the Concession.

         4.3.5 It shall process the Concessionaire's requests for public authority assistance, in those situations described in the Regulatory Framework.

         4.3.6 It shall consider and issue a well-supported decision and shall take conducive measures relative to Concessionaire requests for authorization, in order to eliminate the causes of infractions committed by Users resulting in Water Source contamination or impairing the Service and/or the facilities operated by the Concessionaire, according to the terms of
                  Section 15-II, Paragraph 1) of the Regulatory Framework. The Regulatory Agency shall issue the decision as quickly as possible.

                  The provisions above are not to be construed to impair the powers of the provincial agency regarding the protection of the environment and natural resources.

         4.3.7 It shall advise the Concessionaire during conflicts which may arise in exercising its right to use and obtain Water sources, in dumping Effluents and in installing, constructing or remodeling works in connection with the Service, pursuant to the provisions set forth in the Regulatory Framework.

         4.3.8 It shall consider and issue well-supported decisions in relation to requests by the Concessionaire to exercise the powers OSBA has pursuant to the procurement of land and Water sources, as provided for in Section 15-II, Paragraph r) of the Regulatory Framework.


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                                    CHAPTER 5

                     OPTIMIZATION AND EXPANSION PLAN (POES)

5.1      CONCEPT

During the Concession period, the Concessionaire shall comply with the Optimization and Expansion Plan described in Annex F, which includes expansion of Service, plan of action to achieve Service goals, the works required to achieve the quantitative, qualitative and efficiency related Service goals, and obligations of geographic coverage, which the Concessionaire shall comply with and execute according to the terms provided therein, according to the provisions of the Regulatory Framework and the Contract.

The POES is comprised of six (6) consecutive Five-Year Plans, as described in
Article 5.3. It also includes updates, specifications and modifications incorporated through the annual POES progress report and approved by the Regulatory Agency pursuant to Article 6.5, once approved by the Regulatory Agency.

Noncompliance with the POES shall be considered a serious violation, pursuant to
Article 13.2.5.5.

5.2      PURPOSE

The purpose of the POES is to provide for expansion of the Service in the Concession Area, to ensure that the system is maintained and improved as necessary to facilitate efficient administration and operation of the Service, and to comply with the Levels of Service and the obligations established in the Regulatory Framework and the Contract.

5.3      FIVE YEAR PLANS

For each Five-Year Plan that implements the POES, the Concessionaire shall submit to the Regulatory Agency the respective proposal that details, adjusts and provides appropriate updates, in order to comply with the Service coverage objectives and goals contained in the POES, which specify the localities in which the POES shall be implemented.

The proposal for the First Five-Year Plan shall be submitted within three (3) months of the date of execution of the Contract. With respect to subsequent Five-Year Plans, the corresponding proposals shall be submitted at least one year before the date on which the respective Five-year period expires. The Regulatory Agency may request changes and clarification as it deems necessary. Once the Concessionaire' Proposal is approved, it has the force of a Five-Year Plan, constitutes integral part of the POES and its completion becomes binding. The Auditors shall certify the Concessionaire's proposal submissions.

The Five-Year Plans shall describe, in an analytical and organized manner, the actions and tasks the Concessionaire expects to perform within the respective period. It shall include the specific Service areas (administration, marketing, management, operations, maintenance, progressive expansion of the system, execution of works and installations, acquisition of equipment, etc.) which will allow for compliance with the POES. The Five-Year Plans shall summarize the Concessionaire's obligations regarding facilities management and the provision of the Service, stated in terms of technical-operating, commercial, labor, economic and financial management indicators. The obligations


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referred to shall facilitate the evaluation of the proposal to improve company efficiency over the short, medium and long term, ensuring full compliance with the terms of the POES.

The efficiency improvement indices shall include:

Technical-operating: Raw Water potabilization tasks (expected evolution of production volumes, control of plants and networks, and inspection automation), implementation of macro and micro-mediation systems (reduction of loss of Potable Water through water loss indicator) quantity of repairs, obstructions cleared, replacements (indicator evolution), discharge and residual Effluents Treatment (expected growth of Treatment volumes, development of the process reducing rainwater infiltration into the collector networks) and detection of illegal connections.

Commercial: Registering and classifying Users, billing, collection, receipt and attention to Users;

Labor: the operating capacity of personnel employed in the provision of the Service.

Economic: the cost of production per volume unit of Potable Water and the unit cost of Water collection and treatment.

Financial: compliance with the proposed investment commitments.

Investments: the level of each type of Service or activity, synthetically indicating and describing each investment stage (identification of the problem, study, design, construction and startup), including the objectives to be attained, the means and time frame for attaining them, and the estimated time for implementation.

The Five-Year Plans shall contemplate consultations with the Users, the local authorities and the Regulatory Agency. Furthermore, they shall estimate investment amounts and objectives and goals to be attained that correspond to conditions established by the Contract.

The Five-Year Plan's content shall be itemized according to the Service sectors listed below:

Water Sector:

         -        Resources
         -        Surface and subsurface Water capturing
         -        Conduction of Raw Water
         -        Potabilization
         -        Potable Water Conduction
         -        Potable Water Distribution
         -        Macro and micro metering
         -        Leaks detection and correction
         -        Water pipes renewal and/or reconditioning

Sewage Sector:

         -        Collection and transport
         -        Reconditioning
         -        Treatment
         -        Treated liquids and treatment waste final disposal


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Similarly, the commercial, administrative, management and operating aspects of the Service shall be described.

Capital investment costs, and operating, administrative and marketing costs shall be presented clearly and separately, indicating the reasons for including particular works or actions under a specific category.

Moreover, those items of the cost structure deemed most significant by the Concessionaire shall be stated in tabular form, stating each percentage impact of each item on the total cost structure.

In all cases, the provisions of the Regulatory Framework, especially Sections 38-II, 39-II and 40-II shall apply.

5.4      MODIFICATION OF THE FIVE-YEAR PLANS

At the request of the Concessionaire or the Regulatory Agency, and upon the existence of duly justified extraordinary causes, the Five-Year Plan can be modified through a resolution issued by the Regulatory Agency that shall not alter the equilibrium of the Concession, notwithstanding the provisions of
Section 13-II of the Regulatory Framework. When the Concessionaire request modifications, the request shall be included in the annual report described in
Article 6.5.1.

5.5      IMPEDIMENTS AND OBSTACLES TO THE IMPLEMENTATION OF THE FIVE-YEAR PLANS

If any municipality impedes or places obstacles in the execution of the Five-Year Plan, the Concessionaire shall notify the Regulatory Agency, which shall take those actions necessary to remove the obstacle. If it is still impossible to implement the Five-Year Plan, the Concessionaire shall be released from the obligations impeded by the obstacle. In no instance shall such circumstance give the Concessionaire the right to present any claims for indemnity. The Regulatory Agency shall make changes to the Five-Year Plan as required to maintain the original plans of the investments.

5.6      FEASIBILITY OF WORKS PERFORMED BY THIRD PARTIES

The Concessionaire shall respect the Feasibilities granted by OSBA, contained in Annex G.

The Concessionaire shall resolve the Feasibility requests that were not granted before the date of execution of the Contract. Similarly, it shall keep a register of the Feasibilities granted or in process, pursuant to Article 6.2.1, Paragraph g).

The Concessionaire shall be responsible for inspecting and checking that all works performed under Feasibilities already granted are performed in full compliance with the technical standards in effect that are applicable to works implemented by the Concessionaire and within the terms established for each.

The Concessionaire shall be responsible for the Service resulting from the above mentioned works, at the time these are completed and commissioned to receive technical authorization. In the event works are not completed, due to suspension and/or shutdown and/or delays of the works commissioned to third parties, regardless of the cause, the Concessionaire shall propose an appropriate solution to the Regulatory Agency with the objective of realizing the goals pursued.



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This being assumed, the Concessionaire shall pay third parties performing the works for the costs incurred during construction or within the provision of Service, according to the specific agreement of each Feasibility. With respect to the Feasibilities granted by OSBA before the date of execution of the Contract, the Concessionaire shall refund third party costs, pursuant to the provisions of each Feasibility granted.

The provisions contained in the paragraphs above shall not be interpreted as restricting the Concessionaire's right to charge the users for work fees described in Article 10 of Annex N.

The works provided for in this article shall not be considered when evaluating the compliance of the Concessionaire' with the expansion goals.

The provisions of Section 3-II, Paragraphs d) and e) of the Regulatory Framework shall apply at all times.


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                                    CHAPTER 6

                  CONCESSIONAIRE'S RECORDS, STUDIES AND REPORTS

6.1      GENERAL

The Concessionaire shall keep the registers and issue the studies and reports described in this chapter. Similarly, it shall submit additional reports in a timely manner to the Regulatory Agency upon requests that are within the purview of its jurisdiction.

6.2      RECORDS

The Concessionaire shall maintain the books and records required by the applicable laws and regulations.

Moreover, the Concessionaire shall maintain records, archives and other methods of recording information in sufficient quantity and quality to facilitate the Regulatory Agency's efficient management and inspection of the Concessionaire.

In addition to the records that may be required by the Regulatory Agency for the purpose of complying with legal, contractual and regulatory obligations, the Concessionaire shall keep the following records updated:

         6.2.1    TYPES

                  a) Records of Assets: this shall include all Service Related Assets, both surface and subsurface, with a degree of detail that provides adequate information regarding their existence, location and condition. Among others, it must include certificates, computer models, databases, calculation spreadsheets and the like, as well as construction, repair and maintenance historic records.

                  b) Accounting record: this includes the accounting books required by the Commercial Code and Law 19,550, according to the generally accepted accounting principles in the Republic of Argentina. Similarly, the Concessionaire shall submit its annual audited accounting reports to the Regulatory Agency.

                  c) Personnel record: this shall contain the list of the Concessionaire's personnel, their remuneration, seniority, position and other information necessary to reflect the employees' labor situation.

                  d) Record of Service variances: this shall include information regarding provision of Service variances that result in noncompliance with the Service Levels, as established in Chapter 3, as well as the result of the investigations conducted relative to such noncompliances.

                  e) Record of User requests and claims: this shall contain information regarding requests and claims made by Users, including the specific identity of the real property being served, the date the request was made, the reason, and the date that the Concessionaire settled the respective claim.


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                  f)       Contract record: this shall contain all contracts,
                           agreements and arrangements to which the Concessionaire is a party or in which it has an interest. It shall detail the parties, the contractual amounts, the reciprocal obligations and the terms in force. Similarly, this record must display, in tabular format, all commitments and works assumed by the Concessionaire, identifying the responsible person in charge of complying with such obligations.

                  g) Record of Feasibilities: This shall include detail regarding all Feasibilities granted according pursuant to Article 5.6, including information related to each.

                  h) Record of Industrial Sewage Generators: this shall include the information contained in Article 3.14.

                  i) Record of contracts derived from the POES: this shall contain all contracts, agreements and accords executed by the Concessionaire with the purpose of performing the works and services provided for in POES, stating the parties, amounts, reciprocal obligations, terms of duration in force, and the Contractor's selection procedure.

         6.2.2    VERIFICATION

                  Following a request through reliable means, the records must be made available to the Regulatory Agency, or whomever it designates to verify compliance with the preceding obligations.

         6.2.3    UPDATE

                  The Concessionaire shall update the records regularly so that they can be consulted periodically to provide an actual and comprehensive picture of the management and condition of the Service, to enable efficient implementation of the Concession the issuance of reports, and the performance of audits.

6.3      AUDITORS

Within four (4) months following the Taking of Possession, the Concessionaire shall appoint and contract, at its own expense, a technical auditor and an accounting auditor. Auditors shall be elected by the Concessionaire from a slate proposed by the Regulatory Agency and according to selection standards established by it, to be renewed every two (2) years, at least in the case of one of the two positions. The Auditors shall be appointed for a two (2) year term and may not serve during consecutive terms.

The Auditors shall constitute an integral part of the regulation system of the Concession and they must fulfill their duties with independent judgment and a guarantee of confidentiality. They shall be independent companies sufficiently experienced and qualified to certify, within their professional scope:

a) that the Concessionaire keeps records in sufficient form, quantity and quality to ensure compliance with its legal, contractual and regulatory obligations;


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b)       that the information provided by the Concessionaire to the Regulatory
         Agency, as established in the Regulatory Framework and Contract, reasonably reflects the Concessionaire's management and contains no omissions of form or substance relative to the commitments assumed by the Concessionaire under the Contract;

c)       that the information specified was compiled in a skilled manner;

d) that the methodologies, systems and procedures employed by the Concessionaire in compiling the information, and in producing studies and reports, are adequate for the purposes intended;

e) that the contents of the studies and reports submitted by the Concessionaire to the Regulatory Agency are adequate for the purposes intended;

The Auditors' task shall facilitate the Regulatory Agency's exercise of its police power. In exercising said power, the Regulatory Agency may require the Concessionaire to remove the Auditors through a well-supported resolution. The Concessionaire shall assume all costs entailed in such removal.

The reports, studies, proposals and presentations set forth in this chapter, as well as the others expressly provided for in the Contract, and those the Regulatory Agency may request from the Concessionaire, shall be accompanied by a certificate executed by the Auditors. Similarly, the requirements for tariff reviews or the Auditors shall also certify the reports submitted by the Concessionaire to the Regulatory Agency in this regard. Said certificates shall express the degree of consistency between the audited submissions and the supporting documentation, as well as the analysis about the objective basis of the reasonableness of the conclusions reached in the Concessionaire's submissions in the light of the guidelines contained in this article.

The Concessionaire shall fully cooperate with the Auditors in the exercise of their duties, pursuant to Section 25-II of the Regulatory Framework.

6.4      STUDY OF THE SERVICE

The Concessionaire must perform the special studies established below and must present them to the Regulatory Agency as provided in each instance.

         6.4.1 INVENTORY OF ASSETS AND EVALUATION OF STATUS, OPERATION AND PERFORMANCE

                  Within the twelve (12) months of the Taking of Possession, the Concessionaire shall update inspect and organize an inventory according to modern methodologies.

                  The inventory shall include an evaluation of the status, operation and performance of the assets and/or groups of assets included. Where applicable, mention shall be made of deficiencies requiring correction actions. The study and evaluation shall be adequately documented, and levels of reliability shall be assigned to the results based on the accuracy of the data used and of the investigative methodology adopted.

                  The Regulatory Agency shall approve the study submitted. The Technical Auditor shall ratify the soundness of methods used in performing the referenced evaluations.




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         6.4.2   STUDY OF THE SERVICE

                  Within the first twelve (12) months of the Taking of Possession, the Concessionaire shall produce and submit to the Regulatory Agency for approval, an objective study of the Service describing each of its aspects in detail. The study shall be performed according to locality or supply system.

                  The study shall include the analysis of distribution systems dedicated to Potable Water and Sewage systems, the balance of Water and any other aspects required by the Regulatory Agency.

                  The results of this study shall not affect the goals and objectives established in POES, the tariff regime and prices of the Service, or the Concessionaire's obligations.

         6.4.3    STUDY ON PREVENTION AND EMERGENCIES

                  Within six (6) months of the Taking of Possession, the Concessionaire shall prepare a prevention and emergencies study, which will include the methods and procedures implemented and the plans to be implemented in the future to prevent emergency situations, or to resolve them when they arise. Emergency situations include fires, floods, water contamination, operating emergencies and any other situation that, due to its magnitude, could endanger the population and the normal provision of Service.

                  The Regulatory Agency shall make proposals to the Concessionaire to upgrade or modify the study submitted. Notwithstanding, during the entire Concessionaire period the Regulatory Agency may require updates, necessary for the referenced study, which may also consist of proposals made through the Concessionaire's own initiative.

                  The approved study shall be implemented and operational within the first year of the Concession.

6.5      PERIODIC REPORTS TO THE REGULATORY AGENCY

The Concessionaire shall submit the following reports to the Regulatory Agency, according to the terms and conditions set forth for each.

         6.5.1    ANNUAL PROGRESS REPORT ON THE POES

                  Within two (2) months following the end of each year period within the Concession, the Concessionaire shall submit to the Regulatory Agency an annual progress report on the POES. The report must be relied upon to receive the approval of the Regulatory Agency. To this effect, the Regulatory Agency may request clarifications, specifications or amplifications to the report, as it deems appropriate.

                  At least two (2) months prior to the submission the report, the Concessionaire shall present to the Regulatory Agency the suggested format, subject content and scope. The Regulatory Agency may require modifications to the proposal. Should no objections be made within the period set forth in the Regulatory Agency's procedural rules, the format and subject content shall be considered approved.


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                  The report shall state the progress made in the provision of
                  Service, for each of the Concessionaire's Service areas and management departments, as provided for in Article 5.3, describing in as much detail as possible the works and actions to be conducted during the following year.

                  Moreover, the report shall contain a description of the Service Levels attained in each area where services are provided, distinguishing the Service goals and Standards. The report shall include:


                  a) All the information necessary for a correct understanding and for verification of compliance with the goals and obligations set forth in the POES.

                  b) The degree of compliance with each of the commitments assumed under the POES, stating the methodology for deriving it and the degree of certainty of each determination.

                  c) A statement of the methods employed by the Concessionaire to monitor, determine and maintain the quality of Service;

                  d) Any reason precluding compliance with any Service goal provided for in the POES.

                  e) Any reason precluding the Concessionaire from determining to a reasonable degree of certainty whether a Service goal provided in the POES has been attained.

                  In the last two (2) cases listed, the report must include the Concessionaire's proposals for attaining the goals that could not be attained, or for upgrading the Service goals set forth in the POES, notwithstanding the enforcement of corresponding sanctions. Such proposals shall be subject to approval by the Regulatory Agency.

                  Notwithstanding the provisions above, the report may contain proposals to update, upgrade or modify the POES, which shall be submitted to the Regulatory Agency for approval, without waiving those commitments set forth in the Contract. Once the authorization has been obtained, the proposal referred to shall be considered an integral part of POES. The provisions of Article 5.4 shall apply.

                  Once approved by the Regulatory Agency, the Concessionaire shall publish a summary of the report and shall make it available for Users who request it in its business offices.

         6.5.2    REPORT ON LEVELS OF SERVICE

                  Within two (2) months following the end of each annual period of the Concession, the Concessionaire must submit to the Regulatory Agency, together with the POES progress annual report, a report concerning the Service Levels attained in each of the zones included in the Service Area, according to the provisions of Chapter 3 and to the goals referred to in Annex F. The format of the report, proposed by the Concessionaires, shall be approved by the Regulatory Agency according to the procedure set forth for the POES progress report in Article 6.5.1.


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                  At the time the report is submitted to the Regulatory Agency, the Concessionaire shall make the Service Standards and the Service Levels available for Users who request it in its business offices.

         6.5.3    UPDATE ON INVENTORY OF ASSETS

                  Within thirty (30) days after the end of each annual period of the Concession, the Concessionaire shall submit an asset inventory update report, as set forth in Article 6.4.1 to the Regulatory Agency. Should there be a lack of or inadequate information available to adequately keep the asset inventory updated, the Concessionaire shall conduct the investigations it deems necessary in order to obtain the additional information.

         6.5.4    ANNUAL FINANCIAL STATEMENTS

                  Within thirty (30) days following its approval by the competent corporate bodies, which shall be granted according to the terms established in Business Entities Law 19,550, the Concessionaire shall submit its annual audited accounting statements.

         6.5.5    ANNUAL BUDGET

                  Thirty (30) days prior to the closing of the annual period of the Concession, the Concessionaire shall submit the budget for the following year, according to the structure and the minimum contents established by the Regulatory Agency. Through a well-supported resolution, the Regulatory Agency may request modifications in the structure of the report submitted.

         6.5.6    ADDITIONAL REPORTS

                  Should the Regulatory Agency consider that the Service provided by the Concessionaire fails to comply substantially with the conditions set forth in the Contract, it may require the Concessionaire to submit special reports containing the matters and the terms specified by the Regulatory Agency.


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                                    CHAPTER 7

                                     ASSETS

7.1      CONCEPT

Assets assigned to the Service are considered to include all present or future assets necessary in order to supply the Service, whether the Concessionaire receives them from the Granting Authority or possesses, acquires, constructs or incorporates them in order to comply with obligations arising out of the Concession. The following is a non-comprehensive list of assets assigned to the
Service:

         -        Water Taps and accessories
         -        Potabilization Plants with systems and accessories:
                           Pumping
                           Decanting
                           Filtration
                           Reserves
                           Impulsion
                           Systems to deposit, haul and dose chemical products Energy systems
                           Storage facilities and offices
         -        Large diameter conduits and aqueducts
         -        Elevating stations
                           Motorized pumps
                           Starters
                           Command and control systems
                           Metering elements
                           Valves and  actuators
         -        Discharge pipes
                           Drainage valves
                           Vent valves
                           Control valves
         -        Mains and accessories
         -        Distribution networks and accessories
         -        Residential Connections and accessories
         -        Storage facilities and elevator tanks
         -        Exploitation Drills
                           Motorized pumps
                           Startup and control panels
                           Chlorination accessories
                           Electrical power supply with corresponding power transformer
         -        Residential Sewage connections
         -        Residential Sewage collectors
         -        Sewage collectors
         -        High-point sewers
         -        Discharge pipes
         -        Pumping stations for Sewage
                           Motorized pumps
                           Startup and control panels
                           Control valves
                           Automatic control systems
         -        Effluents treatment plants


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Other assets assigned to the Service include automotive equipment, computing equipment and systems, administrative and commercial offices, fixtures and equipment, documentation and archives, inasmuch as the assets named are used in the provision the Service.

For the purposes established in this chapter, real estate is limited to the definitions of Sections 2314 and 2315 of the Civil Code. Fixtures shall be limited to those assets permanently affixed to the ground.

7.2      TITLE

According to the provisions of Article 15.3, upon the Taking of Possession the Concessionaire shall receive possession of the assets assigned to the Service owned by the Province and/or AGOSBA.

The Concessionaire shall own movable assets and real property acquired or constructed during the term of the Concession. Title shall be recorded in the Real Property Registry and in the respective registries of movable assets.

7.3      MANAGING AUTHORITY

The Concessionaire shall manage all assets received with the Concession and all acquired or built in order to fulfill the Contract with the scope required for the effective provision of Service and implementation of the POES in compliance with the provisions under this Chapter.

The Concessionaire shall act as an agent with an irrevocable power of attorney consisting of broad powers and the obligation to account for its actions according to the provisions of Chapter 6 and the foregoing. The power to manage the administration of the Service Related Assets shall be irrevocable for as long as the Concession is in effect. During this same time period, the Granting Authority, OSBA or any other Provincial agency shall refrain from performing any administrative acts affecting such assets.

This capacity as agent is granted in order to facilitate the Concessionaire's administration of the assets assigned to the Service. The allocation of the Concessionaire's income derived from administering the referenced assets shall be governed by the general rules of the Concession.

7.4      MAINTENANCE OF ASSETS

Service Related Assets shall be maintained in good working condition, therefore the Concessionaire shall perform periodic renovations, dispositions and acquisitions as required according to the nature and characteristics of each type of asset and the needs of the Service.

7.5      ACQUISITION OF ASSETS

The acquisition of real property or registrable movable assets to be used in the Service shall be approved by the Regulatory Agency pursuant to the terms set forth in its procedural regulations. In the absence of a decision, requests are to be deemed approved.

The procedure set forth in Article 4.3.2 shall govern situations involving acquisition through expropriation.


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7.6      DISPOSITION OF ASSETS

For the purposes of this article, disposition of Service Related Assets shall include the creation, modification, transfer or termination of real property rights, as well as the sale, payment in kind or any other conventional form resulting in a transfer of ownership, dividing property horizontally, and creating or exempting from rights of use, use, habitation and easement over the assets. Similarly, leasing the real property shall also be considered a disposition.

In disposition of assets owned by the Province, pursuant to this article, the Concessionaire shall act as the Province's agent, with the obligation of accounting for its actions pursuant to Chapter 6.

Should the authorization to dispose of real property or registered movable assets as provided for in this article, be denied, the Concessionaire may return the real estate or movable assets in question, or else maintain them in good condition until termination of the Concession.

         7.6.1    ASSETS OWNED BY THE PROVINCE

                  Prior Regulatory Agency authorization shall be necessary in order to dispose of registered real estate and movable assets owned by the Province. The Regulatory Agency shall approve the allocation of the proceeds of the disposal of the property, pursuant to Article 7.6.3.

                  Should the Regulatory Agency fail to issue a decision regarding the application for disposal of real property within the time period set forth by the procedural regulations, the application shall be considered denied, regardless of the Concessionaire's right to present the same request again to the Regulatory Agency.

                  Should the Regulatory Agency fail to issue a decision regarding an application for disposal of registered movable assets owned by the Province within the time period set forth in the procedural regulations, the application shall be considered approved.

         7.6.2    ASSETS OWNED BY THE CONCESSIONAIRE

                  The Concessionaire may dispose its proprietary real property and registered movable Service Related Assets assigned to the Service, upon the Regulatory Agency's prior authorization. The Regulatory Agency shall approve the allocation of the proceeds derived from the disposition of assets as provided in Article 7.6.3.

                  Should the Regulatory Agency fail to issue a decision regarding an application for disposal of real property within the time period set forth in its procedural regulations, the application shall be considered approved.

                  Should the Regulatory Agency fail to issue a decision regarding an application for disposal of registered movable assets within the time period set forth in its procedural regulations, the application shall be considered approved.

                  The Concessionaire may not dispose of proprietary assets Service Related Assets, in such a quantity that would jeopardize adequate provision of the Service.


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         7.6.3    PROCEEDS FROM THE SALE OF ASSETS

                  The proceeds from the disposal of Service Related Assets, either received with the Concession or acquired by the Concessionaire, shall be reinvested in the Service. The proceeds of disposal of the assets shall not be considered in evaluating tariff changes.

7.7      CONTROL

The Regulatory Agency shall control the administration and disposition of the Service Related Assets assigned to the Service, for which purpose it shall have broad powers to examine the assets and the legal and accounting documentation relating to them.

The Concessionaire shall notify the Regulatory Agency, as established in Article 7.6, of any disposition related to Service Related Assets, as well as any information directly or indirectly affecting their value or their utilization for the Service.

At all times, the Regulatory Agency shall act as quickly as possible to decide upon applications submitted by the Concessionaire. Similarly, if consent is granted to the respective transactions, the Concessionaire shall be provided with all necessary cooperation to formalize and execute the corresponding legal acts.

7.8      AMORTIZATION

The Concessionaire's proprietary Service Related Assets, acquired or constructed by it, as well as the improvements made, shall be accounted for and fully amortized during the term of the Concession or during their Useful Lives, whichever is less. Excepted are the provisions of the fourth paragraph of this article.

Investments made by the Concessionaire on the assets received from the Province upon the Taking of Possession shall be considered a cost of acquisition and/or maintenance of the Concession, as established in Article 1.8, and shall be fully amortized during the term of the Concession.

Improvements shall include any investments, which extend the Useful Life of the asset, or essentially change the structure, thereby increasing capacity and improving efficiency or safety aside from regular maintenance and repair tasks.

On an exceptional basis, and always upon the Regulatory Agency's authorization sought prior to the Concessionaire's express application, investments made on Service Related Assets during the last ten (10) years of the Concession may be amortized, but only on the basis of the asset's Useful Life, provided the Province duly indemnifies the Concessionaire for the remaining non-depreciated balance on the date of termination of the Concession. The authorization refers only to each particular investment.

The provisions of the above paragraph do not include investments undertaken in accordance with the POES.

7.9      RETURN OF ASSETS

         7.9.1    ANTICIPATED RETURN

                  The Concessionaire shall provide the Regulatory Agency and the Granting Authority with a list of Service Related Assets received at the time of the Taking of Possession,


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                  or acquired or constructed afterwards, which for any reason are totally or partly unrelated to the Service. To such effect, the Concessionaire shall be allowed a term of thirty
                  (30) days, following the effective transfer, to perform such communication.

                  Regarding partially unrelated assets and provided it is economically feasible to divide the assets and no opposition is made by the Regulatory Agency due to Service-related reasons, the Concessionaire shall deliver such assets, under obligation to provide duly authenticated notice to the Regulatory Agency informing them of the time period and manner of return. In all cases, property shall be restored to the Granting Authority in a condition suitable for use and operations, except when the return is performed pursuant to the provisions of Article 15.3.2, in which case the assets shall be returned with the same conditions as they were received.

                  If the Granting Authority were to refuse to receive such assets, the Concessionaire may assign them through judicial means, with thirty (30) days authenticated notice served on the Granting Authority, notwithstanding the application of
                  Article 7.10.

                  The Concessionaire shall engage in all necessary acts to record the transfer of its proprietary real property and registered movable assets free of charge to the corresponding registries.

         7.9.2    REPOSSESSION UPON TERMINATION OF THE CONCESSION

                  Upon termination of the Concession, Service Related Assets shall be returned or delivered free of charge to the Granting Authority, as provided for in Chapter 14. Similarly, a sufficient quantity of chemical and fuel supplies shall be delivered to operate the Service over a sixty (60) day period.

                  Excluded from the previous paragraph are those assets disposed of, substituted by others or returned during the term of the Concession.

                  The property shall be delivered in suitable condition for use and operations, including all improvements and technological innovations to be considered integral parts of the Service, and returned in perfect operating condition.

                  The Concessionaire shall engage in all necessary acts to record the transfer of proprietary real property and registered movable assets free of charge to the corresponding registries.

7.10     LIABILITY

The Concessionaire is aware of the general and particular conditions and status of the Service Related Assets. In no case may the disclosure and occurrence of defects in such assets justify noncompliance with the obligations assumed by the Concessionaire.

The Concessionaire shall be liable to the Province and to third parties for suitably managing and disposing of the Service Related Assets, as well as for all risks and for complying with all contractual and public liability obligations inherent to operation, administration, maintenance, acquisition, construction, rehabilitation and remodeling.


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In this regard, when the Granting Authority is sued due to the contractual responsibility arising from the Contract, or when it and/or the Regulatory Agency and/or any Provincial agency is sued by virtue of the State's public liability due to its police power of the Service, the Concessionaire shall be summoned to appear at the legal proceedings as a necessary third party, subject to the provisions of Article 16.3.

7.11     NON-ASSIGNABILITY OF SERVICE RELATED ASSETS

The Service Related Assets, both those received upon the Taking of Possession and those acquired or incorporated afterwards by the Concessionaire, cannot be attached during the term of the Concession.

7.12     INDEMNIFICATION OF  ASSETS USED TO PROVIDE SERVICE TO THE  PUBLIC

Indemnification owed to private parties due to expropriation or creation of easements and restrictions over their domain , according to the terms set forth in Section 15, paragraphs d) and e) of the Regulatory Framework, shall be assumed by the Concessionaire when executed in compliance with the POES.



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                                    CHAPTER 8

                              PERSONNEL REGULATIONS

8.1      APPLICABLE LAWS

In labor relations with the personnel, the Concessionaire shall abide by the labor contract law (Law 20,744 and its modifying and regulating rules) and by the collective bargaining agreement to be formalized with SOSBA, subject to modification by the execution of new agreements between the Concessionaire and the labor union organization, according to the terms of Law 14,250, and modifying and regulating rules. Notwithstanding, until the collective bargaining agreement is negotiated and approved, Law 10,384 shall govern.

8.2      WORK-RELATED ILLNESSES AND ON-THE-JOB  ACCIDENTS

The Concessionaire shall not be liable for indemnifying on-the-job accidents that occurred prior to the date of the Taking of Possession, or for work-related illnesses diagnosed, caused or originated before said date. The Province shall pay for such indemnifications. In all situations, the Concessionaire shall be liable for obligations whose cause and origin occurred after the date of the Taking of Possession.

In the event of a temporary disability diagnosed prior to the Taking of Possession, the Concessionaire shall only be liable to pay compensation based on the number of days after the Taking of Possession. Under the same assumption, should the disability be permanent, the Province shall be responsible for the payment of the applicable compensation.

The Concessionaire shall be solely responsible for paying indemnifications arising from judicial actions begun later than two (2) years after the Taking of Possession, due to illness, disability or accident. This provision shall not apply to judicial proceedings started after the specified term, when an administrative claim has been filed before OSBA, or before the Province or any of its agencies, submitted on the same grounds before expiration of the two (2) year term following the Taking of Possession. In these situations, the provisions of the first and second paragraph of this article govern.

Under no circumstances shall the Concessionaire discharge personnel entitled to retirement due to disability, until their retirement benefits are in effect.

The provisions of Article 16.3 shall apply.

8.3      MEDICAL EXAMINATION OF PERSONNEL

At its sole and exclusive expense, the Concessionaire shall appoint a medical board, jointly with AGOSBA and the most representative labor union enrolled in by its personnel, for the purpose of arranging medical examinations of the transferred personnel.

Tasks shall be performed under conditions ensuring suitable order, hygiene and healthiness to the proceedings, as well as correct treatment and sufficient convenience for personnel subjected to the referenced examination.

The check-up results shall be used for the purposes of the application of
Article 8.2, but shall not entitle the Concessionaire to refuse the transfer of any employee.


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Concessionaire's refusal to accept a transferred employee shall be deemed a discharge at the Concessionaire's sole expense.


8.4      SOCIAL SECURITY

The Concessionaire's obligation to make social security payments shall be limited to contributions imposed by applicable laws, if applicable, with necessary increases in order to be affiliated with the corresponding social security organization.

8.5      ADULT LITERACY PROGRAMS AND DAY CARE CENTERS

The Concessionaire shall comply with the agreements signed by OSBA, or later executed by it, to facilitate personnel assistance with adult literacy courses and day care centers.

8.6      TRAINING

The Concessionaire shall comply with provisions regarding training referenced in agreements signed by OSBA, or those later executed by it.

8.7      TERMINATION OF THE CONCESSION

Upon termination of the Concession, regardless of the cause, arbitration shall occur regarding the transfer of personnel employed in the Concession, the mode of guaranteeing the continuity of Service and the protection of workers' rights, pursuant to current laws and rules.

The personnel shall be transferred to the Granting Authority or to the entity or agency designated to continue provision of Service, starting on the established date.

The Concessionaire assumes payment of all obligations, wages or indemnifications, related to labor or social security, originated or accrued prior to the date of transfer of the Service.

The Concessionaire shall be solely responsible in the event of judicial proceedings or litigation involving personnel transferred for cause prior to the date of the transfer. The Granting Authority shall be responsible for judicial proceedings or litigation involving personnel transferred for cause initiated after the transfer. This shall also apply if the claims were founded on the transfer itself, unless the Concession is terminated due to the Concessionaire's fault or fraud causing it to be solely liable.

All debts or liability relating to social benefits arising after the Service is transferred shall be borne solely by the Granting Authority or by the company or agency awarded responsibility for providing the Service.

Articles 8.2 and 8.3 apply, adapted to the particular situation. Article 16.3 shall also govern for effects of processing.

8.8      LABOR DOCUMENTATION

When required by the Regulatory Agency, the Concessionaire shall make available all of the labor, contractual, social security and tax documentation regarding the Concessionaire's employees, contractors and/or subcontractors engaged in activities inherent to the objectives of the Contract.


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                                    CHAPTER 9

                                   TAX REGIME

9.1      GENERAL PRINCIPLES

The Service provided by the Concessionaire shall be subject to national, provincial and municipal tax legislation in effect at all times, and it shall be held absolutely and exclusively responsible for knowledge and payment of all applicable taxes, fees or contributions on the activity or scope of the services for which it is responsible.

The obligation indicated in the paragraph above is independent of the situation of the OSBA with respect to taxes, fees or contributions imposed on the Service.

9.2      TAX CONSEQUENCES

Except for the income tax and the value added tax (VAT) or any taxes that may in the future substitute these taxes, all national or provincial taxes imposed on the Concessionaire shall be considered costs for the purpose of rate calculations.

9.3      SURCHARGE TO FUND THE REGULATORY AGENCY

The Regulatory Agency funding surcharge set forth in Section 30-I, paragraph a) of the Regulatory Framework shall be itemized in the Service invoice, apart from the tariff values.

9.4      CHANGE IN TAXATION REGIME

The effect of the imposition of any new national or provincial taxes, and the substitution or changes of the national or provincial taxes, or of existing rates of such taxes, recorded after expiration of the term for submitting the Economic Offer (envelope 2 of the Bid), shall be considered in relation to the Service's tariff values and prices and conformed to the procedure provided in Chapter 12. This does not apply to income tax and to value added tax, nor to the taxes which may replace them, as provided in Article 9.2.

9.5      MUNICIPAL TAXES OR ASSESSMENTS

If municipal taxes or contributions are imposed on the Concessionaire or on activities related to the provision of the Service, these fees shall be calculated and itemized on the invoices issued to Users in the municipality that established them.

9.6      TERMINATION OF THE CONCESSION

Article 15.5 regulates the Granting Authority's and the Concessionaire's transition program with respect to tax liabilities existing at the date of Taking of Possession. Reciprocally, this regime shall apply to determine the liabilities of both parties upon termination of the Concession.


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                                   CHAPTER 10

                        CONTRACTS AND CONTRACT PROCEDURES

10.1     GENERAL PRINCIPLES

Contracts to provide assets, services and leases for the works must be executed by the Concessionaire in a manner ensuring compliance with the quality and efficiency objectives sought by the Concession. In this regard, the Concessionaire shall have decision making freedom and shall be subject to business risk principles.

Inefficiencies in the contracts executed or in the execution of contracts for amounts greater than market prices shall not, under any circumstances, enable a change in tariff values and prices.

It is clearly stated that the laws governing contracts entered into by provincial public entities shall not apply to the Concessionaire, by virtue of its capacity as entity subject to the provisions of private law.

10.2     SPECIAL PROCEDURES

All contracts for assets, works and services entered into by the Concessionaire must comply with the provisions of the general contracting regulations proposed by the Concessionaire to the Regulatory Agency for its approval within three (3) months following the Taking of Possession. These regulations shall contain the following fundamental principles:

         a) Contracts for amounts exceeding the sum of one million two hundred thousand United States dollars (US$ 1,200,000) shall be entered into through a public bidding process which allows all interested parties to submit offers. In these cases, advertisements shall be published in suitable mediums and form, with descriptions of the work to be contracted for, the date on which the services are required, and invitations for bid offers from persons possessing the requisite technical capacity.

         b) Contracts entered into with companies related to the Concessionaire or its shareholders, for amounts, individually or jointly (in the case of a series of related individual contracts), exceeding the sum of three hundred thousand United States Dollars (US$300,000), shall also be conducted under public bidding procedures that allow bids to be submitted according to the procedures in Paragraph (a) above. In addition, subsidiaries that are awarded bids are prevented from subcontracting the work. Related companies shall be those which, either directly or through a controlled or controlling company, according to the terms of Section 33 of Law 19,550, are affiliated by virtue of the fact that the company owns at least twenty-five percent (25%) of the other's capital stock, either directly or indirectly.

         c) Due consideration shall be given to the bids received, in a way that ensures that the contract is entered into with the bidder who presents the technical qualifications specified and whose economic proposal is the least expensive among the acceptable bid offers.

         d) The contracts shall be performed in competitive market-value terms, in the best interests of the Concessionaire and the Users, in a way that achieves the best combination of quality and price.


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         e)       The Concessionaire may not give advantages or preferences in the process of contracting for works, goods and services for the operation, modernization and expansion of the Service.

         f) Contracts for works and for the provision of goods and services financed by loans from multilateral financial agencies shall be conducted according to the bidding procedures annexed to the respective loan contracts.

         g) In its relations with contractors and subcontractors, the Concessionaire shall abide by the provisions of Law 25,013.

The amounts referred to in paragraphs (a) and (b) above, may be revised by the Regulatory Agency for the purpose of maintaining their original value.

10.3     COMPLIANCE WITH OBLIGATIONS AND COMMITMENTS ASSUMED BY THE
         CONCESSIONAIRE

The Concessionaire shall have sole and exclusive liability for all obligations and commitments assumed by it. Theretofore, the Concessionaire may not limit its liability or justify noncompliance with its obligations, pursuant to contracts and agreements entered into with third parties or the noncompliance of its contractors under such agreements.

10.4     SUBCONCESSIONS

The Concessionaire may grant subconcessions for the provision of the Service subject to the provisions of Sections 16-II and 17-II of the Regulatory Framework.

As a condition to its validity, the Regulatory Agency must pre-approve the sub-concession and the text of the respective contract to be executed between the Concessionaire and the sub-Concessionaire. In this regard, the Concessionaire shall provide the Regulatory Agency with the necessary information about the area for which it proposes to grant the sub-concession, indicating the causes and grounds for its request. Similarly, it shall submit qualifications of the proposed sub-Concessionaire and any other information required by the Regulatory Agency for the purpose of ruling on the matter. The Regulatory Agency shall issue a decision on the request within the time period set forth in its procedural regulations.

The total amount billed for the Service subject to sub-concession, shall not exceed twenty percent (20%) of the Concessionaire's total annual billing. This percentage may not be concentrated within a single locality. The percentage shall be calculated based on the total amount billed by the Concessionaire during the year immediately prior to the submission of the application for the sub-concession and the maximum total amount billed per year that the Concessionaire believes may be earned during the Concession period in the area subject to the subconcession. The Auditors shall ratify this estimate.

The sub-concessionaire shall be subject to all obligations cited in the Concession, particularly those concerning the Service Standards and the Tariff Regime applicable to the Concessionaire.

The sub-concessionaire shall maintain accounting records absolutely independent from the Concessionaire, shall be subject to the audit regime provided in
Article 6.3 and to the same controls and reports set forth for the Concessionaire in the Regulatory Framework and the Contract.


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The sub-concession shall also be subject to any regulations set forth by the
Granting Authority or the Regulatory Agency.

10.5     CONTINUITY OF CONTRACTS

Contracts executed by the Concessionaire shall contain a clause expressly allowing the Granting Authority, or the company or entity charged with the provision of the Service, to assume the rights and obligations of the Concessionaire under the Contract, in the event the Concession is terminated, regardless of the cause of such termination.

In all cases, upon termination of the Concession, steps shall be taken to provide for the assignment of contracts executed by the Concessionaire that are still in effect, so as to ensure continuity of Service. Contracts in which the only remaining obligations are those to be fulfilled by the Concessionaire shall not be assigned. Similarly, it should be noted that financial debt assumed by the Concessionaire shall not be assigned to the Province.


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                                   CHAPTER 11

                       SYSTEM OF GUARANTIES AND INSURANCE

11.1     CONTRACT GUARANTY

         11.1.1   GENERAL

                  During the entire term of the Concession, the Concessionaire shall maintain a performance guaranty in favor of the Province, covering all of its obligations under the Contract.

                  The guaranty shall be firm, irrevocable, unconditional and executable either totally or partially, at the sole requirement of the Granting Authority.

                  The initial amount of the guaranty shall be for the amount provided in Annex I, and shall be adjusted annually in order to maintain its original value based on the domestic inflation rate of the United States of America, pursuant to the Consumer Price Index, CPI-U.(1)

                  The term shall be of at least one year and shall be renewed or replaced by the Concessionaire thirty (30) days prior to expiration.

                  All modifications to or substitutions of the Contract guaranty, and everything regarding its release or execution shall be carried out pursuant to the provisions of this chapter.


         11.1.2   TYPES

                  The guaranty may consist of any of the instruments listed below:

                  a) A cash deposit in the name of the Province at the Banco de la Provincia de Buenos Aires. The interest earned on the amounts deposited shall be incorporated into the guaranty.

                  b) Securities or bonds of the public debt of the Province of Buenos Aires or of the Argentine Republic, validly listed in the respective stock exchange, deposited in the Banco de la Provincia de Buenos and evidenced by a certificate of deposit in favor of the Province. The amount of such deposit shall be calculated based on its market value on the second business day prior to the date on which it is made, and it shall be sufficient to cover the required guaranty plus an additional twenty percent (20%), in order to provide for future market fluctuations.

----------
(1) "Consumer Price Index for all Urban Consumers, CPI-U, for the US City Average for All Items, 1982-85=100, not seasonally adjusted, published for the "US Bureau of Labor Statistics".


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                           Should the market value of the deposit fall below the
                           required amount of the guaranty, the guaranty and the additional twenty percent (20%) shall be redeposited within five (5) days of notice of such occurrence.

                           As long as the required amount of the guaranty is maintained, the depositor may withdraw the income and redemption of the securities deposited. In turn, interest shall be integrated into the guaranty.

                  c) A bank bond, in which the bank shall be the sole, full and principal payor according to the laws of the Argentine Republic, without benefit of excussio (exhausting remedies) and payable unconditionally upon the Granting Authority's first request, executable in the Republic of Argentina, expressly subject to the local jurisdiction of the ordinary courts of the City of La Plata. The signature and powers of the bank representative granting the bond must be certified by a public notary, with the corresponding legalizations. The bond shall meet the requirements cited in the text provided in Annex J-1 or J-2, as appropriate.

                  d) An irrevocable standby letter of credit granted by a first level banking entity, payable unconditionally upon the sole request of the Granting Authority. The letter of credit shall follow the text provided in Annex K-1 or K-2, as applicable.

                  e) An insurance bond where the insurance company shall be the sole, full and principal payor according to the laws of the Argentine Republic, without benefit of excussio (exhausting remedies), executable in the Republic of Argentina, and expressly subject to the jurisdiction ordinary courts of the City of La Plata. A public notary, with the corresponding legalizations must certify the signature and powers of the representative of the entity issuing the policy.


         11.1.3   POWERS OF THE GRANTING AUTHORITY

                  The guaranties presented are subject to the complete satisfaction of the Granting Authority, particularly with respect to the acceptability of the title offered, the conditions of the guaranty and the issuing entity. In addition, the Granting Authority may require changes or further improvements to be made to the guaranties to ensure continued satisfaction with the original requirements.


         11.1.4   RETURN OF THE GUARANTY

                  The Contract guaranty shall be returned to the Concessionaire after the final settlement of the Concession's credits and debts is finalized, as provided in Article 14.4.

                  The return of the guaranty shall not include return of interest or accessory amounts, except for the amounts of redemption and income accrued on the securities in deposit according to Article 11.1.2, paragraph (b). The Concessionaire shall assume costs of the guaranty.


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         11.1.5   COVERED RISKS

                  The text of the guaranty shall expressly state that it covers compliance with all of the Concessionaire's obligations under the Contract. The guaranty shall state that it is covers obligations including, but not limited to, the following:

                  a) Damages due to the Province caused by the Concessionaire's noncompliance.

                  b) Tax, labor and social security obligations due from the Concessionaire to state agencies or entities.

                  c) Fines due for termination of the Contract due to fault of the Concessionaire.

                           In this situation, the Concessionaire shall be fined the entire amount of the guaranty, without this limiting the amount collectable for damages caused by a termination with fault, pursuant to the provisions of 14.1.3.

                  d) The fines established in Article 13.2.5 and Article 15.1.3, Clause (a) third Paragraph.

                  e) The costs of maintaining and renewing the insurance required by the Contract.

                  f) The costs of completing the works agreed to by the Concessionaire, when these have not been completed, either totally or partly, due to noncompliance with this obligation, and the Granting Authority decides to perform or terminate them, either directly or through third parties, at the expense of the Concessionaire.

                  g)       Monetary compensation owed to the Granting Authority.


         11.1.6   EXECUTION OF THE GUARANTY

                  The Contract guaranty shall be executed either totally or partially, according to the procedure set forth below.

                  The Regulatory Agency shall declare the pending payment obligation in an appropriately supported resolution.

                  The Concessionaire shall be notified of such resolution by means of a demand for payment within a twenty (20) day period, or such other term as may be set due to particular circumstances, subject to summons to execute the guaranty. The corresponding term may be extended only once, through an appropriately supported resolution issued by the Regulatory Agency.

                  If the Concessionaire fails to pay the claimed debt, the Regulatory Agency shall notify the Granting Authority of the situation, informing it of the prior notice and stating the origin and amount of the debt being claimed.

                  The Granting Authority shall notify the depository institution or guarantor regarding execution of the guaranty, and the latter shall immediately pay the amounts claimed.


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                  Any administrative remedy or challenge, or any judicial
                  proceedings filed against the administrative resolution that authorizes the execution of the guaranty, against any act undertaken during the course of such procedure, or against demands of payment issued to the Concessionaire, shall not suspend the enforceability of execution pursuant to the applicable procedure. Nor shall the Concessionaire's monetary claims against the Regulatory Agency, the Granting Authority or the Province suspend execution of the guaranty or compensate with pending payment obligations.


         11.1.7   REPLACEMENT OF THE GUARANTY

                  When the guaranty is totally or partially extinguished or executed, the Concessionaire shall provide another sufficiently compliant guaranty, pursuant to the time period and terms described in this chapter, which may not be shorter than ten (10) days. If the term expires without the guaranty being reinstated, the Granting Authority may propose a recission of the Contract due to fault of the Concessionaire, pursuant to Article 14.1.3.


11.2     OPERATING GUARANTY

         11.2.1   GENERAL

                  During the first twelve (12) years of the Concession, the Operator shall maintain, for the benefit of the Province, a compliance guaranty bond covering its operating obligations, as established in this chapter.

                  The guaranty must be firm, irrevocable, unconditional and executable either totally or partially, at the sole request of the Granting Authority.

                  The initial amount of the guaranty shall be for the amount provided in Annex I, and shall be adjusted annually in order to maintain its original value based on the domestic inflation rate of the United States of America, pursuant to the Consumer Price Index, CPI-U.(2)

                  The term shall be of at least one year and shall be renewed or replaced by the Concessionaire thirty (30) days prior to expiration.

                  All modifications to or substitutions of the guaranty, and everything regarding its release or execution shall be carried out pursuant to the provisions of this chapter.

         11.2.2   TYPES


                  The guaranty may be constituted through any of the forms established in Article 11.1.2.

-----------
(2) "Consumer Price Index for all Urban Consumers, CPI-U, for the US City Average for All Items, 1982-85=100, not seasonally adjusted, published by the "US Bureau of Labor Statistics".

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         11.2.3   POWER OF THE GRANTING AUTHORITY

                  The Granting Authority shall have exclusive discretion to execute the operating guaranty, the Contract guaranty, or both when these cover the same breach.

                  The guaranties presented are subject to the complete satisfaction of the Granting Authority, particularly with respect to the acceptability of the title offered, the conditions of the guaranty and the entity issuing it. In addition, the Granting Authority may require changes or further improvements to be made to the guaranties, to ensure continued satisfaction of the original requirements.

         11.2.4   RETURN OF THE GUARANTY


                  The Operating guaranty shall be returned to the Operator after it is completely verified that it has no further obligations.

                  The return of the guaranty shall not include return of interest or ancillary sums, except for the amounts of redemption and income accrued on the securities in deposit, according to Article 11.1.2, paragraph (b).

         11.2.5   COVERED RISKS

                  The text of the operating guaranty shall expressly state that it covers compliance of the Operator's obligations, as provided in Terms of Reference and its annexes, specifically
                  Section 3.3.3 of the Terms of Reference, as well as the Concessionaire's obligations related to the technical administration of the Concession, as set forth in Chapters 3, 5 and 6 of the Contract, for which the Operator shall be jointly liable, according to Section 3.3.3. of the Terms of Reference.

         11.2.6   EXECUTION OF THE GUARANTY

                  The operating guaranty shall be executed, either totally or partially, upon completion of the procedure established in
                  Article 11.1.6, and five (5) days after the Granting Authority has made a request to the Operator.

         11.2.7   REPLACEMENT OF THE GUARANTY

                  When the guaranty is totally or partially extinguished or executed, the Operator shall provide another sufficiently compliant guaranty, according to the terms of this chapter, within the term established for that purpose, which may not be shorter than ten (10) days. If such term expires and the guaranty has not been reinstated, the Granting Authority may propose a recission of the Contract due to the fault of the Concessionaire, as set forth in Article 14.1.3.



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11.3     INSURANCE


         11.3.1   GENERAL

                  The insurance required to be maintained by the Concessionaire during the entire term of the Concession by Article 11.3.2, and notwithstanding the mandatory insurance required by applicable laws or regulations, shall be fully satisfactory to the Granting Authority, in particular with respect to the acceptability of the issuing entity. Similarly, the Granting Authority may request a change of insurer when circumstances demonstrate a failure to fulfill the original requirements.

                  Upon express request from the Regulatory Agency, the Concessionaire shall provide conclusive evidence that all policies required by this article are in effect.

                  The policies shall require the insurer to notify the Regulatory Agency of any failure to make payment on behalf of the Concessionaire, at least fifteen (15) days prior to the date such failure could result in total or partial termination or non-enforceability of the policy. Similarly, the policy shall state that it does not either partially or totally expire or cease to be in effect until such time as the entire time period following notification to the Regulatory Agency has expired without due payment to the insurer.

                  The Concessionaire's purchase of insurance coverage on its own behalf, shall in no way diminish or limit its liability under the Contract.

         11.3.2   TYPES

                  a)       CIVIL LIABILITY INSURANCE

                           The Concessionaire shall purchase civil liability insurance against all damages, loss or injuries that may affect assets or persons as a result of any action related to the provision of the Service.

                           The minimum amount of insurance per loss is established in Annex I, and shall be readjusted every five years in order to maintain its initial value based on the internal inflation rate of the United States of America, pursuant to the Consumer Price Index, CPI-U.3

                           The policy shall expressly cover the Concessionaire, its employees, agents, contractors and/or subcontractors. The insurance policy shall contain a cross civil liability provision stating that compensation is to be applied to the monetary liability of each of the parties named as insured, as if separate policies had been issued for each of them, always on condition that the insured's liability does not exceed the limit of liability established by the policy.


-------------
(3) "Consumer Price Index for all Urban Consumers, CPI-U, for the US City Average for All Items, 1982-85=100, not seasonally adjusted, published by the "US Bureau of Labor Statistics".


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                  b)       WORK HAZARDS INSURANCE

                           The Concessionaire shall, for the benefit of its personnel, obtain an insurance policy covering work hazards, according to the terms of Law 24,557.

                  c)       PROPERTY INSURANCE

                           All Service Related Assets shall be insured against partial and/or total damage, theft, robbery and/or fire, according to the nature of each property, and in the most suitable and appropriate manner.

                  d)       LIFE INSURANCE

                           The Concessionaire shall purchase, or shall arrange for, life insurance policies for its personnel and the personnel of its contractors and subcontractors.

         11.3.3   DEFAULT

                  If the Concessionaire fails to maintain the policies in effect, the Granting Authority may, at the request of the Regulatory Agency, ensure their continuity or purchase new policies. For this purpose, it may execute the Contract guaranty or pay the applicable premiums at the Concessionaire's expense. The Concessionaire shall reimburse the Granting Authority for such amount within a term not to exceed five (5) days following request for repayment, notwithstanding the provisions of Article 13.2.5.2(e) and
                  Article 11.2.7, as applicable.



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                                   CHAPTER 12

                    TARIFF VALUES AND PRICES FOR THE SERVICE

12.1     TARIFF REGIME


The Tariff Regime established for providing the Service is contained in Annex N.


         12.1.1   AMOUNT OF THE TARIFF

Determination of the amount of the tariff required pursuant to Article 28 II of Law 11.820 shall be based on the general principle for determining tariff values including operation costs, maintenance costs and service amortization costs and that permit reasonable profits for the Concessionaire due to investments made in the context of efficient operation and administration, and full compliance with the service quality and expansion goals involved.


12.2     TARIFF VALUES AND PRICES

The tariff values and prices applicable to the provision of the Service after the Taking of Possession shall be those resulting from the application of the terms of the Tariff Regime.


12.3     MODIFICATION OF TARIFF VALUES AND PRICES

         12.3.1   GENERAL PRINCIPLES

                  Notwithstanding the provisions of the Tariff Regime, the tariff values and prices for provision of the Service shall apply during the entire term of the Concession, provided they are not modified by the revision mechanisms provided for in this article.

                  Modification of the Tariff Regime shall not be a means of penalizing the Concessionaire for benefits achieved by operation of the Service, nor for increased efficiency with respect to the POES. Nor shall it be used to compensate the Concessionaire for deficiencies resulting from general business risk or to offset inefficiencies in the provision of the Service.

                  Further, the Concession is based on the general principle of business risk. Therefore, only changes in market conditions for goods and services involved in the Concession may be factored in, provided these arise from express decisions made by the competent public authority, notwithstanding the provisions of Articles 12.3.4, 12.3.5 and 12.3.6.

                  Similarly, modifications to current tariff values and prices may only be used to compensate for costs resulting from the provision of the Service, and then, as long as Contract terms apply.


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                  The incorporation into the Service of new areas located
                  outside the Concession Area, according to the provisions of
                  Article 1.3, shall not be cause for modifications to tariff values and prices for provision of Service in the remaining jurisdictions of the Concession.

                  Any modifications shall become effective on the first day of the billing cycle following the date on which the decree approving the modification becomes effective.

                  The principles set forth in Section 30-II of the Regulatory Framework shall govern at all times.


         12.3.2   PROCEDURE

                  The current tariff values and prices may only be modified by a decree issued by the Executive Branch following a report submitted by the Regulatory Agency, as provided for in this chapter. The Concessionaire may submit revision proposals to the Regulatory Agency, or the latter may submit a proposal itself directly to the Executive Branch. Furthermore, the Executive Branch may decide to make the modification on its own initiative, following a report issued by the Regulatory Agency.

                  All modifications must be duly grounded on prior technical, economic, financial and legal reports and analyses, and on the evidence of the facts and actions on which the revision is based. Furthermore, an evaluation shall be conducted concerning the impact of such modifications on the provision of the Service and on the Users.

                  As a mandatory prerequisite for consideration, proposals for modifications submitted by the Concessionaire as well as presentations or responses to requests for information required by the Regulatory Agency shall be accompanied by the corresponding Auditors' certification.

                  According to Article 30-II of the Regulating Framework, proposals for revisions shall be discussed at a public hearing prior to acceptance or rejection by the Executive Branch, pursuant to regulations regarding such procedure issued by the Regulatory Agency. The hearing proceedings shall not exceed thirty (30) days. In all cases, the Executive Authority shall have the final decision regarding the availability and scope of the revision.

                  The Regulatory Agency shall rule on any proposals for modifications brought by the Concessionaire within the time period set forth by the Regulatory Agency's procedural regulation.

                  Rulings on the availability of the reviews shall not exceed thirty (30) days following finalization of the public hearing.

                  If the term for the acceptance of proposals for changes is exceeded, the impact resulting from such delay shall be considered in the corresponding modifications.

                  The Concessionaire may not submit a new request for modification while resolution of a previous proposal is pending.



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         12.3.3   AUTOMATIC ASSUMPTION AGAINST INCREASES IN TARIFF VALUES AND
                  PRICES

                  Requests for tariff values and price increases totally or partially based on the following assumptions may be immediately rejected by the Regulatory Agency without need for further action:

                  a) Any situation or fact related to the status or non-existence of the assets included in Annex L.

                  b) Differences between the actual demand for the Service and the projections made by the Concessionaire.

                  c) Circumstances attributable to decisions made by the Concessionaire, when there is no evidence of external facts and events outside the scope of the general business risk.

                  d) Errors or inaccuracies committed in preparation of the Bid or in the proposals for modification of the Five-Year Plan prepared by the Concessionaire according to Article 5.4, regardless of cause.

                  e)       Violation of the principles set forth in Article
                           12.3.1.



         12.3.4   ORDINARY FIVE-YEAR REVIEWS

                  Ordinary reviews are those which may be held every five years and are based on modifications in the goals stated in the POES, beginning with the Five-Year Plan for the second five-year period.

                  Such revisions may be discussed from the date the Five-Year Plan is presented to the Regulatory Agency up to forty-five
                  (45) days prior to expiration of the respective five-year period.

                  Revisions shall be based on sufficiently supported studies and analyses of current tariff values and prices, and on their relation to the proposed modification. Consideration shall also be given to the impact of such modifications given the costs of the provision of Service, including investment and maintenance, as well as to an evaluating the need to change current tariff values and prices.

                  Modifications shall be effective beginning the first billing period of the corresponding five-year period.



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         12.3.5   EXTRAORDINARY REVIEWS DUE TO CHANGES IN COST INDICES

                  12.3.5.1 CONCEPT

                           Revisions shall occur when the Concessionaire or the Regulatory Agency claims an increase or reduction in the cost indices of the Concession in excess of three percent (3%), in absolute value terms, pursuant to
                           Article 12.3.5.2.

                           The Concessionaire may not request extraordinary revisions due to modifications in cost indices within a twelve (12) months of a prior revision, notwithstanding the accumulation of changes in the cost indices for the purpose of calculating the corresponding rate modification.


                  12.3.5.2 CALCULATION OF THE PERCENTAGE CHANGE IN COST INDICES

                           The following formula shall be applied when calculating the percentage change in cost indices necessary to justify a revision:


                                    RPI(t)  =        W(tb) - W(ta)      x 100
                                                     -------------
                                                         W(ta)

                           Where RPI(i) is the applicable percentage increase.

                           In the above formula, fifty percent (50%) of the W coefficient is derived from the changes to consumer prices in the United States of America ("Consumer Price Index, CPI")(4) and fifty percent (50%) from the changes to the prices of industrial commodities (Producer Price Index, Industrial Commodities, PPI")(5).

                           The "TA" subindex refers to the last month of the previous period for which an application based on extraordinary revision due to modified cost indices was made (or the date of submittal of the Awardee's Economic Offer, if it is the first revision). In turn, "TB" refers to the last month of the period for which the change in the cost indices is being calculated.

                           For calculation purposes, the "W" coefficient for a generic "t" period results from applying the indices corresponding to the month of the date in which such calculation was made. Thus:


                                                   PPI(i)            CPI(i)
                                    W(i) = 05   x          +    0.5
                                                   -----             ------
                                                   PPI(o)            CPI(o)

----------
(4) "Consumer Price Index for all Urban Consumers. CPI-U, for the US City Average for All Items, 1982-84 = 100, not seasonally adjusted", published by "US Bureau of Labor Statistics".

(5) "Producer Price Index, Industrial Commodities, (PPI), not seasonally adjusted", published for the "US Bureau of Labor Statistics".


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                           where:

                           PPI(o) is the reference value of the Producer Price Index, Industrial Commodities, corresponding to the month in which the Awardee's Economic Bid is submitted.

                           CPI(o) is the reference value of the Consumer Price Index corresponding to the month in which the Awardee's Economic Bid is submitted.

                           PPI(t) is the reference value of the Producer Price Index, Industrial Commodities, corresponding to the month of the final date of the "T" period.

                           CPI(t) is the reference value of the Consumer Price Index corresponding to the month of the final date of the "T" period.

                           If a particular CPI or PPI index is not published as described above, the latest one published shall be applied, so long as it is representative of the change in the corresponding category. If not, the Regulatory Agency shall determine the Alternative index to be applied in that situation, until the corresponding index is published again or it is definitively replaced, if necessary.


                  12.3.5.3 VERIFICATION OF THE AVAILABILITY OF A REVISION

                           Once it has been established that the change in the cost indices exceeds the percentage provided for in
                           Article 12.3.5.1, the Regulatory Agency shall proceed to the stage of verifying whether sufficient grounds exist for the Regulatory Agency to perform the review, as set forth in Article 12.3.1 and in this article.

                           As a result of such verification, the Regulatory Agency shall determine the acceptability and the change applicable to the current tariff values and prices.

                           If the study conducted by the Regulatory Agency shows that a modification to the current tariff values and prices is unnecessary, at least ninety (90) days must pass, after the rejection of a request, before the Concessionaire or the Regulatory Agency may begin a new review process for cost changes.

                           However, if the study conducted by the Regulatory Agency indicates that the modification is acceptable, a public hearing shall be called to discuss the existence of sufficient grounds for the modification, as provided in Section 30-II of the Regulatory Framework and Article 12.3.2 of the Contract. The Regulatory Agency's findings and the public hearing record shall be submitted to the Executive Branch in order to determine the acceptability or unacceptability of the modification.

                           If the review is available, the percentage change, RPIt, calculated according to Article 13.3.5.2, shall be applied to all tariff values stated in United States Dollars.




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         12.3.6   EXTRAORDINARY REVIEWS DUE TO PREVAILING CAUSES

                  12.3.6.1 GROUNDS

                           Extraordinary reviews shall be available in the following situations:

                           a) Substantial and unexpected change of Water and/or Sewer quality standards, amounting to a substantial change in the conditions of the provision of Service, which results in immediate prejudice to the Concession.

                           b) Creation, substitution or modification of applicable taxes or rates, excluding income tax and value added tax, or the taxes that may replace these in the future.

                           c) Enactment or issuance of environmental and natural resource protection rules, or amendment of current analogous provisions that directly affects the provision of Service and causes immediate damage to the Concession.

                           d) Substantial and unexpected changes in the conditions for the provision of Service, as provided for in Section 30-II of the Regulatory Framework.

                           e) Justified changes in the ratio between investments in assets and operating costs of Service, as stated in Section 30-II of the Regulatory Framework.

                           f) Upon the proposal of an alternative regime that allows for increases in efficiency and improves the attainment of the principles contained in Section 28-II of the Regulatory Framework.

                           g) Upon a change, in absolute values, exceeding ten percent (10%) between: (i) the percent change in the RPI cost indices, calculated according to Article 12.3.5.2, unless the calculation corresponds to the same period of RPI-LC determination below; and (ii) the percentage variation in the local cost indices, as adjusted for variations in the exchange rate (RPI-LC), determined according to the following method:

                                                   W - L(tb)     C(ta)
                                    RPI - LC(t) = [---------  X  -----] X 100 =
                                                   W - L(ta)     C(tb)

                                    In the above formula, the W-L ratio is
                                    calculated based on fifty percent (50%) of the changes recorded in the non-Agricultural Wholesale General Price Index published by the INDEC, and fifty percent (50%) of the changes recorded in the Consumer Price Index published by the INDEC. The "C" parameter is equal to the official United States Dollar to Peso exchange rate in the Argentine Republic.


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                                    The "TA" subindex corresponds to the last
                                    month of the previous period for which there was an application for an extraordinary review pursuant to 12.3.6.1(g) (or the date on which the Awardee's Economic Offer is submitted, if it is a first revision). In turn, "TB" corresponds to the last month in the period for which the verification discussed in this article is performed.

                                    For purposes of calculation, the "W-L"
                                    coefficient for a generic "t" period is
                                    produced by applying the indices
                                    corresponding to the month in which the
                                    calculation is performed. In this way:

                                                PPI - L(t)         CPI - L(t)
                               W - L(t) = 0.5 X ---------- + 0.5 X ----------
                                                PPI - L(o)         CPI - L(o)

                                    where:

                                    PPI-L(o) is the reference value of the
                                    Non-Agricultural Wholesale Price Level Index published by the INDEC, for the month when the Awardee's Economic Bid Offer was submitted.

                                    CPI-L(o) is the reference value of the
                                    Consumer Price Index published by the INDEC for the month when the Awardee's Economic Bid Offer was submitted.

                                    PPI-L(t) is the reference value of the
                                    Non-Agricultural Wholesale Price Level Index published by the INDEC, for the month of the final date of period "t".

                                    CPI-L(t) is the reference value of the
                                    Consumer Price Index published by the INDEC and corresponding to the month of the final date of period "t".

                                    If a particular CPI-L index or a PPI-L
                                    index, as described above were not
                                    published, the latest published figures
                                    shall apply as long as it represents the change in the corresponding category. Otherwise, the Regulatory Agency shall determine the alternative index to be applied in that instance, until the new index is published again or until it is finally replaced, if necessary.


                  12.3.6.2 AUTHORIZATION

                           Subject to the grounds set forth in Article 12.3.6.1, the Regulatory Agency, either on its own initiative or at the request of the Concessionaire, shall authorize in a duly justified manner, the performance of a special general revision of the tariff values and prices currently in effect.


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                           Once the Regulatory Agency has authorized the
                           revision, the Concessionaire shall submit detailed research on the effect of the change on current rates and prices, subject to the time periods and procedures established by the Regulatory Agency.

                           It is hereby established that authorization of a general extraordinary revision, or the submission of the study mentioned above by the Concessionaire, does not imply that the Regulatory Agency shall rule in favor of modifying the current rates and prices.

                           The content of the basic study shall, at a minimum, include:

                           a) Supported research and analysis of current rates and prices.

                           b) Analysis of the Concession's entire cost structure (excluding amortization and deferred accounts) that takes into account the costs included in the latest Five-Year Plan and the impact of the change alleged, and clearly states the side effects of the change.

                           c)       Determination of the impact of the
                                    identified changes in costs on the
                                    Concession's entire cost structure, and
                                    which, in the judgment of the Regulatory
                                    Agency, should be considered, taking into account the principles established in
                                    Article 12.3.1, the absence of one or more grounds for rejection provided for in
                                    Article 12.3.3, and the managerial indices and goals for expansion, maintenance and renovation of networks, and other efficiency-related conditions included under the Contract's POES.

                           d) Analysis of revenues obtained by the Concessionaire, considering the efficiency of collection procedures against the projections contained in the Five-Year Plan.

                           e) Determination of the requested changes, if applicable,- which shall be of a general and uniform nature to current rates and prices.

                           Changes of the rates and prices may only compensate for costs resulting from the provision of Service according to the quality standards required, adjusted to the goals committed to for each period. Under no circumstances shall weighted benefits for the Concessionaire be compensated.

                           If the study indicates the availability of a change of current tariffs and prices which shall be of a general and uniform nature- equal to or less than three percent (3%), the change shall not be approved. In this event, the Concessionaire or the Regulatory Agency must wait at least ninety (90) days following the denial of the change, before requesting authorization of an Extraordinary Revision based on the same grounds.

                           Otherwise, if the study indicates the acceptability of a change greater than three percent (3%), a public hearing shall be called in order to discuss the existence of grounds to authorize the change, as provided in Section 30-II of the Regulatory Framework and Article 12.3.2 of the Contract. The decision


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                           of the Regulatory Agency and a record of the public
                           hearing shall be submitted to the Executive Authority for a ruling on the acceptability of the revision.

12.4     CHANGES TO THE TARIFF REGIME

         12.4.1   GENERAL PRINCIPLES

                  The Tariff Regime may be modified following the third full year of the Concession.

                  The Executive Authority shall decide on modifications to the Tariff Regime. Changes to the Tariff Regime may be suggested by the Concessionaire to the Regulatory Agency or directly by the latter to the Executive Authority. Similarly, the Executive Authority may directly make modifications on its own initiative, following an opinion issued by the Regulatory Agency. In all cases, the goal is to comply with the provisions of Section 28-II of the Regulatory Framework, and, as applicable, consideration shall be given to necessary changes to the Concession's rates and prices, subject to the provisions of Article 12.3. The Regulatory Agency shall be a party to all proceedings aimed at modifying the Tariff Regime and shall issue an appropriately supported opinion on the matter.

                  Under no circumstances may a modification of the Tariff Regime alter the Concessionaire's economic-financial balance. Particularly in the event of changes made by the Granting Authority to pursue social objectives, the Concessionaire shall be compensated for said changes.

                  Any request by the Concessionaire to modify the Tariff Regime shall state and provide sufficient evidence that the change constitutes the best available method to comply with each and every principles established by Section 28-II of the Regulatory Framework.

                  The proposal for modification and the reports presented by the Concessionaire shall be certified by the auditors when the Regulatory Agency so requires it.

         12.4.2   GROUNDS FOR MODIFICATION AT THE CONCESSIONAIRE'S REQUEST

                  The Tariff Regime may be modified at the Concessionaire's request only if the Concessionaire is able to prove that:

                  a) It has not been able to balance the supply and demand of the Service due to the current Tariff Regime, despite having taken all actions to achieve a balance and having acted efficiently.

                  b) The current tariff regime does not encourage rational use of the assets and resources used in providing the Service, or it fails to allow the attainment of healthiness objectives directly related to the service.

                  c) Significant reduction in operating costs will be achieved through the modification of the current Tariff Regime, with the resulting benefits to the Users.


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                                   CHAPTER 13

                             LIABILITY AND SANCTIONS


13.1     LIABILITY OF THE CONCESSIONAIRE

The Concessionaire shall assume the Concession at its own legal, technical, economic and financial risk, and it shall be liable to the Province, to Users and third parties for complying with the obligations and necessary requirements to provide the Service following the Taking of Possession. Under no circumstances shall the Province, the Regulatory Agency or OSBA be responsible to Users and to third parties for the obligations assumed by the Concessionaire.

The Concessionaire shall take responsibility for any claim or legal proceedings against the Province, the Granting Authority, the Regulatory Agency or OSBA, in which a claim is made for damages caused by acts and facts arising after the Taking of Possession, by virtue of the State's responsibility, based on the power to provide, regulate and control the Service being provided by the Concessionaire, to the extent that such damages are due to the Concessionaire's noncompliance with its obligations under the Contract. Articles 7.10 and 16.3 shall apply.

13.2     SANCTIONS

Notwithstanding the provisions of Chapter 14, if the Concessionaire fails to comply with its obligations it shall be sanctioned by warnings, fines and injunctions, according to the provisions established below:

         13.2.1   GENERAL PRINCIPLES

                  13.2.1.1 The Regulatory Agency shall impose warnings and fines whereas the Executive Authority shall order injunctive relief.

                  13.2.1.2 Infractions shall be of a formal nature and shall be applied according to Concessionaire's fraud or fault, and that of the persons under its responsibility, unless otherwise expressly stated.

                  13.2.1.3 Application of sanctions shall not exempt the
                           Concessionaire from fulfilling the underlying obligation from which the sanction arose. To this effect, the judgment imposing the sanction shall require the Concessionaire to comply with the respective obligation, within a reasonably established time period, under threat of the possible application of new sanctions.

                  13.2.1.4 Second offenses are those where the infraction
                           committed is similar to a prior infraction, upon which a final ruling has been made.

                  13.2.1.5 Along with the penalties established by the Tariff
                           Regime, sanctions shall be applied independently of the Concessionaire's obligation to refund or compensate for tariffs unduly collected from Users in compensation to the Province, Users or third parties for any damages


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                           resulting from the infraction, and possible
                           rescission due to fault by the Concessionaire, as provided in Chapter 14.

         13.2.2   PROCEDURE

                  The application of sanctions shall be done in accordance with the procedures issued by the Regulatory Agency, in accordance with the Regulatory Framework and the Contract. Legal administrative remedies, claims or challenges or judicial proceedings against an administrative act imposing a sanction shall not suspend the effects of the decision.

         13.2.3   INTERPRETIVE GUIDELINES

                  Severity of the sanctions imposed shall be weighed according to the guidelines established below. With respect to fines, the provisions of Article 13.2.5.1 shall apply.

                  a)       The seriousness and reoccurrence of the infraction.

                  b) The difficulties or damages caused by the infraction to Service, Users or third parties.

                  c)       The degree to which the public interest is affected.

                  d) The existence or absence of negligence, fault or fraud by the Concessionaire.

                  e) Diligence shown by the Concessionaire in correcting the effects of the alleged acts or omissions.

                  f) Termination of the infraction at the time the Concessionaire presents its defense, in which case the Regulatory Agency may weigh said circumstance in order to reduce the applicable sanction. As regards fines, the provisions of Article 13.2.5.6 shall apply.


         13.2.4   WARNINGS

                  Any violation by the Concessionaire of the provisions of the Regulatory Framework, the Contract, rules issued by the Regulatory Agency or other provisions issued regarding the Service, shall be sanctioned by a warning, provided no stronger sanction is applicable. The Regulatory Agency shall issue warnings.

         13.2.5   FINES

                  13.2.5.1 GENERAL CONSIDERATIONS

                           Fines shall be expressed in United States Dollars and shall be accounted for in an annual fund consisting of the amounts of all fines the Regulatory Agency imposes on the Concessionaire during the course of each Concession year, except for fines applied due to noncompliance with the POES.


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                           The cumulative amount of the fund of fines shall be
                           divided by the total number of Users receiving the Service and shall be applied as a discount from the tariff in effect on the first invoice immediately following the communication sent by the Regulatory Agency to the Concessionaire with instructions on the applicable discount.

                           In the event of noncompliance by the Concessionaire, the amount of the omitted discount shall be automatically doubled and shall, moreover, accrue daily interest equal to the rate expressed in the Consumer Price Index, CPI-U(6) on the total amount. Moreover, the delay shall be considered a serious violation.

                           The Regulatory Agency may require that the total amount owed by the Concessionaire, be discounted from the next invoice sent to Users, or it may execute the Contract performance guaranty provided in Article
                           11.1 and/or, if applicable, the operating guaranty provided for in Article 11.2. The amount to be executed shall be equivalent to the respective fine, including applicable additional amounts based on the provisions of the above paragraph. In these situations, the amounts collected shall be reimbursed to Users, according to the procedure decided upon by the Regulatory Agency, at the expense of the Concessionaire.

                           The discount to be applied on invoices issued to the Users and the grounds for the discount shall be clearly stated on each invoice. The discount and the calculation of the respective Peso amount shall be based on the conversion ratio provided in National Law 23,928, or the legal regime replacing it in the future.


                  13.2.5.2 VIOLATIONS

                           The amounts of the fines provided for in this article shall be modified in proportion with changes in tariffs and prices.

                           For the purpose of this article, serious consequences shall be understood as those, which, due to their nature and duration, jeopardize the regularity, continuity or quality of the provision of the Service. For determination of the types of Service interruptions, see the applicable provisions contained in Chapter 3.

                  (a) The following violations shall be subject to a fine of ten thousand United States Dollars (US$ 10,000).

                           o The reoccurrence, within a one (1) year period, of a violation previously punished by a warning.


------------

(6) "Consumer Price Index by all Urban Consumers, CPI-U, for the US City Average for All Items, 1982-84=100, not seasonally adjusted, published by the "US Bureau of Labor Statistics."


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                           o        Failure to give twenty-four (24) hour notice
                                    in the event of a scheduled third order
                                    Service interruption.

                           o        Any unexpected third order Service
                                    interruption in the supply of Potable Water, for a period of less than twelve (12) hours.

                           o Failure to provide the Service of an emergency supply of Potable Water according to the terms of Article 3.8, within eighteen
                                    (18) hours following a fourth order
                                    interruption.

                           o Unjustified delay in the resolution of problems related to residential Effluent discharge.

                           o Recurrence of an inaccurate bill to a User, after a duly filed claim by the User of such inaccuracy.

                           o Any noncompliance with the provisions of the User Regulations provided for in Section 13-II of the Regulatory Framework.

                           o        Non-compliance with the provisions of
                                    Article 4.2.


                  b) The following Violations shall be subject to a fine of twenty thousand United States Dollars (US$20,000).

                           o Repetition, within a one (1) year period, of a previously sanctioned violation described in Clause (a) of this section.

                           o Failure to give twenty-four (24) hour notice in the event of a scheduled second order Service interruption.

                           o        Any unexpected second order Service
                                    interruption in the supply of Potable Water, of less than twelve (12) hours.

                           o Failure to provide an emergency supply of Potable Water according to the provisions of
                                    Article 3.8, within eighteen (18) hours
                                    following a third order interruption.

                           o        Any unexpected third order Service
                                    interruption in the supply of Potable Water, extending for a period longer than twelve
                                    (12) hours and shorter than forty-eight (48) hours

                           o Receipt of sludge and other contaminating residues from Industrial Sewerage dumped in the collection and sewage network.

                  (c) The following violations shall be subject to a fine of fifty thousand United States Dollars (US$50,000).


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                           o        Repetition, within a one (1) year period, of
                                    a previously sanctioned violation described under Clause (b) of this article.

                           o Failure to give twenty-four (24) hours notice in the event of a scheduled first order Service interruption.

                           o        Any unexpected first order Service
                                    interruption in the supply of Potable Water, extending for a period of less than twelve
                                    (12) hours.

                           o Failure to provide an emergency supply of Potable Water according to the terms of
                                    Article 3.8, within eighteen (18) hours
                                    following a second order interruption.

                           o        Any unexpected second order Service
                                    interruption in the supply of Potable Water, extending for a period longer (12) hours and shorter than forty-eight (48) hours.

                           o        Any unexpected third order Service
                                    interruption of in the supply of Potable
                                    Water, greater than forty-eight (48) hours.

                           o        Any unexpected third order Service
                                    interruption in the provision of Sewage
                                    Services that does not have serious
                                    consequences.

                           o Any dumping of Effluents from a treatment plant, that does not comply with acceptable quality levels, without serious consequences.

                           o Failure to inform the Regulatory Agency of an accident resulting in contamination affecting or that could affect Water quality for the provision of the Service.

                           o Any omission related to process controls for Raw Water quality, both during and after treatment, incurs no consequences.

                           o Noncompliance with obligations to provide information set forth Articles 7.7 and 7.9.1.

                  (d) The following violations shall be subject to a fine of one hundred thousand United States Dollars (US$100,000).

                           o Repetition, within a one (1) year period, of a previously punished violation described in Clause c) of this section.

                           o Failure to provide an emergency supply of Potable Water according to the terms of
                                    Article 3.8, within eighteen (18) hours
                                    following a first order interruption.


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                           o        Any unexpected first order Service
                                    interruption in the supply of Potable Water, extending for a period longer than twelve
                                    (12) hours and shorter than forty-eight (48) hours

                           o        Any unexpected second order Service
                                    interruption in the supply of Potable Water, which extends for a period longer than forty-eight (48) hours.

                           o Any noncompliance with acceptable Potable Water quality parameters and failure to adopt corrective measures regarding such anomaly in a timely manner and in the proper form, but which does not result in serious consequences.

                           o Any unexpected second order interruption in Sewer Services, without serious consequences.

                           o An incomplete or delayed submission of proposals for Five-Year Plans according to
                                    Article 5.3.

                           o An incomplete or delayed submission of the studies and reports contained in Chapter 6.

                           o Apparent reticence in the provision of information required by the Regulatory Agency or by Users, within the scope of their respective powers and within a proper period of time.

                           o Irregularities experienced in the processing of information pertaining to amounts owed by Users for the Service which is requested by a public notary in the process of the creation or transfer of real property rights to real estate served.

                           o Failure to pay the amount allocated to the Regulatory Agency as a maintenance fee, as provided for in Section 30-I of the Regulatory Framework, regardless of actual collection from users.

                           o        Noncompliance with the provisions of Article
                                    10.2 or with the essential provisions
                                    included in the Concessionaire's Contracting
                                    Regulations.

                           o Failure to adopt, in due time and manner, measures designed to prevent Raw Water contamination from reaching the potabilization facilities and/or the distribution network.

                           o Unjustified noncompliance with the Service quality indicators listed in Annexes C and D.

                  (e) The following violations shall be subject to a fine of two hundred fifty thousand United States Dollars (US$250,000).


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                           o        Repetition, within a one (1) year period, of
                                    a previously sanctioned violation contained in Clause d) of this section.

                           o        Any unexpected first order Service
                                    interruption in the supply of Potable Water lasting more than forty-eight (48) hours.

                           o Any unexpected first order interruption in Sewer Services, without serious consequences.

                           o Any Sewer Services interruption, with serious consequences.

                           o Any dumping of Effluents from a treatment plant that does not comply with acceptable quality levels but which does not result in serious consequences.

                           o Any change in tariffs and prices for the Service in violation of the Contract or the Tariff Regime.

                           o Any attempt to dispose of Service Related Assets, or of funds received as a result of such disposition, in violation of the procedures set forth in Chapter 7.

                           o Any noncompliance with accepted Potable Water quality parameters, with serious consequences, assessed on the basis of the hazard created to the health of the general population.

                           o Failure to maintain the insurance policies required in Article 11.3.

                           o Unjustified retention of sums collected for the Regulatory Agency maintenance fee, as set forth in Section 30-I of the Regulatory Framework.


                  13.2.5.3 DEFAULT OR SECOND OFFENSE

                           In the event of continued non-compliance the amount of the fines set forth in Article 13.2.5.2 shall increase automatically at the monthly cumulative rate of ten percent (10%) for the duration of the non-compliance. Similarly, should a previously sanctioned violation be repeated within two (2) years or should noncompliance result in serious social consequences, the amounts of the fines may rise to three (3) times their original amount.


                  13.2.5.4 UNFORESEEN EVENTS

                           Notwithstanding the provisions of Article 13.2.4, the Regulatory Agency may impose fines for violations of the provisions of the


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                           Regulatory Framework or the Contract that are not
                           specifically subject to sanction.

                           In this case, the amount of the fine shall be determined according to the guidelines established in
                           Article 13.2.3.

                           In such cases, the Regulatory Agency shall give notice of the actions amounting to noncompliance and shall instruct the Concessionaire to undertake its obligation within a time period set for said purpose, based on the nature and circumstances of the particular case. The Concessionaire's non-compliance shall be subject to the application of the sanction.


                  13.2.5.5 DELAYS IN THE POES

                           Delays in complying with the POES shall be punished according to the following provisions:

                           a) A fine of one hundred thousand United States Dollars (US$100,000) shall be applied for non-substantial delays in complying with an approved Service objective or committed project. Non-substantial delays are those that are neither justified nor accepted by the Regulatory Agency, and which represent less than ten percent (10%) of the progress scheduled for a one year period with respect to a specific Service-related goal or of progress scheduled for Service related works for the same period.

                           b) A fine of up to one million United States Dollars (US$1,000,000) shall be applied, calculated according to the provisions of
                                    Article 13.2.3, for substantial delays in completing approved Service goals or committed projects. Substantial delays are those that are neither justified nor accepted by the Regulatory Agency, equal to or exceeding ten percent (10%) of the progress scheduled for a one (1) year period for a specific Service goal, or of progress scheduled for Service related works during the same period.

                           c) The fines shall be applied at the discretion of the Regulatory Agency, and shall reflect all the delays recorded in attaining approved Service goals, and in completing committed projects. The Regulatory Agency shall take into account the degree of compliance with the POES and with the Service goals, based on the annual report cited in Article 6.5.1.

                                    Together with the application of the fines, the Regulatory Agency shall instruct the Concessionaire to cure the delay, and shall establish a reasonable period to that effect. Should the Concessionaire fail to comply with the instructions given by the Regulatory Agency, new fines shall be applied successively to


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                                    each case and the amount of such fines shall
                                    always double the amount of the previous fine. Another time period shall be established for compliance.


                  13.2.5.6 FINE REDUCTION

                           The following assumptions will allow the Regulatory Agency, in its discretion, to reduce fines.

                           a) Noncompliance due to an Act of God or force majeure, not notified within the term provided in Article 13.3.

                           b) If, at the time the Concessionaire presents its defense, it can prove the violation has ceased. Such reduction shall be granted at the discretion of the Regulatory Agency, and shall not apply to non-compliance resulting in serious and irreparable prejudice or losses or with serious social repercussions. Nor shall the reduction apply when there are similar, prior events of noncompliance. The cases considered in Article 13.2.5.2, Clause
                                    e), and 13.2.5.5 are not subject to
                                    reduction, unless a justified decision is issued to the contrary.

                                    During the first twelve (12) months
                                    following the Taking of Possession, the
                                    Regulatory Agency must apply this reduction every time the Concessionaire cures or terminates the noncompliance within the time periods established by the Regulatory Agency.

                                    Furthermore, the Regulatory Agency shall exempt the Concessionaire from penalties applicable in the case of violations contained in Article 13.2.5.2. during the first six (6) months following the Taking of Possession. For the purposes of such exemption, the Regulatory Agency shall assess the nature of the non-compliance, considering the diligence of the Concessionaire.


         13.2.6   INJUNCTIVE RELIEF

                  In cases listed in Section 13-II, Clause o), of the Regulatory Framework, the Regulatory Agency may solicit the Executive Authority to seek injunctive relief against the Concessionaire.

                  This relief may be sought against all of the Concessionaire's assets and activities, or it may be limited to specific premises or an area of its activities, strictly as proven necessary.

                  At all times, rescission of the Contract due to default by the Concessionaire according to the provisions set forth in Chapter 14 shall be available.


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         13.2.7   PUBLICATION

                  The Regulatory Agency or the Granting Authority shall arrange for the publication of the applied penalties.


13.3     ACT OF GOD OR FORCE MAJEURE

The Concessionaire's failure to fulfill its obligations due to an Act of God or force majeure shall exempt it from any penalty, provided the Concessionaire reports the circumstances to the Regulatory Agency within five (5) days after they occur or until the Concessionaire learns of them.

Similarly, when duly reported to the Regulatory Agency within the time periods provided, such circumstances shall be taken into account in order to prevent damage to the Concessionaire. To this effect, and independently of the Concessionaire's obligation to purchase and maintain the insurance provided for in Article 11.3, the POES may be amended in order to ensure equitable distribution of the consequences due to an act of God or force majeure, according to the principle of shared sacrifice between the Concessionaire and the Granting Authority.


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                                   CHAPTER 14

                          TERMINATION OF THE CONCESSION

14.1     GROUNDS FOR TERMINATION

The Concession may be terminated due to expiration of the term of the Contract, an Act of God or force majeure, fault of the Concessionaire, fault of the Granting Authority or repossession of the Service by the Granting Authority.


         14.1.1   EXPIRATION OF THE TERM

                  The Concession shall terminate upon expiration of the contractual term set forth in Article 1.7, or upon additional terms resulting from extensions governed by the same article.


         14.1.2   RECISSION DUE TO ACTS OF GOD OR FORCE MAJEURE

                  The Granting Authority may terminate the Contract and the Concessionaire may request rescission of it if, due to an Act of God or force majeure, it becomes impossible to comply with any of the essential obligations assumed under the Contract. Specifically, as set forth in Section 52-II of the Regulatory Framework, the Concessionaire may invoke recission due to an Act of God or force majeure if these events alter or otherwise impair the regular performance of the contract.

                  In the event of the above, the affected party shall communicate and evidence such occurrence, its consequences and the cause-effect relationship between the occurrence and the impossibility alleged within ten (10) days either of the event or after the affected party learns of it. The Concessionaire shall notify the Regulatory Agency.

                  Within thirty (30) days following such communication, the affected party shall propose to the other party either the necessary measures to ensure regular performance of the Contract, or its termination. Contract termination may be proposed only in the event that no other viable options to normalize the situation are available.

                  If the affected party fails to give notice of its intention to terminate the Contract within the time period stated above, it shall lose the future right to do so for the same cause. In all cases, the other party may oppose the termination based on evidence of the nonexistence of an Act of God or force majeure event.

                  At all times, any of the parties may offer renegotiation of the Contract where both parties would equally assume the consequences of the Act of God or force majeure event.

                  The Regulatory Agency shall participate in the termination proceeding herein provided, and it shall submit its appropriately supported conclusions to the Granting Authority.



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         14.1.3   RECISSION DUE TO FAULT OF THE CONCESSIONAIRE

                  The Granting Authority may rescind the Contract due to fault of the Concessionaire in the following circumstances:

                  a) Serious noncompliance with legal, contractual or regulatory provisions applicable to the Service.

                  b) Repeated and unjustified delays in complying with the coverage goals set forth in the POES.

                  c) Resignation or abandonment of the Service by the Concessionaire.

                  d) Failure to Take Possession of the Service on the date stated in Article 15.1.1, due to causes attributable to the Concessionaire.

                  e) Noncompliance with contractual, regulatory and statutory provisions referred to in the ESOP, according to the provisions contained in Article 2.8.

                  f) Failure to issue or pay the amounts corresponding to the profit sharing bonuses pursuant to Article 2.9.

                  g) Lease, sale, assignment, transfer, pledge or engagement in other acts of disposition with respect to the Service Related Assets, in violation of the provisions of Chapter 7, or failure of the Concessionaire to apply funds it received from such acts for the benefit of the Service.

                  h) Repeated violations of the User regulations set forth in Article 13-II of the Regulatory Framework.

                  i) Repeatedly withholding or concealing information from the Regulatory Agency.

                  j) Modification to the Concessionaire's bylaws without the Regulatory Agency's prior authorization, pursuant to Article 2.7.

                  k) Failure to constitute, renew or reconstitute the Contract guaranty according to the provisions contained in Article 11.1, and the Operator's guaranty provided in Article 11.2.

                  l) Failure to maintain in effect, the insurance established in Article 11.3.

                  m) Any noncompliance, on the part of the Concessionaire, with legal, contractual or regulatory provisions, resulting in a final judgment for committing a crime against the public sector that resulted in serious damage to the Service, the Province or the Regulatory Agency.

                  n) Bankruptcy proceedings filed by the Concessionaire, as well as a final judgment of bankruptcy of the Concessionaire. Notwithstanding the above, the Granting Authority may decide to continue the Concession when the circumstances of the insolvency proceedings or the bankruptcy does not affect compliance with the


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                           substantial obligations arising from the Contract,
                           provided the presiding judge allows its continuation.

                  n')      The Concessionaire's dissolution and winding-up.

                  o) Noncompliance with the provisions of Articles 2.3.2 and 2.3.3.

                  p) Modification of the Operator's control mechanisms regarding the technical management of the Concession as provided in Section 3.3.2 of the Terms of Reference, without the Granting Authority's prior authorization.

                  q) Noncompliance with any of the obligations established in Numeral 3.3.4 of the Terms of Reference to certify the operator on the basis of a relationship with a company it controls, is controlled by or under common control with. Particularly, this includes failure to maintain the accountability of the situation in the situations set forth in the above referenced section of the Terms of Reference without the prior authorization of the Granting Authority. At any time, the Regulatory Agency may require the Concessionaire or the Operator to evidence the existence of the referenced control situations.

                  r) Repeated violation of the contracting regulations according to Article 10.2.

                  s) Total or partial subconcession of the Service, in violation of Article 10.4.

                  t) Injunctive relief binding the Concessionaire, pursuant to Article 13.2.6.

                  The interpretive guidelines set forth in Article 13.2.3 shall be used to evaluate the existence of the above grounds.

                  In the event that the noncompliance or the violation may be cured, the Regulatory Agency shall instruct the Concessionaire to correct its actions, cure the breach in any suitable way and submit the corresponding response in writing, within a term established according to the circumstances, the nature of the violation and in the view of the public interest, which may not be less than thirty (30) days. Following expiration of the term granted to the Concessionaire, provided the violation or noncompliance has been evidenced, the Regulatory Agency shall communicate this circumstance to the Granting Authority, which may terminate the Contract for fault of the Concessionaire.

                  Notwithstanding the above, the Regulatory Agency shall participate in the termination proceedings and shall submit its justified conclusions to the Granting Authority.


         14.1.4   RECISSION DUE TO FAULT OF THE GRANTING AUTHORITY

                  The Concessionaire may seek recission of the Contract due to fault of the Granting Authority in the event that a rule, action, fact or omission by the Granting Authority results in serious noncompliance with its obligations arising out of the Contract, and which reasonably impairs the performance of the Contract.


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                  In this case, the Concessionaire shall, within thirty (30)
                  days of the occurrence of the fact or of becoming aware of the fact, demand that the Granting Authority cease the noncompliance, and shall grant a reasonable cure period of no less than thirty (30) days. If the Granting Authority fails to comply with its obligations, it shall declare the termination of the contract.

         14.1.5   REPOSSESSION

                  The Contract shall also be terminated upon the decision of the Granting Authority to repossess the Concession by means of an administrative act, founded on sufficient grounds and duly evidencing the public interest that terminates the Concession and repossesses the provision of the Service. Repossession shall apply under absolutely exceptional circumstances, after the prior intervention of the Regulatory Agency, always provided that there is sufficient evidence as to the grounds supporting the decision and that the public interest is served.


14.2.    EFFECT OF TERMINATION

The termination of the Concession shall give rise to the monetary rights and duties provided in each case below:

         14.2.1   NO-FAULT TERMINATION

                  In the event of a termination due to expiration of the contractual term, or due to an Act of God or force majeure, the Granting Authority shall return the Contract and Operating guaranties to the Concessionaire (Articles 11.1 and 11.2) and shall pay the amounts due for supplies received from the Concessionaire (Article 7.9.2).

                  Upon expiration of the term, the Granting Authority shall pay the Concessionaire the non-amortized value of the investments made and the Service Related Assets acquired or constructed by the Concessionaire, according to the terms of Article 7.8, Paragraph 4, and according to the last audited balance sheet. Upon termination due to an Act of God or force majeure, the Granting Authority shall pay the Concessionaire the non-amortized value of the investments made and the Service Related Assets acquired or constructed by the Concessionaire, according to Article 7.8 and the last audited balance sheet.

                  Termination shall not give rise to any other claim for compensation between the Parties.

         14.2.2   TERMINATION DUE TO FAULT OF THE CONCESSIONAIRE

                  Upon termination due to fault of the Concessionaire, the Granting Authority may fully execute the Contract guaranty according to the provisions contained in Article 11.1. It may also execute the operating guaranty contained in Article 11.2, provided there is a case of non-compliance covered by such guaranty.

                  Similarly, the Concessionaire shall compensate the Granting Authority for all damages caused to it and the Service, due to the breach, so long as these are not otherwise covered by execution of the guaranties mentioned in the paragraph above.


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                  The Granting Authority shall pay the Concessionaire for the non-amortized value of the investments made and Service Related Assets acquired or constructed by the Concessionaire, according to Article 7.8 and the latest audited balance sheet.

         14.2.3   TERMINATION DUE TO FAULT OF THE GRANTING AUTHORITY

                  Upon termination due to fault of the Granting Authority, the Contract guaranty and operating guaranty shall be returned (Articles 11.1 and 11.2) and the Concessionaire refunded for the non-amortized value of the investments made and the Service Related Assets acquired or constructed by the Concessionaire, according to Article 7.8 and the last audited balance sheet. The Granting Authority shall also pay the amounts due for supplies received from the Concessionaire pursuant to Article 7.9.2.

                  Similarly, the Granting Authority shall compensate the Concessionaire for damages caused by the termination provided they are duly evidenced. Compensation shall include compensatory damages and loss profits. However, lost profits to be paid shall never exceed the amount of the actual and realized profits earned by the Concessionaire over the five
                  (5) fiscal years prior to the termination, or during the remaining fiscal years before expiration of the term of the concession, whichever is less.


         14.2.4   REPOSSESSION

The provisions of Article 14.2.3 govern repossession.


14.3     RECEIPT OF THE SERVICE BY THE GRANTING AUTHORITY

Upon termination of the contract, the Granting Authority shall receive the Service, the assets assigned to its provision (Article 7.9.2) and the Concessionaire's personnel to be transferred to the Granting Authority or to the public or private entity designated by the latter (Article 8.7). Articles 9.6 and 10.5 also apply.

For the purposes of determining the Concessionaire's liability as provided for in this article and in Section 1646 of the Civil Code, the Concessionaire shall be considered the constructor of all Service Related Assets built, improved, rehabilitated or remodeled by it during the Concession period. Defects in the works shall include all omissions and non-fulfillment in the operation, maintenance or construction of the assets, pursuant to the Concessionaire's obligation under the Contract and POES.


         14.3.1   PROVISIONAL ACCEPTANCE

         Provisional Acceptance of the Service, the assets related to its provision and the corresponding personnel shall be executed at the place, date and time stated by the Granting Authority, giving at least five (5) days notice to the Concessionaire.

         A provisional acceptance deed is to be executed and signed by the Concessionaire and the competent public authority. Should the Concessionaire fail to appear, the deed shall be executed with the sole intervention of the competent authority, which may request the aid of the public authority if necessary to permit the return of the Service.


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         The legal effects of provisional acceptance of the Service are as follows:

                  a) The operation of the Service, all assets related to its provision, the corresponding personnel and the contracts entered into by the Concessionaire shall be transferred to the Granting Authority or to whomever it designates pursuant to the provisions contained Articles 7.9.2, 8.7 and 10.5. Thereinafter, all of the Concessionaire's rights and powers related to the provision of the Service, administration and disposition of assets and management of the personnel transferred, as well as the contracts executed by the Concessionaire, shall cease as a matter of law.

                  b) Three (3) months following the date of provisional acceptance, the Concessionaire's liability for apparent defects in the Service and for the assets shall expire, if the Granting Authority has not presented a claim, with the exception of Concessionaire's responsibility arising from Section 1646 of the Civil Code.


         14.3.2   FINAL ACCEPTANCE

                  One (1) year following provisional acceptance, final acceptance shall enter into effect as a matter of law.

                  As the sole consequence of final acceptance, the Concessionaire's liability lapses for hidden defects in the Service and the assets not noted during said period, with the exception of the liability arising from the provisions of
                  Section 1646 of the Civil code.


14.4     PROCEDURE FOR TERMINATION OF THE CONCESSION

         14.4.1   TERMINATION DUE TO EXPIRATION OF THE TERM

                  Prior to a termination due to the expiration of the term of the Concession, the Regulatory Agency shall state the term allowed for the revision of the facilities and other Service Related Assets and the corresponding inventory control.

                  Provisional acceptance of the Service shall take place on the date stated for this act in accordance to the provisions set forth in Article 14.3.1.

                  In addition, the Regulatory Agency shall perform the final settlement of the Concession's credits and debts within the time frame established by the procedural regulations, which shall run from the moment of provisional acceptance of the Service. Such settlement shall be communicated to the Concessionaire and shall be deemed approved unless challenged within twenty (20) days. Otherwise, the Concessionaire may challenge the settlement before the Granting Authority or else file the corresponding judicial proceedings.



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         14.4.2   TERMINATION DUE TO AN ACT OF GOD OR FORCE MAJEURE

                  The procedures established in Article 14.4.1 shall apply in the event of a termination due to an Act of God or a force majeure event.

         14.4.3   TERMINATION DUE TO FAULT OF THE CONCESSIONAIRE

                  Upon notice of the Granting Authority's decree that terminates the Contract, the Concessionaire shall surrender the Service, the assets related its provision and the personnel to be transferred, and it shall appear at the act for the execution of the provisional acceptance decree. Should the Concessionaire fail to appear, the Regulatory Agency or the person designated by the Granting Authority may take possession of the Service, the property and the personnel, with the assistance of the public authority if necessary.

                  Once the Service Related Assets have been returned, the Regulatory Agency shall conduct its review and inventory during the term established by the procedural regulation.

                  In turn, within the term set by the procedural regulations, counted from the time the inventory is performed, the Regulatory Agency shall conduct final liquidation of the Concession's credits and debts, unless pending claims or demands exist. The Concessionaire shall be notified of final liquidation, and this shall be deemed approved unless challenged within twenty (20) days. Otherwise, the Concessionaire may challenge the settlement before the Granting Authority or else undertake corresponding judicial proceedings.

                  Except as provided in the above paragraph, the amount to be reimbursed to the Concessionaire pursuant to Article 14.2.2., shall be retained until mutual credits and debts are conclusively settled, and until any claim or judicial proceedings for compensation brought against the Concessionaire by the Granting Authority or the Regulatory Agency are ruled upon. The Granting Authority may collect said amount out of the credits retained against the Concessionaire arising from the recission.

                  The Concessionaire may request provisional liquidation of the credits and debts resulting from the Concession. The Regulatory Agency shall issue a duly justified ruling on the matter within the term established by the procedural regulations. Should the request be granted, the Granting Authority shall pay the Concessionaire any amounts due, excluding the reserves it deems necessary to meet any pending claims or judicial proceedings brought by the Regulatory Agency or the Granting Authority, including estimates for interest, costs and all types of ancillary items.

                  Administrative remedies or judicial proceedings challenging the decree issued by the Granting Authority to terminate the Contract due to fault of the Concessionaire shall not suspend the enforceability of such decision.


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         14.4.4   TERMINATION DUE TO FAULT OF THE GRANTING AUTHORITY

                  Once the Contract has been terminated due to fault of the Granting Authority, it may require the Concessionaire to grant the provisional acceptance provided for in Article 14.3.1, through notice addressed to the Concessionaire and provided ninety (90) days before the date scheduled for acceptance. Upon termination of such time period, the Concessionaire may demand the acceptance be performed at a Court of Law. The provisions above notwithstanding, the Granting Authority may require the Concessionaire to surrender the Service, the assets related to its provision and the personnel.

                  A final inventory shall be performed within the ninety (90) calendar days following restitution of the Service Related Assets.

                  Except when there are outstanding claims from judicial proceedings, the Regulatory Agency shall perform a final settlement of the credits and debts upon expiration of the term set forth by the procedural regulation, to begin on the date of the inventory. A provisional final settlement governed by Article 14.4.3 shall be acceptable.

                  The Concessionaire shall be notified of the final settlement, which shall be deemed approved unless challenged within the term of twenty (20) days. Otherwise, the Concessionaire may challenge the settlement before the Granting Authority or else file corresponding judicial proceedings.

                  Monetary compensation claims between the parties, filed either with administrative or judicial authorities, shall not affect restitution of the Service or the Service Related Assets by the Concessionaire. The Service Related Assets may not be pledged or be subjected to liens in favor of the Concessionaire.

         14.4.5   TERMINATION THROUGH REPOSSESSION

                  In the case of repossession, the procedure established in
                  Article 14.4.1 shall apply.


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                                   CHAPTER 15

                                TRANSITION REGIME


15.1     TAKING OF POSSESSION

         15.1.1   DATE AND TIME

                  The Taking of Possession shall take place on the date set forth on the Schedule, at 12:00 noon. This shall be the time and date considered for all contractual effects.

         15.1.2   PUBLIC DEED

                  A public deed shall be executed by the Granting Authority, the Concessionaire and OSBA on the date and time of the Taking of Possession, recording the transfer of the Service, possession and operation of the assets related to its provision and performance, the transfer of personnel and the contracts of mandatory continuation. The Deed shall be signed by the Governor of the Province, the General Manager of OSBA and the Chairman of the Concessionaire's board of directors, or by whomever it designates for that purpose.

         15.1.3   DEFAULT

                  a)       DEFAULT BY THE CONCESSIONAIRE

                           If the Concessionaire fails to appear at the act of Taking of Possession, or fails to comply with any substantial obligation that precludes the Taking of Possession on the date agreed upon in Article 15.1.1, the Granting Authority shall be entitled to:

                                    - Declare the Contract terminated as a
                                    matter of law, subject to the provisions of
                                    Article 14.1.3 paragraph. d) and 14.2.2.

                                    - Demand fulfillment of the contractual
                                    obligations and, in addition, apply a fine equal to fifty percent of the Awardee's Contract guaranty for the corresponding Concession Area per month, as a penalty for delay in taking possession (incomplete months subject to the application of the proportional amount), to accrue automatically as of the date established for Taking of Possession. Similarly, the Concessionaire shall pay the insurance costs provided in Article 11.3 during the period of effective noncompliance, or similar costs paid in advance by the Province.

                                    - The amount established shall be paid as a one-time penalty by the Concessionaire within fifteen (15) days following the Granting Authority's decision. In case of delays, the applicable interest rate shall be thirty percent (30%) annually, compounded monthly. The Granting Authority may execute the Contract bond provided for in Article
                                    11.1 in order to obtain these amounts.


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                           The Concessionaire shall not be liable if
                           noncompliance is due to an Act of God or a force majeure event.

                  b)       DEFAULT BY THE GRANTING AUTHORITY.

                           In the event that the Granting Authority or OSBA are not present at the act of Taking of Possession, or if they fail to comply with any substantial obligation which precludes the Taking of Possession on the date agreed upon in Article 15.1.1, the Concessionaire shall request the Granting Authority to comply with the obligation referred to within a term of thirty
                           (30) days. If non-compliance persists upon the expiration of such term, the Concessionaire shall be entitled to demand the termination of the Contract. In this case, the Granting Authority shall return the Contract and Operating guaranties (Articles 11.1 and 11.2) and shall compensate the Concessionaire only for consequential damages and only to the extent to which they are duly evidenced.


15.2     PERSONNEL

         15.2.1   GENERAL PRINCIPLES

                  The Concessionaire must take all personnel included in Annex M, or on the list that replaces it, which have maintained their labor relationship with OSBA at the date of Taking of Possession. Said list shall be updated to reflect withdrawals and replacements recorded between the time the Contract is signed and the Taking of Possession.

                  Employees transferred to the Concessionaire shall retain their seniority, remuneration, additional benefits, conditions of work and labor rights arising from their labor relationship with OSBA. The Concessionaire shall undertake all obligations imposed by applicable laws, regulations and collective bargaining agreements. Law 10,384 shall govern until a Collective Bargaining Agreement is executed.

                  The Concessionaire shall ensure work stability to the transferred personnel, notwithstanding the grounds for dismissal set forth in the applicable legislation.

15.2.2   OBLIGATIONS ARISING PRIOR TO TAKING OF POSSESSION

                  All the contributions and debts of OSBA accrued with respect to its personnel until the Taking of Possession shall be OSBA's responsibility.

                  OSBA shall assume payments related to all possible claims or actions arising from the employee relationship with its employees that arising from causes occurring prior to the Taking of Possession.

                  The above provisions shall not be deemed to impair the terms of article 8.2 of this Contract.


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15.2.3   OBLIGATIONS ARISING AFTER TAKING OF POSSESSION

                  The Concessionaire shall assume all labor obligations, contributions and debts related to the employee relationship and arising after the Taking of Possession.

                  The provisions above shall not be deemed to impair the terms of article 8.2 of this Contract.

15.2.4   CONTINUING BENEFITS

                  Social security payments accruing on a continuous basis and payable in periods beginning before and ending after Taking of Possession shall be subject to the guidelines established in articles 15.5.2 and 15.5.3 of this Contract.


15.3    SCHEDULE OF ASSETS, EASEMENTS AND OWNERSHIP RESTRICTIONS

         15.3.1   TRANSFER OF ASSETS, EASEMENTS AND OWNERSHIP RESTRICTIONS

                  Annex L contains a list of the Service Related Assets, the easements and the ownership restrictions to be transferred upon the Taking of Possession.

                  As of the date of execution of the Contract, the Concessionaire may verify the existence of such assets, easements and restrictions, and shall make pertinent comments no later than five (5) days prior to the Taking of Possession. If the Concessionaire becomes aware of any error or omission in said Annex's contents, OSBA must provide the necessary cooperation to correct said errors and omissions.

                  All assets, easements and restrictions shall be transferred in their current condition upon the Taking of Possession, and no claims may be made regarding their conditions and existence. The Concessionaire may take the necessary steps to serve notice on third parties holding title to the properties subject to easements and restrictions affected by the transfer provided for in this article. If necessary, the Province shall provide the appropriate cooperation to ensure the effective exercise of Concessionaire's rights.

                  The provisions governing contracts discussed in Article 15.4 shall govern assets used by OSBA by virtue of contracts signed with third parties.

         15.3.2   RETURN OF ASSETS

                  Within one (1) year following the Taking of Possession, the Concessionaire must notify the Granting Authority of the list of assets that will not be required for the Concession. The provisions of Article 7.9.1 shall apply.



--------------------------------------------------------------------------------
                        Annex 13 - Concession Contract -

    National and International Public Bid for the Concession of Potable Water and Sewage Public Service Provision in the Province of Buenos Aires

15.4     CONTRACTS

         15.4.1   GENERAL PRINCIPLES

                  Contracts in Annex N entered into by OSBA shall be transferred to the Concessionaire to the extent they are currently in effect at the time of the Taking of Possession. The Concessionaire is obligated to assume the contracts so transferred. Upon acceptance of these contracts by the contractor or upon notice to such party, the assignment shall be retroactive to the Taking of Possession. In no case shall the assignment result in OSBA's assuming obligations arising prior to the Taking of Possession. If the contractor does not accept the transfer, the Concessionaire shall not be responsible for failure to assume the respective contract.

                  Currently effective contracts are those containing obligations pending on the Taking of Possession date, be they reciprocal or only charged to the contractor. Contracts containing only pending obligations on the part of OSBA shall not be transferred to the Concessionaire.

                  Prior to the Taking of Possession, OSBA shall conduct a partial assessment or survey of the works performed under the contracts to be transferred, and shall deliver to the Concessionaire the possession of property built, procured or provided, regardless of the destination of such contracts. The Concessionaire may participate in said proceedings and may comment on the assessment. In case of challenge, the Regulatory Agency shall rule upon the matter.

         15.4.2   CONTINUING SERVICES

                  With respect to payment of obligations related to services provided in a continuous manner over time and payable according to periods starting before and ending after the Taking of Possession, responsibility is to be determined as follows:

                  a) OSBA shall pay the amounts accrued during the period between the starting date of the term and the date of Taking of Possession, inclusive.

                  b) The Concessionaire shall pay the amounts accrued during the period between the day following the Taking of Possession and the end of the billing period.

                  Funds, documents or policies, held by OSBA as a performance guaranty securing fulfillment of the Contract shall be mandatorily continued to the extent possible, delivered and endorsed in favor of the Concessionaire. Otherwise, they shall be returned to the contractor whenever contractually required.


         15.4.3   METHOD OF PAYMENT

                  The obligations described in Article 15.4.2 shall be paid for by the Concessionaire. OSBA shall reimburse the Concessionaire for the amounts paid in the proportions indicated in the referenced article. OSBA shall make payments within thirty
                  (30) days following the Concessionaire's request. In the event of delay, this obligation shall accrue interest equivalent to the lending rate of the Banco de la Provincia de Buenos Aires for thirty (30) day discount operations.

                  The provisions of Article 16.3 shall apply.



--------------------------------------------------------------------------------
                        Annex 13 - Concession Contract -

    National and International Public Bid for the Concession of Potable Water and Sewage Public Service Provision in the Province of Buenos Aires


15.5     TAXES

         15.5.1 TAXES LEVIED ON THE CONTRACT AND ON THE FORMATION OF THE CONCESSIONAIRE

                  All taxes levied on the Contract, its execution or any acts necessary for the purpose of executing the Contract, the Concession and the Taking of Possession shall be borne by the Awardee or the Concessionaire. This includes all taxes and expenses inherent in the incorporation of the Concessionaire as a business corporation, according to Chapter 2.

         15.5.2   TAXES DUE AND ACCRUED

                  OSBA shall be responsible for paying all taxes arising prior to the Taking of Possession, levied on itself, its activities and its property.

                  After the Taking of Possession, the Concessionaire shall be responsible for paying all taxes levied on itself, its activities and its property, pursuant to the scope established by this article.

                  With respect to taxes accrued on a continuous basis over time and payable according to periods starting before and ending after the Taking of Possession, liability is determined as follows:

                  a) OSBA shall pay the amounts accrued during the period between the starting date of the term and the date of Taking of Possession, inclusive.

                  b) The Concessionaire shall pay the amounts accrued during the period between the day following the Taking of Possession and the end of the billing period.


         15.5.3   METHOD OF PAYMENT

                  The obligations described in Article 15.5.2 paragraphs a) and
                  b) shall be paid by the Concessionaire. OSBA shall reimburse the Concessionaire for the amounts paid, in the proportions indicated in the referenced article. OSBA shall make payments within thirty (30) days following the Concessionaire's request. In the event of delay, this obligation shall accrue interest equivalent to the lending rate of the Banco de la Provincia de Buenos Aires for thirty (30) day discount operations.

                  The provisions of Article 16.3 shall apply.

15.6     CREDITS IN FAVOR OF OSBA

         15.6.1   GENERAL PRINCIPLES

                  All credits derived from the provision of the Service arising prior to the Taking of Possession date shall belong to OSBA.

                  The following credits derived from the provision of the Service Provision are excluded from the above and therefore shall be transferred to the Concessionaire:


--------------------------------------------------------------------------------
                        Annex 13 - Concession Contract -

    National and International Public Bid for the Concession of Potable Water and Sewage Public Service Provision in the Province of Buenos Aires


                  a) Service provided and not billed at the time of Taking of Possession.
                  b) Service billed and not due at the time of Taking of Possession.
                  c) Service billed and due for payment, provided payment has not been outstanding for more than 60 days at the time of Taking of Possession.
                  d) Debt Consolidation Agreements (balance as of the Taking of Possession)

                  The exceptions mentioned do not cover credit amounts subject to judicial claims or part of a criminal complaint.

                  Without affecting the validity of Article 15.62, the collection of other credits for the provision of the Service prior to the Taking of Possession, which are not indicated in letters a) through d), shall be considered a serious breach by the Concessionaire. OSBA may submit to the Concessionaire a list of credits for the provision of Service, which are being collected under judicial or extra judicial processes, and may require that the Service not be reestablished until express notice to the contrary is given, and shall assume any legal liabilities arising from such request.

         15.6.2   CONCESSIONAIRE'S CREDIT COLLECTION ON BEHALF OF OSBA

                  Except for those credits mentioned in article (15.6.1 Clauses a) to d)) above, and in the event it is expressly required by the Granting Authority and/or OSBA, the Concessionaire shall undertake collection of the invoices for services rendered prior to Taking of Possession.

                  In doing so, the Concessionaire shall act on behalf of OSBA. The amounts collected shall be delivered to OSBA after deducting commissions agreed upon with the Concessionaire. In no case shall the cost exceed ten percent (10%) of the amounts collected. Users shall make payments to OSBA within ten (10) days following collection of amounts paid. Failure to pay on time shall cause the automatic application of an interest rate equivalent to the lending rate for thirty (30) day document-discount operations of the Banco de la Provincia de Buenos Aires.

15.7     DEBTS

As a general criteria, the debts of OSBA arising from a right or interest prior to the Taking of Possession, of any type or nature, including any increase or decrease in their value after such date, and contingent liabilities of any origin or nature, shall not be undertaken by the Concessionaire.

15.8     INSURANCE

Prior to the Taking of Possession, the Concessionaire shall submit to the Granting Authority the insurance policies provided for in Article 11.3 or the appropriate coverage certificates, according to the model duly approved pursuant to Section 7.2.2, Clause d) of the Terms of Reference.


--------------------------------------------------------------------------------
                        Annex 13 - Concession Contract -

    National and International Public Bid for the Concession of Potable Water and Sewage Public Service Provision in the Province of Buenos Aires


                                   CHAPTER 16

                                FINAL PROVISIONS


16.1     OFFER

Any statement and commitment made by the Awardee in the Bid Offer shall be expressly assumed by the Concessionaire, shall be integrated into the Contract and shall bind the Concessionaire.

16.2     OSBA'S REPRESENTATIVE

OSBA, represented in this act by Ms. Beatriz Mirta Diaz, in her capacity as Agent for the Administracion General de Obras Sanitarias, also signs the Contract as evidence of consent to of all its obligations stated herein.

16.3     INVOLVEMENT IN ADMINISTRATIVE OR JUDICIAL PROCEDURES AS THIRD PARTY

In the event of an administrative or judicial proceeding where payment of a particular obligations is claimed or demanded from the Concessionaire, and the Contract provides for the Granting Authority's liability for such obligation according to the provisions of the applicable articles of the Contract, the following rules shall apply:

Upon mere notice served by the Concessionaire, the Granting Authority or the competent provincial authority shall appear in the proceeding and request intervention as the third party liable for the amounts claimed and for any applicable cost and expense resulting from a favorable judgement on the judicial or administrative claim. The Concessionaire shall also request the Granting Authority be admitted into the proceedings mentioned above. Notwithstanding the above, in the event Granting Authority or the competent provincial authority does not appear in the proceeding, or is not admitted as a party thereto, all means shall be undertaken for the full payment of the amounts claimed from the Concessionaire upon final decision or judgement, including all applicable costs and expenses. The Granting Authority expressly states it shall refrain from asserting any action against the Concessionaire due to negligent defense in the future.

The same rules shall apply when the subject of the claim or the defendant is the Granting Authority, the Regulatory Agency, OSBA or any other provincial agency, in those cases where the liability of the Concessionaire is expressly provided for according to the terms contained in Articles 7.10 and 13.1.

16.4     POWERS OF THE GRANTING AUTHORITY

The Concessionaire declares that it is fully aware of and accepts the provisions contained in Decree 4041/96, thus acknowledging the Executive Branch's power to revoke the Contract in an administrative court, provided sufficient evidence is submitted proving serious irregularities enabling the procurement of undue advantages and/or defects affecting the original intent of the contract, and are capable of rendering it void, or if it is proven that the Contract was executed through public official breach of trust, bribery, violence or any other fraudulent actions giving rise to criminal action or subject to criminal charges.


--------------------------------------------------------------------------------
                        Annex 13 - Concession Contract -

    National and International Public Bid for the Concession of Potable Water and Sewage Public Service Provision in the Province of Buenos Aires


16.5     DOMICILE

For all matters relating to the Contract, the parties constitute their domicile at:

The Granting Authority at Calle 7 e/58 y 59 in the City of La Plata, Provincial Capital.

The Concessionaire at Calle 13, No 847 in the City of La Plata, Provincial Capital.

16.6     NOTICES

All communications and notices between the Granting Authority and the Concessionaire in connection to the Contract shall be served in a conclusive manner and in writing, and shall be addressed to the declared domicile pursuant to the provisions stated in Article 16.5.

16.7     JURISDICTION

In the event of any dispute related to the interpretation and performance of the Contract, the Granting Authority and the Concessionaire submit themselves to the administrative courts of the city of La Plata, hereby expressly waiving the jurisdiction of any other court.

Mr. Governor of Buenos Aires Province - Mr. Eduardo Alberto Duhalde on behalf of the Granting Authority.

Amanda Karen Martin on behalf of the Concessionaire

/s/ Amanda Karen Martin

Engineer Beatriz Mirta Diaz on behalf of OSBA/AGOSBA

/s/ Beatriz Mirta Diaz




--------------------------------------------------------------------------------
                        Annex 13 - Concession Contract -

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
       AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES



                                     ANNEX A

                                 CONCESSION AREA











[SEE MAP IN THE ORIGINAL DOCUMENT]







                         Annex A - Concession Contract
                                      -1-

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX B

                               UNATTACHED SYSTEMS

====================================================================================================
DISTRICTS                       LOCALITIES                            SERVICE PROVIDER
----------------------------------------------------------------------------------------------------
                                                                      WATER                SEWAGES
----------------------------------------------------------------------------------------------------
ADOLFO GONZALEZ                 DE LA GARMA                           SPAR COOP.
CHAVEZ
----------------------------------------------------------------------------------------------------
BRAGADO                         GRAL. O'BRIEN                         MUNICIPALITY
                                MECHITA                               SPAR COOP.
                                COMODORO PY                           COOPERATIVE
----------------------------------------------------------------------------------------------------
CARLOS CASARES                  TRES ALGARRABOS                                 COOPERATIVE
----------------------------------------------------------------------------------------------------
CHIVILCOY                       MOQUEHUA                              SPAR COOP.
----------------------------------------------------------------------------------------------------
ESCOBAR                         GARIN                                 PRIVATE CONC.      PRIV. CONC.
                                MAQ. F. SAVIO                         PRIVATE CONC.      PRIV. CONC.
                                ING. MASCHWITZ                        PRIVATE CONC.      PRIV. CONC.
                                MATHEU                                PRIVATE CONC.      PRIV. CONC.
                                LOMA VERDE                            PRIVATE CONC.      PRIV. CONC.
                                P.C. NAUTICO                          PRIVATE CONC.      PRIV. CONC.
-----------------------------------------------------------------------------------------------------
GENERAL ARENALES                ASCENSION                             SPAR COOP.
                                ARRIBENOS                             SPAR COOP.
                                FERRE                                 SPAR COOP.
-----------------------------------------------------------------------------------------------------
GENERAL VIAMONTE                BAIGORRITA                            COOPERATIVE
-----------------------------------------------------------------------------------------------------
GENERAL VILLEGAS                EMILIO BUNGE                          SPAR COOP.
                                F. MARTI - E. CHARLON                 SPAR COOP.
                                PIEDRITAS                             SPAR COOP.
                                BANDERALO                             SPAR COOP.
                                CANADA SECA                           SPAR COOP.
-----------------------------------------------------------------------------------------------------
GUAMINI                         CASBAS                                COOPERATIVE
                                LG. ALSINA BONIFACIO                  COOPERATIVE
                                GARRE                                 SPAR COOP.
-----------------------------------------------------------------------------------------------------
LA PLATA                        M. ROMERO                             SPAR COOP.
                                L. OLMOS                              SPAR COOP.
                                ABASTO                                SPAR COOP.
-----------------------------------------------------------------------------------------------------
LEANDRO N. ALEM                 J. B. ALBERDI                         COOPERATIVE
                                L. N. ALEM                            SPAR COOP.
-----------------------------------------------------------------------------------------------------
LINCOLN                         ROBEN                                 SPAR COOP.
                                EL TRIUNFO                            SPAR COOP.
                                ARENAZA                               SPAR COOP.
                                LAS TOSCAS                            SPAR COOP.
=====================================================================================================

                         Annex B - Concession Contract
                                      -1-

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

=================================================================================================
DISTRICTS                    LOCALITIES                            SERVICE PROVIDER
-------------------------------------------------------------------------------------------------
                                                                   WATER               SEWAGES
-------------------------------------------------------------------------------------------------
MAGDALENA                    MAGDALENA                             COOPERATIVE
                             B. BAVIO                              COOPERATIVE
-------------------------------------------------------------------------------------------------
MAIPU                        LAS ARMAS                             SPAR COOP.
-------------------------------------------------------------------------------------------------
MONTE                        ABOTT                                 SPAR COOP.
-------------------------------------------------------------------------------------------------
MORENO                       F. Alvarez                            Cooperative
-------------------------------------------------------------------------------------------------
M.U. DE VILLA                Villa Gesell                          Municipality       Un-attached
GESELL
-------------------------------------------------------------------------------------------------
NAVARRO                      Navarro                               SPAR Coop.         Un-attached
                             Villa Moll
-------------------------------------------------------------------------------------------------
NUEVE DE JULIO               Dudignac                              SPAR Coop.
                             A. Demarchi                           SPAR Coop.
                             Patricios                             SPAR Coop.
                             La Aurora                             SPAR Coop.
                             C. M. Naon                            SPAR Coop.
                             Morea Quiroga Fournier                SPAR Coop.
-------------------------------------------------------------------------------------------------
PATAGONES                    J. Casas                              Development Company
                             Cardenal Cagliero                     SPAR Coop.
-------------------------------------------------------------------------------------------------
PEHUAJO                      J. J. Paso                            SPAR Coop.
                             Mones Cazon                           SPAR Coop.
-------------------------------------------------------------------------------------------------
PUNTA INDIO                  Veronica                              SPAR Coop.         Un-attached
                             Pipinas                               SPAR Coop.         Un-attached
-------------------------------------------------------------------------------------------------
RAMALLO                      Ramallo                               Municipality       Un-attached
                             Va. Ramallo                           Municipality
                             Perez Millan                          SPAR Coop.
                             Va Gral Savio                         Municipality
-------------------------------------------------------------------------------------------------
SALLIQUELO                   Quenuma                               SPAR Coop.
-------------------------------------------------------------------------------------------------
SUIPACHA                     Suipacha                              SPAR Coop.
                             Gral. Rivas                           SPAR Coop.
-------------------------------------------------------------------------------------------------
TORNQUIST                    Tornquist                             Municipality       Un-attached
                             Saldungaray                           SPAR Coop.
                             Sierra de la Ventana
-------------------------------------------------------------------------------------------------
TRES ARROYOS                 Tres Arroyos                          Municipality
                             Claromeno                             SPAR Coop.
                             Orense                                SPAR Coop.
-------------------------------------------------------------------------------------------------
VILLARINO                    Algarrobo                             SPAR Coop.
                             T. Origone                            SPAR Coop.
                             Argerich                              Cooperative
=================================================================================================

                          Annex B - Concession Contract
                                       -2-

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX C

                      QUALITY STANDARDS FOR POTABLE WATER -
                  SAMPLING FREQUENCY AND ANALYTICAL TECHNIQUES


                          TABLE I: ALLOWABLE LIMITS FOR
                        BASIC MICROBIOLOGICAL COMPONENTS

A. WATER ENTERING THE DISTRIBUTION SYSTEM

=============================================================================================================
                                 ALLOWABLE LIMITS (BASED ON ANALYTICAL METHOD)
-------------------------------------------------------------------------------------------------------------
                               MULTIPLE LINES               FILTERING MEMBRANE          PRESENCE / ABSENCE
-------------------------------------------------------------------------------------------------------------
Total Coliforms                <2.2   NPM/100               Absence in 100 ml           Absence in 100 ml (3)
                               ML (1)
-------------------------------------------------------------------------------------------------------------
Thermo-resistant               <2.2   NPM/100               Absence in 100 ml           Absence in 100 ml
Coliforms                      ML (1)
=============================================================================================================

B. WATER IN THE DISTRIBUTION SYSTEM

==============================================================================================================
                                   ALLOWABLE LIMITS (BASED ON ANALYTICAL METHOD)
--------------------------------------------------------------------------------------------------------------
                               MULTIPLE LINES               FILTERING MEMBRANE          PRESENCE / ABSENCE (2)
--------------------------------------------------------------------------------------------------------------
Total Coliforms                2.2 NPM/100 ML (1)           Absence in 100 ml           Absence in 100 ml (3)
--------------------------------------------------------------------------------------------------------------
Thermo-resistant               2.2 NPM/100 ML (1)           Absence in 100 ml           Absence in 100 ml
Coliforms
==============================================================================================================

(1) Provisional limit conditioned on the modification of the Multiple Line Method to increase its sensitivity (10 lines).

(2) In those services where the quality of the samples is sufficient, these should not be present in 100 ml of water in 95% of the extracted samples during any 12-month period. The samples should never contain more than 10 coliform bacteria per 100 ml of water and no coliform bacteria should be found in 100 ml of water in two consecutive samples.

(3) In those services where the number of samples is sufficient, these should not be present in 100 ml of water in 95% of the extracted samples during any 12-month period. Provided the samples do not contain more than 10 coliform bacteria per 100 ml of water and no coliform bacteria are found in 100 ml of water in two consecutive samples.

ALL WATER INTENDED FOR HUMAN CONSUMPTION MUST BE DISINFECTED.

                                       1
Annex C - Concession Contract

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
       AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

       TABLE II: COMPONENTS THAT DIRECTLY AFFECT HEALTH - ALLOWABLE LIMITS

========================================================================================================
COMPONENTS                                         UNIT                 ALLOWABLE LIMIT       REFERENCES
--------------------------------------------------------------------------------------------------------
INORGANIC COMPONENTS:
--------------------------------------------------------------------------------------------------------
Arsenic                                            mg/l                 0.05                  (P) (I)
--------------------------------------------------------------------------------------------------------
Cadmium                                            mg/l                0.003
--------------------------------------------------------------------------------------------------------
Cyanide                                            mg/l                 0.07
--------------------------------------------------------------------------------------------------------
Copper                                             mg/l                 2.00                  (P)
--------------------------------------------------------------------------------------------------------
Total Chromium                                     mg/l                 0.05                  (P)(2)
--------------------------------------------------------------------------------------------------------
Fluorine                                           mg/l                 1.50
--------------------------------------------------------------------------------------------------------
Manganese                                          mg/l                 0.50                  (P)
--------------------------------------------------------------------------------------------------------
Mercury (Total)                                    mg/l                0.001
--------------------------------------------------------------------------------------------------------
Nitrate (as NO3-)                                  mg/l                50.00
--------------------------------------------------------------------------------------------------------
Nitrite (as NO2-)                                  mg/l                 0.10                  (P)
--------------------------------------------------------------------------------------------------------
Lead                                               mg/l                 0.01
--------------------------------------------------------------------------------------------------------
Selenium                                           mg/l                 0.01
--------------------------------------------------------------------------------------------------------
Silver                                             mg/l                 0.05
--------------------------------------------------------------------------------------------------------
ORGANIC COMPONENTS:
--------------------------------------------------------------------------------------------------------
CHLORINATED ALKANES
--------------------------------------------------------------------------------------------------------
   1.2  Dichloroethane                             ug/l                30.00                  (P)
--------------------------------------------------------------------------------------------------------
   Carbon Tetrachloride                            ug/l                 2.00
--------------------------------------------------------------------------------------------------------
CHLORATE ETHENES
--------------------------------------------------------------------------------------------------------
   1.1  Dichloroethane                             ug/l                30.00
--------------------------------------------------------------------------------------------------------
        Trichloroethane                            ug/l                70.00                  (P)
--------------------------------------------------------------------------------------------------------
        Tetrachloroethane                          ug/l                40.00
--------------------------------------------------------------------------------------------------------
AROMATIC HYDROCARBONS
--------------------------------------------------------------------------------------------------------
        Benzene                                    ug/l                10.00
--------------------------------------------------------------------------------------------------------
        Benzo(a)pirene                             ug/l                  0.7
--------------------------------------------------------------------------------------------------------
PESTICIDES
--------------------------------------------------------------------------------------------------------
        Aldrin/Dieldrin                            ug/l                 0.03
--------------------------------------------------------------------------------------------------------
    Chlordane (total isomers)                      ug/l                 0.20
--------------------------------------------------------------------------------------------------------
2.4D (Cichlorophenoxyacetic acid)                  ug/l                30.00
--------------------------------------------------------------------------------------------------------
DDT (total isomers)                                ug/l                 2.00
--------------------------------------------------------------------------------------------------------

                                       2
Annex C - Concession Contract

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
       AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


---------------------------------------------------------------------------
Heptachlorine and heptachloroepoxite               ug/l                0.03
---------------------------------------------------------------------------
Hexachlorobenze                                    ug/l                1.00
---------------------------------------------------------------------------
Lindane                                            ug/l                2.00
---------------------------------------------------------------------------
Metoxychlorine                                     ug/l               20.00
---------------------------------------------------------------------------
Pentachlorophenol                                  ug/l                9.00
===========================================================================

===========================================================================
DISINFECTANTS
---------------------------------------------------------------------------
Chlorine (free residual)                           mg/l                 5.0
---------------------------------------------------------------------------
Monochloramine                                     mg/l                 6.0
===========================================================================

===========================================================================

PRODUCTS FROM DISINFECTING
---------------------------------------------------------------------------
CHLOROPHENOLS                                      ug/l
---------------------------------------------------------------------------
2,4.6 Trichlorophenol                              ug/l                 200
---------------------------------------------------------------------------
TRIBALOMETHANES
---------------------------------------------------------------------------
         Bromoform                                 ug/l                 100
---------------------------------------------------------------------------
Dibromochloromethane                               ug/l                 100
---------------------------------------------------------------------------
Bromodichloromethane                               ug/l                  60
---------------------------------------------------------------------------
         Chloroform                                ug/l                 200
===========================================================================

(I) (P) Provisional Limit. This term is used for those chemicals that present a potential danger, but where available information on health effects is limited, or the uncertainty factor used to establish the Allowable Daily Digest (IDT) is higher than 1000.

(i) The allowable limit calculated for an inferior component, to the limit of practical detection, of the concentration that can be achieved with available treatment methods or when the recommended limit can be exceeded as a result of disinfection.

(2) With respect to non-chlorinated water, trivalent and hexavalent chromium shall be isolated.

               TABLE III. COMPONENTS OR CHARACTERISTICS AFFECTING
              CONSUMER'S ACCEPTABILITY OF WATER - ALLOWABLE LIMITS

====================================================================================================================
PARAMETER                                  UNIT                                    ALLOWABLE LIMIT
--------------------------------------------------------------------------------------------------------------------
PHYSICAL CHARACTERISTICS:
--------------------------------------------------------------------------------------------------------------------
Color                                      Uc.                                     15
--------------------------------------------------------------------------------------------------------------------
Taste and Odor                                                                     Not offensive for the majority of
                                                                                   Users.
--------------------------------------------------------------------------------------------------------------------
Turbidity                                  UNT                                     2
--------------------------------------------------------------------------------------------------------------------

                                       3
Annex C - Concession Contract

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
       AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

--------------------------------------------------------------------------------------------
PHYSICOCHEMICAL COMPONENTS
--------------------------------------------------------------------------------------------
Aluminum                                   mg/l                                    0.2
--------------------------------------------------------------------------------------------
Zinc                                       mg/l                                    3.0
--------------------------------------------------------------------------------------------
Chloride                                   mg/l                                    250
--------------------------------------------------------------------------------------------
Iron                                       mg/l                                    0.3
--------------------------------------------------------------------------------------------
pH                                         mg/l                                    6.5 - 8.5
--------------------------------------------------------------------------------------------
Sodium                                     mg/l                                    200
--------------------------------------------------------------------------------------------
Sulfate                                    mg/l                                    250
============================================================================================

=======================================================================================
Total Dissolved Solids                     Mg/l                                    1500
---------------------------------------------------------------------------------------
INORGANIC COMPONENTS
---------------------------------------------------------------------------------------
Synthetic Detergents                       Mg/l                                    0.2
=======================================================================================

                  TABLE IV: COMPLEMENTARY BIOLOGICAL PARAMETERS
 (Parameters whose determination is subject to specific circumstances or needs)

=======================================================
PARAMETERS                            GUIDE VALUE
-------------------------------------------------------
Heterotrophic Aerobic Bacteria        <100 UFo in 1 ml
-------------------------------------------------------
Aerogenous Pseudomonas                Absence in 100 ml
-------------------------------------------------------
Giardia Lamblia                       Absence
-------------------------------------------------------
Phytoplankton and Zooplankton         Absence
=======================================================


SAMPLING FREQUENCY

The Concessionaire shall perform the periodic monitoring and analysis described for the following parameters.

1.       Raw water from Surface Tap
                  Microbiological components - Table I (daily).
                  Basic data, pH, turbidity, alkalinity (every 6 hours). Components that directly affect health - Table II (every three months).
                  Components that affect the acceptability of the water (Table
                  III), heavy metals, DBO, DQO, phenols, hydrocarbons, detergents (monthly).
                  Complementary biological parameters - Table IV. Their determination is subject to localized circumstances or needs.

2.       Raw water from Underground Tap
                  Chemical analysis (every six months)
                  Microbiological analysis - Table I (quarterly)

                                       4
Annex C - Concession Contract

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
       AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


3.       Outgoing Potable water from the potabilization plant.
                  Microbiological components - Table I (every six months).
                  Basic data, pH, turbidity, alkalinity (every 6 hours). Components that directly affect health - Table II (quarterly). Components that affect the acceptability of the water (Table
                  III), heavy metals, DBO, DQO, phenols, hydrocarbons, detergents (monthly).
                  Complementary biological parameters - Table IV. Their determination is subject to specific circumstances or needs.

4.       Potable Water in the distribution system.
                  Bacteriological analyses: monthly samples every 10,000 inhabitants within the radius of water and sewage.
                  The sampling points shall be divided into fixed (schools, hospitals, public offices) and variable points that proportionally cover the serviced area.
                  Chemical analyses: residual chlorine shall be measured every time a bacteriological analysis is performed.
         All Table III components shall be measured in 20% of the samples.

The Concessionaire shall submit to ORBAS, with the given time periods, the results of the specific analyses.

Furthermore, ORBAS shall periodically inspect, take samples and perform analyses to assure compliance with these allowable parameters and it shall notify the operator so that it may take simultaneous samples, if it wishes, for purposes of comparison. ORBAS may require other analysis and sampling methodologies, according to the situation or the characteristics of the locality in question, and the urgency of each situation.

For those localities with less than 10,000 users, ORBAS shall determine the number of samples required for each situation to obtain results representative of the actual condition of Service.

If the allowable parameters are exceeded, ORBAS shall penalize the Concessionaire with timely application of the stated fines.

Whenever the application authority verifies the commission of a violation, it shall prepare a violation statement that shall serve as accusation and evidence of the violation. The violation statement shall constitute conclusive evidence unless rebuttal proof is presented.

The Concessionaire shall be subject to sanctions, upon prompt notification, for failure to submit the results of the periodic analyses.

ANALYTICAL TECHNIQUES

Those set by ORBAS for each parameter can be found standardized in:

         SM: Manual of Standardized Methods for Potable and Wastewater Analysis. Edition 17, APHA-AWWA-WPCF. 1989 or its updates.
         EPA: Method of Analysis for Potable Water, Environmental Protection Agency of the United States.

                                       5
Annex C - Concession Contract

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX D

                         QUALITY STANDARDS FOR SEWAGE -
                  SAMPLING FREQUENCY AND ANALYTICAL TECHNIQUES
                          TABLE 1: QUALITY PARAMETERS -
                 ALLOWABLE DISCHARGE LIMITS FOR SEWAGE EFFLUENTS

                                                                   DISCHARGE LIMIT
======================================================================================================
  GROUP     PARAMETERS              UNIT         CODE OF        WATERWAY       OCEAN           SOIL
                                               ANALYTICAL                                   ABSORPTION
                                               TECHNIQUES
------------------------------------------------------------------------------------------------------
    I       Temperature              oC           02061           <=45          <=45           <=45
            pH                      UpH           10301         6.5-10        6.5-10         6.5-10
            S.S. 10 min.            ml/l          10430         Absent          N.E.         Absent
            S.S. 2 Hrs.             ml/l          10431          <=1.0         <=5.0          <=5.0
            Sulfides                ml/l          26102          <=1.0          N.E.          <=5.0
                                                  16203
            S.S.E.E.                ml/l          06521           <=50(d)            (c)       <=50
            Ammonium nitrate        ml/l          07503          <=3.0          N.E.           N.E.
            Cyanides                ml/l          06601          <=0.1         <=0.1         Absent
            Total Hydrocarb.        ml/l          06525           <=30          <=30         Absent
            Total Coliforms      NMP/100          36002         <=5000         20000 (k)       N.E.
                                    m
------------------------------------------------------------------------------------------------------
    II      DBO5                    mg/l          08202           <=50               (c)      <=200
            DQO(g)                  mg/l          08301          <=250               (c)      <=500
            S.A.A.M.                mg/l          10702          <=2.0          N.E.          <=2.0
            Phenolic Salts          mg/l          06531          <=0.5          N.E.          <=0.1
            Sulfates                mg/l          16302           N.E.          N.E.         <=1000
            C.O.T.                  mg/l          06010           N.E.          N.E.           N.E.
            Iron (solub.)           mg/l        26007/8          <=2.0          N.E.          <=0.1
            Manganese               mg/l          25002          <=0.5          N.E.          <=0.1
            (solub.)
------------------------------------------------------------------------------------------------------
   III      Zinc                    mg/l          82101          <=2.0          N.E.           <= 1
            Nickel                  mg/l          81101          <=2.0         <=2.0              1
            Total Chromium          mg/l          24001          <=0.5         <=0.5         Absent
                                                  14010
            Cadmium                 mg/l          48001          <=0.1         <=0.1         Absent
            Mercury                 mg/l          80112        <=0.001       <=0.001         Absent
            Copper                  mg/l          29010          <=0.1         <=0.1         Absent
            Lead                    mg/l          82001                                      Absent
            Pesticides              mg/l      indicated in
            Chlorinated O.                      Standard        <=0.05        <=0.05         Absent
            Pesticides              mg/l         Methods
            Phosphated O.                                        <=0.1         <=0.1         Absent
------------------------------------------------------------------------------------------------------
    IV      Total Nitrogen
            Kjeldath                mg/l          07001         <=10.0 (i)      N.E.           N.E.
            Phosphorus              mg/l          15422          <=1.0 (i)      N.E.           N.E.
======================================================================================================

                                       1
Annex D - Concession Contract

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


(a) The effluents that are drained out by atmospheric trucks shall adhere to the limits established for their final destination.
(b) The indication of "absent" is equivalent to less than the limit of detection of the indicated analytical technique.
(c)      N.E. means that allowable limits are not presently established.
(d) In aerated or stabilization pond effluents, determination shall be made according to a filtered sample to eliminate the influence of algae.
(e) Discharges to the ocean shall be designed to obtain a minimum initial dissolution of 50:1. Outside the mixing zone or within a 200-meter wide radius around the point of discharge, the DBO and DQO values shall be base or natural, and S.S.E.E. values shall not exceed 100 mg/l. If the initial minimum dilution condition cannot be met, the DBO, DQO and S.S.E.E. concentration levels shall not exceed: 150 mg/l and 100 mg/l respectively. The same criteria shall be adopted if the operator of the service does not commit to periodic control of the quality of the receiving body in the mixing zone limit.
(g) The DQO determination for effluents treated by means of stabilization or aerated ponds, shall be performed on filtered samples to eliminate the influence of algae.
(i) These limits are required in discharges to lakes, ponds or environments favorable to eutrophication processes. If necessary, the total allowable daily limit in Kg/day of Total Phosphorus and Total Nitrogen shall be fixed.
(k) This parameter shall control discharges near beach or health resorts. The indicated value constitutes the maximum allowable level at a distance of at least 500 meters from a beach or area intended for nautical sports.

SAMPLING FREQUENCY:

The Concessionaire shall perform monthly monitoring of its Sewage effluents, measuring all of the parameters indicated in this ANNEX, and shall submit the results to ORBAS. Furthermore, ORBAS shall inspect, take samples and periodically analyze the effluents in order to check compliance with the allowable parameters, notify the Concessionaire to allow it to take concurrent samples, if desired in order to compare the results obtained. If the allowable parameters were exceeded, ORBAS shall penalize the Concessionaire by timely application of the stated fines. Whenever the application authority verifies the commission of a violation, it shall prepare a violation statement that shall serve as an accusation and evidence of the violation. The violation statement shall constitute conclusive evidence unless rebuttal proof is presented. The Concessionaire shall be subject to sanctions, upon prompt notification, for failure to submit the results of the periodic analyses, which will be fixed to consider the effluent an industrial type effluent, subject to the provisions of Law 5965 and its regulations.


ANALYTICAL TECHNIQUES

The analytical techniques shall be fixed by Law 5965 or laws arising out of its modification through a regulatory decree.

                                       2
Annex D - Concession Contract

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX E


                                ESOP REGULATIONS




                                       1
Annex E - Concession Contract

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


                                     ANNEX E

                          EMPLOYEE STOCK OWNERSHIP PLAN

Pursuant to the provisions contained in article 2.8 of the Contract, the ESOP shall be governed by the following clauses:

FIRST: The ESOP shall receive shares equal to ten percent (10%) of the initial capital stock of the Concessionaire (article 2.4.1 and Annex I of the Concession Contract), hereinafter "the Shares", which shall be transferred at no cost by the Awardee to the beneficiary employees, as set forth in this Annex.

SECOND: Beneficiaries under the ESOP shall be employees of all ranks of OSBA whom are selected to render service to the Concessionaire ("Beneficiary Employees") and who agree to adhere to the ESOP. Afterwards, employees of the Concessionaire who purchase Shares and agree to adhere to the ESOP may also become Beneficiary Employees. Temporary personnel, contracted personnel and advisors appointed to represent the Province or its agencies cannot be Beneficiary Employees.

THIRD: Pursuant to the second clause, Beneficiary Employees shall take part in the ESOP provided they expressly adhere to its terms and conditions. Such adherence shall be individual, voluntary and not performed through agents.

FOURTH: Adherence by Beneficiary Employees to the ESOP shall result in their relinquishing the right to receive dividends from their shares during the first two (2) fiscal years of the Concession, which shall be expressly stated in the adherence agreement.

FIFTH: The number of Shares that are ultimately granted to each Beneficiary Employee shall be determined on a per Concession Zone basis, by means of a mathematical ratio that the Ministry of Public Works and Services of the Province shall prepare together with the Union of Sanitation Works of the Province of Buenos Aires (SOSBA). This ratio shall take into account factors such as seniority, number of dependents, job title and the previous year's total income.

SIXTH: If the Concessionaire issues additional shares of stock, the ESOP Beneficiary Employees shall have the right to participate in such issuance, pursuant to the terms of Section 194 of Law 19.550. The method of payment for the subscription price shall be the one established in the seventh clause hereof, unless otherwise agreed. Such newly issued shares may be encumbered with a lien or subject to a trust, pursuant to the provisions of Law 24.441, until the price for such shares has been paid.

SEVENTH: In the event of increases in capital, the Beneficiary Employees shall pay the price for the Shares with the annual dividends that correspond to the Shares and with fifty percent (50%) of the net amount to be paid to them as the personnel participation bonus provided for in section 2.9 of the Contract.

EIGHTH: The beneficiary employees may create a guaranty and repurchase fund, with a mandatory, indivisible, joint ownership interest of a percentage of the dividends that correspond to the ESOP Shares, to purchase and redistribute the Shares that correspond to Beneficiary Employees who cease, for any reason, to be employees of the Concessionaire. If such Shares are not acquired by the guaranty and repurchase fund or by other employees of the Concessionaire, they shall not belong to the ESOP.

                                       2
Annex E - Concession Contract

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
       AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX F

                                      POES


1.       QUALITY OF THE SERVICE

1.1      MANAGEMENT INDICES

The Concessionaire shall comply with, at a minimum, the goals pertaining to the quality of the Service and the business measures that are listed below, so as to achieve the values in the terms indicated in table 1 of the present Annex.

The measurement indices that the Concessionaire shall fulfill are:

1.       Unaccounted for Water                       (ANC)
2.       Continuity of the Service                   (Ts)
3.       Metering efficiency                         (Em)

Each of the indicators previously mentioned is defined as follows:

o        Unaccounted for Water (ANC)

The quotient of the difference between the volume of Water produced (Vp) and that of water invoiced (Vf), over the volume of Water produced (Vp) in a period of one (1) year, all multiplied by one hundred (100).

                             ANC (%) = (Vp - Vf) 100
                                       ---------
                                          Vp

Water produced shall be understood to be Potable Water delivered to the system and actually measured at the outlet point of the potabilization plants, drilled wells, etc. The computation of Invoiced water shall be based on those values displayed on the User's invoice, and for Users not under the Metered Service Tariff Regime, a monthly average consumption of 30 m(3)/month shall be assigned.

o        Continuity of the Service (Ts)

The yearly average time of continuity in the provision of the Service. expressed as:

         Ts (%) = (1 - (SIGMA) Hi.Ci) 100 =
                       ------------------
                              H.Cs
where:
Ts = Time in which the Service was provided during the year
Hi = Non-rendered service hours (i)
Ci = Number of Users affected by the interruption (i)
H = Total number of hours in a year = 8,760 hours
Cs = Total number of Users

                          ANNEX F - CONCESSION CONTRACT
                                        1

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


o        Metering Efficiency (Em)

The percentage between the number of meters read and the number of meters installed.

                  Em % =    Number of Meters Read    100 =
                         --------------------------
                         Number of Meters Installed


TABLE 1.  MEASUREMENT INDICES

=============================================================================================================
AT THE END                                           EFFICIENCY INDICATORS
OF                   ========================================================================================
                     Minimum Values for Metering    Maximum Values for Un-           Minimum Values for (%)
                           Efficiency (EM)         Accounted for Water (ANC)        Continuity of the Service
                                 (%)                        (%)                                Ts
-------------------------------------------------------------------------------------------------------------
Year 3                            75                            40                             95
Year 4                            77                            38                             95
Year 5                            80                            35                             95
Year 10                           90                            33                             96
Year 15                           95                            30                             97
Year 20                           98                            28                             98
Year 25                           98                            25                             98
Year 30                           98                            25                            100
=============================================================================================================


The Concessionaire shall include the duly audited values obtained for the measurement indices indicated in Table 1 in each annual report of Service (article 6.5.2 of the Contract).

The values for the measurement indices of one year may not, in any case, be lower than those of the previous year.

2.       GOALS

2.1      SERVICE EXPANSION

In relation to the expansion of Potable Water and Sewage Service, the Concessionaire shall fulfill, for each Region, the global coverage goals set forth in Tables 2.1.1 and 2.1.2 included below, and shall also ensure that each of the districts integrated in each Region achieves at least a coverage that is the same as the minimum specified goal for said district.

The coverage percentages achieved in each case shall be calculated as the ratio between the values of the served population and those of the urban population. For such purposes, served population shall be understood as the number of accounts from the ratio of residences for each locality reported annually by the Direccion Provincial de Estadistica (Provincial Statistics Office); and the urban population shall be determined by the census figures, as long as they match the approved censuses otherwise, it shall be the projected population data reported annually by the Direccion Provincial de Estadistica.

                         ANNEX F - CONCESSION CONTRACT
                                       2

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


The Concessionaire shall plan to extend the Service for the supply of Potable Water for Home Service Connections to the population residing in the Served and Expansion Areas, in accordance with the provisions set forth in the Contract.

Average coverage values shall not be, in any of the districts, lower than values of the previous year.

         2.1.1    POTABLE WATER SUPPLY

         a) EXPANSIONS TO THE POTABLE WATER SYSTEM IN THE FIRST TWO YEARS OF THE CONCESSION, STATED IN NUMBER OF RESIDENTIAL CONNECTIONS.

                                                       NUMBER OF CONNECTIONS  -        MINIMUM PER YEAR
=======================================================================================================
REGION/SUBREGION                                             FIRST YEAR                   SECOND YEAR
-------------------------------------------------------------------------------------------------------
Bahia Blanca Region                                             2,000                        2,500
-------------------------------------------------------------------------------------------------------
La Plata Ppal. Subregion                                        2,000                        3,000
-------------------------------------------------------------------------------------------------------
Florencio Varela Subregion                                      4,000                        6,500
-------------------------------------------------------------------------------------------------------
Western Subregion                                               1,000                        1,500
-------------------------------------------------------------------------------------------------------
Eastern Subregion                                               1,000                        1,000
=======================================================================================================

         b) EXPANSIONS TO THE POTABLE WATER SYSTEM IN THE FIRST TWO YEARS OF THE CONCESSION, STATED IN NUMBER OF RESIDENTIAL CONNECTIONS PER DISTRICT.

--------------------------------------------------------------------------------------------------------
REGION A                                                    MINIMUM NUMBER OF CONNECTIONS PER YEAR
BAHIA BLANCA
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
BAHIA BLANCA                                             600                                  1.200
--------------------------------------------------------------------------------------------------------
C. DE PATAGONES                                            0                                      0
--------------------------------------------------------------------------------------------------------
CNEL. ROSALES                                              0                                      0
--------------------------------------------------------------------------------------------------------
A.G. CHAVES                                                0                                    150
--------------------------------------------------------------------------------------------------------
GRAL. LAMADRID                                             0                                      0
--------------------------------------------------------------------------------------------------------
GUAMINI                                                    0                                      0
--------------------------------------------------------------------------------------------------------
SALLIQUELO                                                 0                                      0
--------------------------------------------------------------------------------------------------------
SAN CAYETANO                                               0                                      0
--------------------------------------------------------------------------------------------------------
TORNQUIST
--------------------------------------------------------------------------------------------------------
TRES ARROYOS                                               0                                      0
--------------------------------------------------------------------------------------------------------
VILLARINO                                                  0                                    150
--------------------------------------------------------------------------------------------------------

                         ANNEX F - CONCESSION CONTRACT
                                        3

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


--------------------------------------------------------------------------------------------------------
REGION C1                                                   MINIMUM NUMBER OF CONNECTIONS PER YEAR
LA PLATA
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
BERISSO                                                  200                                     500
--------------------------------------------------------------------------------------------------------
ENSENADA                                                   0                                     150
--------------------------------------------------------------------------------------------------------
LA PLATA                                                 500                                   1.200
--------------------------------------------------------------------------------------------------------
MAGDALENA                                                  0                                       0
--------------------------------------------------------------------------------------------------------
PUNTA INDIO
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
REGION C2                                                   MINIMUM NUMBER OF CONNECTIONS PER YEAR
FLORENCIO VARELA
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
F. VARELA                                              2.000                                  4.000
--------------------------------------------------------------------------------------------------------
PRESIDENT. PERON                                         100                                    300
--------------------------------------------------------------------------------------------------------
SAN VICENTE                                                0                                      0
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
SUBREGION C3                                                MINIMUM NUMBER OF CONNECTIONS PER YEAR
OESTE (West)
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
C. CASARES                                               400                                    500
--------------------------------------------------------------------------------------------------------
C. TEJEDOR                                                 0                                      0
--------------------------------------------------------------------------------------------------------
GRAL. ARENALES                                             0                                      0
--------------------------------------------------------------------------------------------------------
GRAL. VILLEGAS                                             0                                    200
--------------------------------------------------------------------------------------------------------
LEANDRO N. ALEM                                            0                                      0
--------------------------------------------------------------------------------------------------------
LINCOLN                                                    0                                    200
--------------------------------------------------------------------------------------------------------
9 DE JULIO                                                 0                                      0
--------------------------------------------------------------------------------------------------------
SUIPACHA
--------------------------------------------------------------------------------------------------------
PEHUAJO                                                    0                                      0
--------------------------------------------------------------------------------------------------------
BRGADO                                                     0                                    100
--------------------------------------------------------------------------------------------------------
CHIVILCOY                                                200                                    400
--------------------------------------------------------------------------------------------------------
GRAL. VIAMONTE                                             0                                      0
--------------------------------------------------------------------------------------------------------
NAVARRO
--------------------------------------------------------------------------------------------------------
RAMALLO
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
SUBREGION C4                                                MINIMUM NUMBER OF CONNECTIONS PER YEAR
ESTE (East)
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
AYACUCHO                                                   0                                     150
--------------------------------------------------------------------------------------------------------
DOLORES                                                  100                                     200
--------------------------------------------------------------------------------------------------------

                         ANNEX F - CONCESSION CONTRACT
                                       4

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


---------------------------------------------------------------------------------------------------
GRAL. GUIDO                                                0                                      0
---------------------------------------------------------------------------------------------------
GRAL. LAVALLE                                              0                                      0
---------------------------------------------------------------------------------------------------
GRAL. MADARIAGO                                          100                                    300
---------------------------------------------------------------------------------------------------
GRAL. BELGRANO                                             0                                      0
---------------------------------------------------------------------------------------------------
GRAL. PAZ                                                  0                                      0
---------------------------------------------------------------------------------------------------
GRAL. ALVEAR                                               0                                      0
---------------------------------------------------------------------------------------------------
ROQUE PEREZ                                                0                                      0
---------------------------------------------------------------------------------------------------
TAPALQUE                                                   0                                      0
---------------------------------------------------------------------------------------------------
LAS FLORES                                                 0                                      0
---------------------------------------------------------------------------------------------------
MONTE                                                      0                                      0
---------------------------------------------------------------------------------------------------
MAIPU                                                      0                                      0
---------------------------------------------------------------------------------------------------
MAR CHIQUITA                                               0                                      0
---------------------------------------------------------------------------------------------------
PILA                                                       0                                      0
---------------------------------------------------------------------------------------------------
M.U. DE V. GESELL
---------------------------------------------------------------------------------------------------


         c) EXPANSIONS TO THE POTABLE WATER NETWORK IN TERMS OF PERCENTAGE (%) OF COVERAGE OF THE URBAN POPULATION, AS FROM THE THIRD YEAR OF THE CONCESSION.

                                            YEAR OF THE CONCESSION
=====================================================================================================
DISTRICT                              3        4       5        10       15       20      25       30
-----------------------------------------------------------------------------------------------------
BAHIA BLANCA REGION
Overall Goal                          92%     94%      95%      95%      95%      95%     95%      95%

Minimum Goals per District
1. BAHIA BLANCA                       90%     91%      92%      93%      94%      94%     94%      95%
2. CNEL. ROSALES                      93%     93%      94%      94%      94%      95%     95%      95%
3. TRES ARROYOS                      100%    100%     100%     100%     100%     100%    100%     100%
4. PATAGONES                          93%     93%      94%      94%      94%      95%     95%      95%
5. VILLARINO                          87%     89%      91%      92%      93%      94%     94%      94%
6. A. GONZALEZ CHAVES                 85%     87%      90%      91%      92%      93%     94%      94%
7. GUAMINI                            75%     77%      80%      83%      86%      89%     91%      92%
8. TORNQUIST                          --      --       --       --       --       --      --       --
9. GRAL. LAMADRID                     80%     81%      82%      85%      88%      90%     91%      93%
10. SALLIQUELO                        93%     94%      94%      94%      95%      95%     95%      95%
11. SAN CAYETANO                      96%     96%      96%      96%      96%      96%     96%      96%

                         ANNEX F - CONCESSION CONTRACT
                                       5

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


--------------------------------------------------------------------------------------------------------
LA PLATA REGION

Overall Goal                          91%     93%      94%      95%      95%      95%     95%      95%
Minimum Goals per District

19. LA PLATA                          92%     93%      93%      94%      94%      94%     95%      95%
20. BERISSO                           79%     80%      82%      84%      87%      90%     91%      92%
21. ENSENADA                          91%     92%      93%      94%      94%      94%     95%      95%
22. MAGDALENA                         79%     80%      82%      85%      88%      90%     91%      92%
23. PUNtA INDIO                       --      --       --       --       --       --      --       --
--------------------------------------------------------------------------------------------------------
FLORENCIO VARELA REGION

Overall  Goal                         65%     67%      70%      78%      85%      90%     95%      95%
Minimum Goals per District

24. FLORENCIO VARELA                  52%     56%      60%      66%      72%      77%     82%      86%
25. PRESIDENTE PERON                  54%     57%      61%      67%      73%      78%     82%      86%
26. SAN VICENTE                       58%     60%      65%      70%      75%      80%     85%      88%
========================================================================================================
WESTERN SUBREGION

Overall  Goal                                 87%     90%    93%     94%     95%    95%      95%     95%
Minimum Goals per District

27. CHIVILCOY                                 85%     87%    90%     91%     92%    93%      94%     94%
28. LINCOLN                                   87%     89%    91%     92%     93%    94%      94%     94%
29. BRAGADO                                   93%     94%    94%     94%     94%    95%      95%     95%
30. PEHUAJO                                   85%     87%    90%     91%     92%    93%      94%     94%
31. RAMALLO                                   --      --     --      --      --     --       --      --
32. GENERAL VILLEGAS                          76%     79%    82%     85%     88%    90%      92%     93%
33. CARLOS CASARES                            95%     95%    95%     95%     95%    95%      95%     95%
34. GRAL. VIAMONTE                            73%     76%    79%     83%     86%    89%      91%     92%
35. LEANDRO N. ALEM                           72%     75%    78%     82%     85%    88%      90%     92%
36. GRAL. ARENALES                            81%     83%    85%     87%     89%    91%      92%     93%
37. NAVARRO                                   --      --     --      --      --     --       --      --
38. CARLOS TEJEDOR                            79%     81%    83%     85%     87%    89%      91%     92%
39. NUEVE DE JULIO                            97%     97%    97%     97%     97%    97%      97%     97%
40. SUIPACHA                                  --      --     --      --      --     --       --      --

--------------------------------------------------------------------------------------------------------
EASTERN SUBREGION

Overall Goal                                  86%     90%    93%     94%     95%    95%      95%     95%
Minimum Goals per District

41. MONTE                                     88%     90%    91%     92%     93%    93%      94%     94%
42. GRAL. BELGRANO                            90%     91%    92%     93%     93%    94%      94%     95%
43. ROQUE PEREZ                               86%     88%    90%     92%     93%    93%      94%     94%
44. GRAL. PAZ                                 87%     89%    91%     92%     92%    93%      93%     94%
45. VILLA GESELL                              --      --     --      --      --     --       --      --
46. DOLORES                                   86%     88%    90%     92%     93%    93%      94%     94%
47. LAS FLORES                                95%     95%    95%     95%     95%    95%      95%     95%
48. AYACUCHO                                  89%     90%    91%     92%     93%    93%      94%     94%
49. GRAL. MADARIAGA                           67%     71%    75%     79%     83%    87%      90%     92%
50. MAR CHIQUITA                              66%     70%    75%     79%     83%    87%      90%     92%
51. MAIPU                                     96%     96%    96%     96%     96%    96%      96%     96%
========================================================================================================

                         ANNEX F - CONCESSION CONTRACT
                                       6

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


--------------------------------------------------------------------------------------------------------
52. GRAL. ALVEAR                              96%     96%    96%     96%     96%    96%      96%     96%
53. TAPALQUE                                  92%     93%    93%     93%     94%    94%      95%     95%
54. GRAL. LAVALLE                             79%     81%    83%     85%     87%    89%      91%     92%
57. PILA                                      97%     97%    97%     97%     97%    97%      97%     97%
58. GRAL. GUIDO                               74%     76%    79%     82%     85%    88%      90%     91%
========================================================================================================

         2.1.2    SEWAGE

The Sewage Service through Residential Connections shall be expanded to progressively serve the population residing in the Serviced Areas, complying with the conditions listed at the beginning of this article.

         a) EXPANSIONS TO THE SEWAGE NETWORK IN THE FIRST TWO YEARS OF THE CONCESSION, STATED IN NUMBER OF RESIDENTIAL CONNECTIONS.

                    NUMBER OF CONNECTIONS - MINIMUM PER YEAR
=================================================================================
REGION/SUBREGION                           FIRST YEAR                 SECOND YEAR
---------------------------------------------------------------------------------
BAHIA BLANCA REGION                          4,000                      6,000
---------------------------------------------------------------------------------
LA PLATA PPAL. SUBREGION                     3,500                      5,500
---------------------------------------------------------------------------------
FLORENCIO VARELA SUBREGION                   4,500                      7,000
---------------------------------------------------------------------------------
WESTERN SUBREGION                            2,500                      3,500
---------------------------------------------------------------------------------
EASTERN SUBREGION                            1,000                      2,000
=================================================================================


         b) EXPANSIONS TO THE SEWAGE NETWORK IN THE FIRST TWO YEARS OF THE CONCESSION, STATED IN TERMS OF RESIDENTIAL CONCESSIONS [SIC] PER DISTRICT.

--------------------------------------------------------------------------------------------------------
REGION A                                                    NUMBER OF MINIMUM CONNECTIONS PER YEAR
BAHIA BLANCA
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
BAHIA BLANCA                                            1.700                                  3.600
--------------------------------------------------------------------------------------------------------
C. DE PATAGONES                                           100                                    200
--------------------------------------------------------------------------------------------------------
CNEL. ROSALES                                             150                                    350
--------------------------------------------------------------------------------------------------------
A.G. CHAVES                                                 0                                    150
--------------------------------------------------------------------------------------------------------
GRAL. LAMADRID                                            150                                    300
--------------------------------------------------------------------------------------------------------
GUAMINI                                                     0                                    100
--------------------------------------------------------------------------------------------------------
SALLIQUELO                                                  0                                      0
--------------------------------------------------------------------------------------------------------
SAN CAYETANO                                                0                                      0
--------------------------------------------------------------------------------------------------------
TORNQUIST                                                   0                                    100
--------------------------------------------------------------------------------------------------------
TRES ARROYOS                                                0                                      0
--------------------------------------------------------------------------------------------------------
VILLARINO                                                 150                                    350
--------------------------------------------------------------------------------------------------------

                         ANNEX F - CONCESSION CONTRACT
                                       7

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


--------------------------------------------------------------------------------------------------------
REGION B                                                    NUMBER OF MINIMUM CONNECTIONS PER YEAR
CONRUBANO (Greater Buenos Aires)
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
ESCOBAR                                                    300                                    700
--------------------------------------------------------------------------------------------------------
JOSE C. PAZ                                              3.000                                  6.500
--------------------------------------------------------------------------------------------------------
MALV. ARGENTINAS                                         3.600                                  7.400
--------------------------------------------------------------------------------------------------------
GRAL. RODRIGUEZ                                            500                                  1.100
--------------------------------------------------------------------------------------------------------
MERLO                                                    4.300                                  8.700
--------------------------------------------------------------------------------------------------------
MORENO                                                   3.100                                  6.400
--------------------------------------------------------------------------------------------------------
SAN MIGUEL                                               1.800                                  3.700
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
REGION C1                                                   NUMBER OF MINIMUM CONNECTIONS PER YEAR
LA PLATA
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
BERISSO                                                   300                                    600
--------------------------------------------------------------------------------------------------------
ENSENADA                                                  300                                    600
--------------------------------------------------------------------------------------------------------
LA PLATA                                                1.600                                  3.400
--------------------------------------------------------------------------------------------------------
MAGDALENA                                                   0                                      0
--------------------------------------------------------------------------------------------------------
PUNTA INDIO                                                 0                                    200
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
REGION C2                                                   NUMBER OF MINIMUM CONNECTIONS PER YEAR
FLORENCIO VARELA
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
F. VARELA                                               2.300                                   4.700
--------------------------------------------------------------------------------------------------------
PRESIDENT. PERON                                          700                                   1.300
--------------------------------------------------------------------------------------------------------
SAN VICENTE                                               150                                     350
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
SUBREGION C3                                                NUMBER OF MINIMUM CONNECTIONS PER YEAR
OESTE (West)
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
C. CASARES                                                100                                    200
--------------------------------------------------------------------------------------------------------
C. TEJEDOR                                                100                                    200
--------------------------------------------------------------------------------------------------------
GRAL. ARENALES                                            100                                    200
--------------------------------------------------------------------------------------------------------
GRAL. VILLEGAS                                              0                                    200
--------------------------------------------------------------------------------------------------------
LEANDRO N. ALEM                                             0                                      0
--------------------------------------------------------------------------------------------------------
LINCOLN                                                   300                                    300
--------------------------------------------------------------------------------------------------------
9 DE JULIO                                                100                                    300
--------------------------------------------------------------------------------------------------------
SUIPACHA                                                    0                                      0
--------------------------------------------------------------------------------------------------------
PEHUAJO                                                     0                                    200
--------------------------------------------------------------------------------------------------------
BRGADO                                                    200                                    300
--------------------------------------------------------------------------------------------------------

                         ANNEX F - CONCESSION CONTRACT
                                       8

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


----------------------------------------------------------------------------------------------------
CHIVILCOY                                                 400                                    800
----------------------------------------------------------------------------------------------------
GRAL. VIAMONTE                                              0                                    150
----------------------------------------------------------------------------------------------------
NAVARRO                                                   100                                    200
----------------------------------------------------------------------------------------------------
RAMALLO                                                   200                                    300
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
SUBREGION C4                                                NUMBER OF MINIMUM CONNECTIONS PER YEAR
ESTE (East)
--------------------------------------------------------------------------------------------------------
DISTRICT                                              FIRST YEAR                             SECOND YEAR
--------------------------------------------------------------------------------------------------------
AYACUCHO                                                   0                                      0
--------------------------------------------------------------------------------------------------------
DOLORES                                                  300                                    600
--------------------------------------------------------------------------------------------------------
GRAL. GUIDO                                                0                                    150
--------------------------------------------------------------------------------------------------------
GRAL. LAVALLE                                              0                                      0
--------------------------------------------------------------------------------------------------------
GRAL. MADARIAGO                                            0                                    200
--------------------------------------------------------------------------------------------------------
GRAL. BELGRANO                                             0                                    150
--------------------------------------------------------------------------------------------------------
GRAL. PAZ                                                  0                                      0
--------------------------------------------------------------------------------------------------------
GRAL. ALVEAR                                               0                                      0
--------------------------------------------------------------------------------------------------------
ROQUE PEREZ                                              100                                    300
--------------------------------------------------------------------------------------------------------
TAPALQUE                                                   0                                      0
--------------------------------------------------------------------------------------------------------
LAS FLORES                                                 0                                    150
--------------------------------------------------------------------------------------------------------
MONTE                                                      0                                      0
--------------------------------------------------------------------------------------------------------
MAIPU                                                      0                                    200
--------------------------------------------------------------------------------------------------------
MAR CHIQUITA                                               0                                      0
--------------------------------------------------------------------------------------------------------
PILA                                                       0                                      0
--------------------------------------------------------------------------------------------------------
M.U. DE V. GESELL                                          0                                    200
--------------------------------------------------------------------------------------------------------

         c) EXPANSIONS OF THE SEWAGE NETWORK IN TERMS OF PERCENTAGE (%) OF COVERAGE OF THE URBAN POPULATION, AS FROM THE THIRD YEAR OF THE CONCESSION.

                             YEAR OF THE CONCESSION

========================================================================================================
DISTRICT                                3        4        5       10       15       20      25       30
--------------------------------------------------------------------------------------------------------
BAHIA BLANCA REGION

Total Goal                             70%      75%      83%      88%      93%     93%      94%      95%
Minimum Goals per District

1. BAHIA BLANCA                        71%      74%      77%      81%      85%     88%      90%      92%
2. CNEL. ROSALES                       90%      91%      92%      93%      93%     94%      94%      95%
3. TRES ARROYOS                        --       --       --       --       --      --       --       --
4. PATAGONES                           48%      50%      52%      58%      64%     70%      76%      80%
5. VILLARINO                           30%      35%      41%      50%      59%     67%      74%      79%
6. A. GONZALEZ                         72%      75%      78%      82%      86%     88%      90%      92%
   CHAVES
7. GUAMINI                             64%      68%      73%      78%      82%     86%      89%      91%
8. TORNQUIST                           85%      87%      89%      91%      92%     93%      93%      94%
9. GRAL. LAMADRID                      17%      25%      34%      45%      55%     64%      72%      77%

                         ANNEX F - CONCESSION CONTRACT
                                       9

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


--------------------------------------------------------------------------------------------------------
10. SALLIQUELO                         50%      52%      53%      58%      64%     70%      76%      80%
11. SAN CAYETANO                       91%      92%      93%      93%      94%     94%      95%      95%
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
LA PLATA REGION

Overall Goal                           78%      83%      87%      90%      92%     93%      94%      95%
Minimum Goals per District

19. LA PLATA                           88%      89%      90%      92%      93%     93%      94%      94%
20. BERISSO                            44%      47%      49%      55%      63%     69%      76%      80%
21. ENSENADA                           40%      44%      47%      54%      62%     69%      76%      80%
22. MAGDALENA                          65%      69%      74%      79%      84%     87%      89%      91%
23. PUNA INDIO                         62%      67%      72%      78%      83%     86%      89%      91%
--------------------------------------------------------------------------------------------------------
FLORENCIO VARELA REGION

Total Goal                             40%      50%      58%      63%      81%     86%      90%      95%
Minimum Goals per District

24. FLORENCIO VARELA                   33%      38%      43%      51%      60%     67%      74%      79%
25. PRESIDENTE PERON                   17%      25%      34%      45%      55%     64%      72%      77%
26. SAN VICENTE                        69%      73%      76%      80%      84%     87%      90%      91%

WESTERN SUBREGION

Overall Goal                           68%      74%      79%      86%      92%     93%      94%      95%
Minimum Goals per District

27. CHIVILCOY                          66%      70%      74%      79%      84%     87%      89%      91%
28. LINCOLN                            67%      71%      75%      80%      84%     87%      89%      91%
29. BRAGADO                            72%      75%      78%      82%      86%     88%      90%      92%
30. PEHUAJO                            47%      49%      51%      57%      64%     70%      76%      80%
31. RAMALLO                            73%      75%      78%      82%      86%     88%      90%      92%
32. GENERAL VILLEGAS                   76%      78%      80%      84%      87%     89%      91%      92%
33. CARLOS CASARES                     72%      75%      78%      82%      86%     88%      90%      92%
34. GRAL. VIAMONTE                     63%      67%      72%      78%      83%     86%      89%      91%
35. LEANDRO N. ALEM                    51%      52%      53%      58%      64%     70%      76%      80%
36. GRAL. ARENALES                     17%      25%      34%      45%      55%     64%      72%      77%
37. NAVARRO                            61%      66%      72%      78%      83%     86%      89%      91%
38. CARLOS TEJEDOR                     17%      25%      34%      45%      55%     64%      72%      77%
39. NUEVE DE JULIO                     77%      78%      80%      84%      87%     89%      91%      92%
40. SUIPACHA                           65%      70%      75%      80%      85%     88%      90%      92%

EASTERN SUBREGION

Overall Goal                           68%      75%      80%      86%      91%     92%      93%      95%
Minimum Goals per District


41. MONTE                              75%      77%      80%      83%      86%     89%      91%      92%
42. GRAL. BELGRANO                     47%      49%      51%      56%      64%     70%      76%      80%
43. ROQUE PEREZ                        17%      25%      34%      45%      55%     64%      72%      77%
44. GRAL. PAZ                          68%      72%      76%      80%      84%     87%      89%      91%
--------------------------------------------------------------------------------------------------------

                         ANNEX F - CONCESSION CONTRACT
                                       10

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


--------------------------------------------------------------------------------------------------------
45. VILLA GESELL                       89%      90%      92%      93%      93%     94%      94%      95%
46. DOLORES                            63%      67%      72%      78%      83%     86%      89%      91%
47. LAS FLORES                         77%      78%      80%      84%      87%     89%      91%      92%
48. AYACUCHO                           94%      94%      94%      95%      95%     95%      95%      95%
49. GRAL. MADARIAGA                    77%      78%      80%      84%      87%     89%      91%      92%
50. MAR CHIQUITA                       46%      48%      50%      55%      64%     70%      75%      80%
51. MAIPU                              65%      69%      74%      79%      84%     87%      89%      91%
52. GRAL. ALVEAR                       80%      82%      84%      87%      89%     91%      92%      93%
53. TAPALQUE                           70%      73%      76%      80%      84%     87%      90%      91%
54. GRAL. LAVALLE                      17%      25%      34%      45%      55%     64%      72%      77%
57. PILA                               17%      25%      34%      45%      55%     64%      72%      77%
58. GRAL. GUIDO                        17%      25%      34%      45%      55%     64%      72%      77%
========================================================================================================

2.2      SUPPLY OF THE SERVICE

         2.2.1    PROVISION OF POTABLE WATER

o        Quality of the Water Supplied

The Concessionaire shall develop a system that meets the "quality standards of Potable Water- sampling frequency and analytical techniques", included as Annex C of the Contract, with respect to organoleptic, physical and chemical matters.

From the beginning of the Concession, the Concessionaire shall comply with microbiological and physical quality standards of the water intended for consumption, set forth on Tables I and III of said Annex C.

In relation to the chemical parameters set by Table II of such Annex, the Concessionaire shall attain this level of performance within a term of three (3) years counted from the time of taking possession, regardless of the provisions in Article 5 - I, in fine of Law 11.820. During that period, the water supplied must comply with at a minimum the chemical quality requirements set forth in Decree 6553/74 (indicated as "tolerable value" in the drinking water specifications").

o        Quality of Water Supply

The Concessionaire shall fulfill the quality indicators of the supply: pressure, flow volume, metering and continuity of the Service, based on the following guidelines:

-        Pressure of Water Supply

Within five (5) years, the minimum pressure in the system must reach the value of ten meters of a column of Water (10 mca).

This requirement may be established by calculations or mathematical models that the Concessionaire shall make available to the Regulating Authority.

-        Continuity of the Service

                         ANNEX F - CONCESSION CONTRACT
                                       11

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


The Concessionaire must act so that the Service of the Supply of Water will be continuous, free of interruptions, guaranteeing its availability twenty-four
(24) hours a day.

Article 1 of this Annex shows the formula used to determine the Service continuity percentage annually.

-        Minimum Flow Rate

For purposes of guaranteeing a minimum and sufficient flow rate of a supply of Potable Water to the Users, the Concessionaire is required to fulfill the established pressure guidelines in the network and to respect the provisions of current regulations, with respect to the diameter required for the Home Service Connections.

-        Metering

The installation of residential meters in the technically feasible connections of the Served Area shall be performed in such a way so as to ensure that the flow rate of the total Water connections of residential consumption is measured in accordance the terms indicated in the following table:

---------------------------------------------------------------
        RATIO OF NUMBER OF METERS TO NUMBER OF CONNECTIONS
     INSTALLED IN WHICH IT IS TECHNICALLY FEASIBLE TO INSTALL
                   A METER (%), BY THE END OF THE:
---------------------------------------------------------------
      FIFTH YEAR             TENTH YEAR          FIFTEENTH YEAR
---------------------------------------------------------------
          40                     70                   100
---------------------------------------------------------------

The foregoing notwithstanding, the Concessionaire shall implement the Tariff Regime of the Potable Water Metered Service according to the following table, and must invoice the minimum consumption provided in point 4.a-2) of Annex N of the Contract, until the consumption is actually metered:

----------------------------------------------------------------
     RATIO OF NUMBER OF METERS TO NUMBER OF CONNECTIONS
INSTALLED IN WHICH IT IS TECHNICALLY FEASIBLE TO INSTALL A METER
                    (%), BY THE END OF THE:
----------------------------------------------------------------
      THIRD YEAR            FOURTH YEAR            FIFTH YEAR
----------------------------------------------------------------
          65                     80                   100
----------------------------------------------------------------

In those connections in which the Metered Service Rating System is being applied on the date of Taking of Possession, the Concessionaire shall continue applying the Tariff Regime of the Metered Service.

The Five-Year Plan must set forth in the property records the connections where the application of the Tariff Regime of the Metered Service shall be implemented annually.

         2.2.2    SEWAGE

o        Effluent Control

                         ANNEX F - CONCESSION CONTRACT
                                       12

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


The Concessionaire shall abide by the quality standards for Sewage provided in Annex D of the Contract, both for liquids discharged into the systems and for those discharged into the receiving body.

o        Quality of the Service

As established in the Contract, the Concessionaire shall propose in the Five-Year Plan the Service quality indicators related to floods due to overloading, Service interruptions, etc. and the actions undertaken to improve the current situation.

For that purpose, a methodology for determining the duration of the interruptions occurring in the Service shall be proposed, stated in hours and in number of affected Users.

o        Industrial Sewage Control

The Concessionaire shall implement a system for control of Industrial Sewage into the networks, subject to Annex D of the Contract.

It shall provide permanent control programs of the discharges at the outlet of the industrial plants, using automatic or manual samplers.

2.3      REVAMPING AND/OR RECONDITIONING OF PIPES

2.3.1    WATER SUPPLY

The Concessionaire shall annually revamp or recondition at least 1.5% of the total length of the pipelines in the existing network that are over fifteen (15) years old. The Concessionaire shall survey the total length and age of the systems and submit these surveys to the Regulatory Agency for approval within the first six (6) months of the Concession.

2.3.2    SEWAGE

The Concessionaire shall annually revamp or recondition at least 1.5% of the total length pipelines in the existing networks that are over fifteen (15) years old. The Concessionaire shall survey the total length and age of the systems and submit these surveys to the Regulatory Agency for approval within the first six
(6) months of the Concession.


3.       SEWAGE TREATMENT

Sewage dumped by the Concessionaire into the receptive bodies shall meet the parameters set forth in Annex D of the Contract for quality standards for Sewage within the first year of the Concession, without prejudice to the provisions set forth in the paragraph below:

For such purposes, the works program shall provide for the expansion, reconditioning and/or construction of the Sewage effluent treatment plants.

In those localities that do not have Sewage systems on the date of Taking Possession, the Concessionaire shall anticipate the provision of Primary Treatment and Secondary Treatment plants for the purification of sewage liquids, along with the installation of the networks.

                         ANNEX F - CONCESSION CONTRACT
                                       13

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


In those localities where, as of the same date, treatment is offered to only with respect to a part of the Sewage in existing networks, the Concessionaire shall anticipate expanding treatment capacity, so that at the end of the first three years of the Concession, such treatment is made available to one hundred percent (100%) of the Sewage system.

Moreover, all the Sewage system expansion works shall be accompanied by the respective sewage treatment capacity expansion, so that one hundred percent (100%) of the flow rates generated by those expansions have purification.

In the localities that on the date of Taking Possession have only Primary Treatment plants, the Concessionaire shall fulfill with the requirements of Annex D within the first five-year period of the Concession.

For the purification plants of La Plata and Bahia Blanca localities, the Concessionaire shall comply, within the first three (3) years of the Concession, with the quality of Sewage effluents provided for by the Primary Treatment, the standards of Annex D becoming enforceable by the end of the second five-year period.

In reference to the Villa Gesell purification plant, the Concessionaire shall submit within six (6) months of the Taking of Possession together with the Prevention and Emergencies Study provided for in point 6.4.3 of the Contract, a preliminary project of the works to be performed to resolve the issue of final disposal of treated liquids.


4.       DISPOSAL OF SLUDGE FROM POTABILIZATION PLANTS

The sludge generated in the washing processes of the decanters, filters or other potabilization plant facilities shall be adequately processed for final disposal.

The selected processes must generate, as their end product, ashes or matter that can be stockpiled and prepared for final disposition, according to the provincial standards in effect for wastes of this category.

For each specific situation, the Concessionaire shall submit a schedule for works or actions to be performed to achieve the above-mentioned objective within the first three (3) years of the concession.

5.       DISPOSAL OF SLUDGE FROM SEWAGE TREATMENT PLANTS


The extracted solids and the sludge produced at the sewage purification plants shall be adequately processed prior to their final disposal, in compliance with applicable provincial regulations.

                         ANNEX F - CONCESSION CONTRACT
                                       14

                                     ANNEX G

                          FEASIBILITIES GRANTED BY OSBA








Refer to Circular N(o)13(A), which is incorporated into this Annex.

                          ANNEX G - CONCESSION CONTRACT
                                        1

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX H

                           USER REGULATIONS GUIDELINES

                                    SECTION I

                                USER REGULATIONS

1. Purpose of the Annex. This Annex sets forth guidelines for the regulations governing relations between the Users, the Concessionaire and the Regulatory Agency. The guidelines shall be reflected in the particular regulations issued by the Concessionaire, once approved by the Regulatory Agency.

2. Specific Definitions. The Annex uses the terms defined in article 1.2 of Annex 10 (text of the Concession Contract) of the Terms of Reference. Notwithstanding, the following specific definitions are used:

"Real Estate": all land with or without construction located in urban-developed areas.

"Applicable Laws and Regulations": the Regulatory Framework, the Terms of Reference, the Contract, the Regulations, the decisions of the Regulatory Agency, and any other law, contract or regulation applicable to the provision of Service by the Concessionaire.

"Regulation": the particular regulation issued by the Concessionaire and approved by the Regulatory Agency, based on the present Annex.

3. Responsibility of the Regulatory Agency. The Regulatory Agency shall be responsible for controlling the enforcement and compliance of the guidelines set forth in this Annex, in accordance with the Applicable Laws and Regulations.

4. Interpretation. In case of a discrepancy or an uncertainty about the interpretation of the provisions of the Regulations, the resolutions of the Regulatory Agency shall be executively enforceable and of mandatory application, regardless of the remedy granted by the Applicable Laws and Regulations.

5. Publicity. The Regulations shall be available for reference in all commercial offices of the Concessionaire and in offices and branches of the Regulatory Agency. The Concessionaire shall deliver or send a free copy of the Regulations to Users upon request.

6. Modifications. The Regulatory Agency may order modifications to the Regulations at its own initiative or upon proposals by the Users or the Concessionaire. Such changes shall be made public sixty (60) days before they become effective.

7. Contents of the Rules. The Concessionaire's internal procedural rules shall not distort the nature of the obligations of the Concessionaire, limit its liability for damages, bring about a waiver or restriction on the Users' rights, or contain any other rule imposing a burden of proof to the detriment of the Users. The rules shall be uniform, general and standard for all Users.

                          Annex H - Concession Contract
                                        1

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                   SECTION II

                          USERS RIGHTS AND OBLIGATIONS

8. The following rights and obligations of the Users are established in connection with the provision of Service, without prejudice to those established by the Applicable Laws and Regulations. The rights and obligations correspond with the Concessionaire's obligations and rights.


II.A     USERS RIGHTS AND OBLIGATIONS IN CONNECTION WITH THE  PROVISION OF
         SERVICE

9. To receive, upon request and free of charge, specific information that enables the Users to know their rights and obligations and to prevent risks that could result from their actions.

10. To demand the provision of the Service in compliance with Quality Levels and scopes set forth in the Applicable Laws and Regulations.

11. To receive Potable Water at the pressure and according to the quality parameters set forth by the Applicable Laws and Regulations, continuously, with sufficient quantity and on a regular basis twenty-four (24) hours a day, every day of the year, without interruptions due to system deficiencies or inadequate capacity of the systems, pursuant to the Applicable Laws and Regulations.

12. Prior express authorization shall be obtained from the Concessionaire before making connections to the public network or having them made by third parties.

13. To install, under its own responsibility and under the Concessionaire's supervision, internal residential Water and Sewage services and to maintain these facilities in suitable operating condition, in a manner that will not alter the operation of the public network or contaminate the water being distributed, pursuant to the Applicable Laws and Regulations.

If a contaminating event originates in the in-house facilities, the Users who created it shall be liable for the consequences generated by the event and subject to penalties set forth in the Applicable Laws and Regulations.

14. To make the repairs on in-house facilities causing water leaks, water losses or damages to third parties. Otherwise, after the Concessionaire provides certified notice of its intention to perform the repair tasks within ten (10) business days, the Concessionaire may perform the required work billing the Users for the costs owed and imposing the penalties set forth in the Applicable Laws and Regulations.

15. To eliminate the Water suction pumps installed directly on the network and on any other alternate Water source. If the Users wish to keep an alternate Water source, they shall apply for authorization from the Concessionaire, who shall decide pursuant to the Applicable Laws and Regulations.

Similarly, it is a prohibited to drill wells of any depth within a minimum distance of the underground sources of the Concessionaire's Water Supply, as set forth in the Applicable Laws and Regulations.

16. To cap, at its expense, the existing septic tanks and any other alternate drainage located on the Property. In case of refusal, the penalties set forth in the Applicable Laws and Regulations shall be applied ten (10) business days after reliable notice has been served.

                         Annex H - Concession Contract
                                       2

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


17. To refrain from dumping Effluents not authorized by the Applicable Laws and Regulations. In the event of noncompliance, the Regulatory Agency shall impose the appropriate penalties set forth in the Applicable Laws and Regulations.

18. To refrain from discharging unusual items through the Sewage network, causing or liable to cause blockage. In the event of a blockage which the Concessionaire is not specifically obligated to repair, the Users responsible for the blockage may be required to pay for the work of dislodging it.

19. To allow the inspection and sampling of the Effluents discharged into the Sewage network.

II.B     USERS RIGHTS AND OBLIGATIONS IN RELATION TO THE CONCESSIONAIRE

20. To receive general, accurate and adequate information about the Service for the effective enforcement of their rights, pursuant to the Applicable Laws and Regulations.

In particular, the Users shall have the right to request and obtain from the Concessionaire a written statement with general information on the provision of Service. In addition, the Concessionaire shall publish and freely distribute a report on the current quality levels of the Service and the appropriate levels and the programs to achieve them.

21. Within a minimum of twenty-four (24) hours, receive notice of Service interruptions or temporary decreases in the pressure and/or supply flow rate, which states the area affected, estimated duration of the interruption, the precautions to be adopted and the causes of the interruption or decrease.

The communication shall be made through the mass media (newspapers, radio, television, etc.).

22. To have access to the annual report describing business developed by the Concessionaire, as well as the general characteristics of the Five-Year Plans, the Tariff Regime and the Service in general.

23. To receive courteous, proper and diligent treatment from the personnel of the Concessionaire, as well as suitable answers to their questions or claims.

The User shall have the right to request the Book of Complaints, which shall be available to the Users at all locations where the Concessionaire serves the public. The Regulatory Agency shall have previously authorized the Book of Complaints. Furthermore, the existence of the Book of Complaints shall be indicated on an appropriate sign or shop window.

24. To be familiar with and properly anticipate filing the necessary documentation for applications related to the Service. In particular, the Concessionaire shall reduce the formal requirements, by establishing expeditious and non-bureaucratic procedures and allowing Users to apply for proceedings without complete documentation, provided the User promises in writing to furnish the documentation in the future.

25. To receive answers on reasonable suggestions and concerns that Users communicate related to improving the Service. For that purpose, the Concessionaire shall establish permanent communication channels to which the Users should have easy access. It shall be deemed a failure of the Concessionaire if there is a lack of service to the public.

                         Annex H - Concession Contract
                                       3

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


26. To make requests regarding certain aspects of the Service offered or to be offered, and bring claims against the Concessionaire that correspond to any breach of the obligations derived from this Annex and from the Applicable Laws and Regulations.

27. To receive duly recorded evidence of any claim or application filed before the Concessionaire as well as an indication of the term for resolution which may not exceed ten (10) business days counted from receipt of the claim If a claim is made by telephone, the Users shall verbally receive the information.

28. To have their connections inspected by the Concessionaire free-of-charge in the event of low pressure or insufficient flow of Potable Water, within the time periods stated by the Regulatory Agency under the Applicable Laws and Regulations.

If the problem is solved before the inspection, the User shall notify the Concessionaire.

If it becomes necessary, in accordance with the Applicable Laws and Regulations, the Concessionaire shall complement the Service using water vehicles free of charge to the Users.

29. To request and obtain a free verification that the Water meters are properly functioning when there is founded and reasonable doubt regarding the consumption readings taken, based on certifiable measuring elements, which will be determined by the Applicable Laws and Regulations.

30. To resolve with the Concessionaire the applicable charges for dumping of Industrial Sewage that does not comply within the allowable standards provided for by the Applicable Laws and Regulations, as long as the Concessionaire has agreed to receive such Effluents and to the extent allowable under the Applicable Laws and Regulations. The agreement shall specify at a minimum, the chemical and biological quality of the Industrial Sewage to be received, the anticipated flow rates, and the penalties set forth for instances of breach, in the framework of the provisions by the Applicable Laws and Regulations.

If the Concessionaire chooses not to receive the Industrial Sewage, it shall be entitled to interrupt the Sewage Service when the allowable standards are not complied with as provided by the Applicable Laws and Regulations, or due to reasons pertaining to the water transportation and drainage capacity of existing facilities in order to protect the operational facilities.

31. To file the applications for connection at the Concessionaire's commercial offices, submitting the respective in-house installation plans that determine the location of the Connection and the evaluation of its diameter.

32. To receive reliable notice of the date of connection. In case of a breach by the Concessionaire resulting in damages to the Users, the User shall be entitled to receive compensation pursuant to the Applicable Laws and Regulations.

33. To request supplementary or larger diameter connections when the Users need to obtain a larger volume of Water for industrial or commercial processes, in accordance with the Applicable Laws and Regulations.

34. To allow the Concessionaire's personnel to access facilities to conduct inspections for Service related reasons, or to update commercial files. The visits shall always take place during reasonable hours and the attending personnel shall wear an identifying uniform and present the proper

                         Annex H - Concession Contract
                                       4

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


credentials. The credentials shall be in good condition and include a photograph of the bearer. The time restriction may be waived in case of serious operational emergencies.

35. To appeal to the Concessionaire upon confirmation of non-compliance with the POES and the Five-Year Plans.

II.C     USERS RIGHTS AND OBLIGATIONS IN RELATION TO THE REGULATORY AGENCY

36. To request strict compliance with the Applicable Laws and Regulations.

37. To provide the Regulatory Agency with a direct source of information in the event of silence by the Concessionaire when confronted by a particular claim or request. In particular, silence by the Concessionaire shall be presumed:

         (a) After thirty (30) consecutive days, for questions previously submitted in writing.

         (b) When the Users justifiably require a visit to their domicile after three (3) consecutive days have elapsed from the time the request was made.

         (c) When a complaint is made for repairing damages that jeopardize the health of a group of Users, without the commencement of repairs within twenty-four (24) hours of the request being made.

         (d) When the claim refers to the quality of the water jeopardizing or potentially jeopardizing public health, without being resolved within twelve
(12) hours of filing.

38. To appeal to the Regulatory Agency in instances of deficient provision of Service, over-billing, or any other breach by the Concessionaire, when the claim has not been addressed in a timely or satisfactory manner.

39. To report any irregular conduct or omission by the Concessionaire that may affect the User's rights or impair the Service.

40. To obtain a well-supported decision regarding any filed claim.

II.D     USERS RIGHTS AND OBLIGATIONS IN EMERGENCY SITUATIONS

41. To receive information from the Concessionaire as soon as possible regarding repairs, maintenance or others tasks that must be performed or that have been performed for emergency reasons and that affect the pressure and/or flow rate of supply or drainage of Effluents.

42. To have access to an emergency response service related to the provision of the Service, which shall be operated by qualified and competent personnel under the direction of the Concessionaire twenty-four (24) hours a day.

43. To request and obtain from the Concessionaire research related to those situations deemed to entail a potential health risk to Users, if reasonable under the Applicable Laws and Regulations.

44. To have the Concessionaire inspect the User's in house plumbing installations free-of-charge, in those cases where the public health may be at risk. If appropriate, the Concessionaire shall perform the required analyses free of charge.

                         Annex H - Concession Contract
                                       5

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


45. To receive, through the mass media, necessary information on the procedures to be followed if the Concessionaire detects any problem in the quality of the Water that may affect the health of the population.

46. To receive an alternate supply of water free-of-charge in those cases where the Concessionaire interrupts the Service for a term of longer than twelve (12) consecutive hours. In instances affecting public and private Hospitals, Clinics and Health Centers, the time period shall be six (6) hours. In the case of Industrial Users, the term may be determined by a well-supported resolution of the Regulatory Agency, based on the uses assigned to the Service and as established by the Applicable Laws and Regulations.

II.E USERS RIGHTS AND OBLIGATIONS IN RELATION TO THE PAYMENT FOR THE SERVICE RECEIVED

47. To pay invoices, according to the Tariff Regime, based on the Service received.

48. To know the Tariff Regime, including any changes, as provided for in the Applicable Laws and Regulations.

49. To receive communications from the Concessionaire, with proper notice pursuant to the Applicable Laws and Regulations, regarding any change in the calculation parameters of the particular tariff amounts, that are not derived from a general modification of the Tariff Regime.

50. To make a claim against the Concessionaire when the invoiced amount is inconsistent with the Tariff Regime. Once the claim is made, payment shall not be demanded from Users for the invoice under dispute if the amount of the last accepted invoice was paid as a provisional payment, and on account of the amount resulting from the resolution of the claim.

If the Concessionaire rejects the claim on sufficient grounds, Users shall pay the amount due, the respective interest and additional charges under the Tariff Regime, notwithstanding the Regulatory Agency's revisionary authority. In this regard, the assertion of a recourse before the Regulatory Agency shall not suspend the payment obligation.

51. To receive the bills at least five (5) business days prior to the due date at the declared domicile at no additional cost. However, even if the invoice is not received in a timely manner, the payment obligation shall remain enforceable. To that end, each invoice shall contain the next due date printed.

52. To know, with a minimum lead-time of thirty (30) calendar days, of any change in the invoicing periods approved by the Regulatory Agency. The notification periods shall be of at least thirty (30) calendar days.

53. To know, through the respective invoice, of the places and the methods of payment and any other information related to payment arrangements.

54. To know, through the invoice, the different components of the applicable tariff.

55. If a payment plan is granted by the Concessionaire, to know the total amount of the interest to be paid, the balance of the amount due, the annual effective interest rate, the procedure for amortization of the principal, the number of payments to be made and due dates, the extra or additional expenses, if any, and the total financed amount to be paid.

                         Annex H - Concession Contract
                                       6

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


56. To pay the charges provided for in the Tariff Regime.

57. To receive refunds for amounts paid in excess of the amounts actually due for the Service received, either in cash or as a credit of advance payment of Service received, or to be received at the User's choice. Interest and surcharges due to delays in refunds shall be equal to those applied in similar situations of Users' nonpayment.

58. To refuse to pay for the measured consumption of the Service when the amount due is derived as a result of estimated consumption levels four times per calendar year, and as long as the situation may not be attributed to the Users.

Estimates shall be made considering the seasonal monthly consumption averages of the Real Estate in question or of Real Estate with similar characteristics, in accordance with the Applicable Laws and Regulations.

II.F     USERS RIGHTS AND OBLIGATIONS UPON SERVICE CUTOFFS

59. To have the Service reconnected, once the debt which led to the interruption is paid, including interest, surcharges and a reconnection fee, within the terms set forth in the Applicable Laws and Regulations. Otherwise, Users shall be entitled to credit from the Concessionaire, under the criteria established in the Applicable Laws and Regulations, per day of delay in reconnecting the Service.

60. Not to suffer a Service cutoff:

a) when there is a documented agreement with the Concessionaire on the payment of the amount owed.

b) when the Regulatory Agency orders a discontinuance of the Service cutoff.

c) when the debt exists prior to the Taking of Possession, unless otherwise provided by the Regulatory Agency or OSBA.

d) when there is a complaint regarding an invoice that is pending resolution by the Concessionaire or the Regulatory Agency.

e) in those cases of proved urgent need based on a well-founded resolution by the Regulatory Agency.

61. To receive with sufficient lead time notification of the interruption of the Sewage Service when the Concessionaire is required to, due to a breach of the quality parameters of the Effluents, as established by the Applicable Laws and Regulations.

62. In those instances of service cutoff due to delays in payment of invoices, notwithstanding the required charges for late-payment and interest, the Concessionaire shall comply with the following guidelines:

         a) The delay incurred for non-payment of a service invoice shall be of at least six (6) months for residential consumption and three (3) months for commercial or industrial consumption.

         b) The Concessionaire shall have claimed the payment previously and in writing, on at least on two (2) occasions through documents other than the invoice.

                         Annex H - Concession Contract
                                       7

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


         c) The Concessionaire shall serve reliable notice of the interruption on the User seventy-two (72) hours before the interruption actually takes place.

         d) Upon payment by the User of the late payment fee and service reconnection fee, the Concessionaire shall restore service within a maximum term of forty-eight (48) business hours.

         e) If this period expires, the Concessionaire shall not be entitled to receive any sum resulting from the applicable tariff regime until the effective reestablishment of service and the User shall be credited by an amount equal to twenty percent (20%) of the total amount billed in the last full two-month period of the provision of service for each day of delay in re-establishing service.

         f) The Concessionaire shall not cutoff service if there is an agreement with the User on the payment of the amount due or if there is an order by the Regulatory Agency to temporarily discontinue the interruption. The Regulatory Agency may order the Concessionaire to temporarily discontinue the service cutoff under contingent or extraordinary conditions and on sufficient grounds.

         g) If the Concessionaire cuts off the service and it is proven that the measure was not appropriate, the Concessionaire shall restore the restricted service within twenty-four (24) hours and shall not be entitled to receive any sum derived from the Tariff Regime until the Service is actually restored. Furthermore, the Concessionaire shall reimburse the User through the payment of an amount equivalent to thirty percent (30%) of the total amount billed in the last full two-month period of the provision of Service.

                  If, upon the expiration of the twenty-four (24) hour term indicated above, the Service has not yet been restored, the User shall be entitled to a reimbursement amounting to thirty percent (30%) of the amount referred to in the paragraph above, per day of delay in restoring it.


II.G RIGHTS AND OBLIGATIONS OF POTENTIAL USERS (SECTION 22-II OF THE REGULATORY FRAMEWORK)

63. Potential Users are those located in the Expansion Area or in the Remaining Area. These Users shall exclusively enjoy the rights stated in sections 9, 20, 22, 23, 24, 26, 27, 35, 37, 38, 39 and 40 of this Annex, regardless of the conditions contained in Section 22-II of the Regulatory Framework and the rest of the Applicable Laws and Regulations.

64. Potable Water gathering and distribution systems and Sewage collection and treatment systems may be built, provided there are no works planned by the Concessionaire and approved by the Regulatory Agency with an earlier established date of implementation for the supply of the Service. Users shall file the appropriate application with the Concessionaire, who shall either authorize or reject it within a maximum term of ninety (90) calendar days from filing.
The provisions in Section 3-II of the Regulatory Framework shall be enforceable.

                         Annex H - Concession Contract
                                       8

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX I

REQUIREMENTS OF CAPITAL STOCK, AMOUNT OF THE CONTRACT GUARANTY, AMOUNT OF THE OPERATING GUARANTY AMOUNT AND AMOUNT OF INSURANCE REQUIRED


======================================================================================================================
   REGION / SUBREGION          CAPITAL STOCK         CONTRACT GUARANTY       OPERATING GUARANTY       INSURANCE AMOUNT
----------------------------------------------------------------------------------------------------------------------
           A                   US$15,000,000           US$15,000,000           US$ 5,000,000            US$ 6,000,000
----------------------------------------------------------------------------------------------------------------------
           B                   US$45,000,000           US$20,000,000           US$ 5,000,000            US$12,000,000
----------------------------------------------------------------------------------------------------------------------
           C1                  US$10,000,000           US$15,000,000           US$ 5,000,000            US$10,000,000
----------------------------------------------------------------------------------------------------------------------
           C2                  US$10,000,000           US$ 5,000,000           US$ 1,000,000            US$ 6,000,000
----------------------------------------------------------------------------------------------------------------------
           C3                  US$ 6,000,000           US$ 3,000,000           US$ 1,000,000            US$ 3,000,000
----------------------------------------------------------------------------------------------------------------------
           C4                  US$ 4,000,000           US$ 2,000,000           US$ 1,000,000            US$ 3,000,000
======================================================================================================================


The Concessionaires who are awarded more than one Region or Subregion shall comply with the following requirements:

         Capital Stock and Amount of Insurance: shall be equivalent to the sum of the capital stock and amount of insurance pertaining to each of the Regions and/or Subregions that form the Concession. Civil liability insurance policies may be individually submitted for each of the Region(s) and/or Subregion(s) or presented to reflect the sum of the respective Region(s) and/or Subregion(s).

         Guaranty of Contract and Guaranty of Concession: these shall be equal to the greater of the amounts corresponding to the Guaranty of Contract and Guaranty of Operation set forth for each of the Regions and/or Subregions that form the Concession.

                         Annex I - Concession Contract
                                       1

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                    ANNEX J-K


         The present Annex is composed of the final text of the Operation and Contract Guaranties, duly executed pursuant to the provisions of
         Article 11.1.2) paragraph. e) of the Concession Contract.




                         Annex J-K - Concession Contract
                                        1

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX L

                         LIST OF PROPERTY, EASEMENTS AND
                             OWNERSHIP RESTRICTIONS




See Circulars N(o) 13(A), 45(A), 49(A), 61(A), 66(A), 68(A) and the
Communications of Information N(o) 27, 28 and 29.





                          Annex L - Concession Contract
                                        1

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX M

                                LIST OF PERSONNEL



See Circulars N(o) 60(A) and 67(A).






                          Annex M - Concession Contract
                                        1

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX N

                                LIST OF CONTRACTS



See Circulars N(o) 13(A), 17(A), 29(A) and 35(A).



                          Annex N - Concession Contract
                                        1

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


                                     ANNEX N'

                                  TARIFF REGIME

                                     TITLE I

                             GENERAL CONSIDERATIONS

1.       GENERAL

The present Annex establishes the Tariff Regime applicable to the provision of Service by the Concessionaire. The Tariff Regime shall be effective for the entire period of the Concession, unless modified pursuant to the provisions of chapter 12 of the Contract. Unless a decision is passed to the contrary by the Regulatory Agency, on the basis of the Regulatory Framework and the Contract, Users shall not pay the Concessionaire or third parties any amounts other than those resulting from the application of the Tariff Regime, for the availability and supply of the Service.

2.       LIABLE PARTIES

Those obligated to pay for the Service, in accordance with the present Tariff Regime are:

1) The owner or group of owners (pursuant to National Law 13.512) of real property located in front of Potable Water distribution lines or sewage lines, even if there is no connections from the property to the external networks of the Service.

2) The owner, possessor or temporary holder during a period of possession or leasehold and limited to the water supply and sewer services received.

In determining the payment obligation for the Service, the following guidelines shall apply:

         a) When metered Service of Potable Water is not applicable, for both the Service of running Water and Sewage, it shall be based on the number of cubic meters assigned to the valuation tier in which the property is appraised, as provided in article 4.

         b) When the metered Service applies according to the tariff established on the basis of consumption recorded, pursuant to article 4. In this instance, Sewage services shall be billed in proportion to consumption.

In all instances, the minimum Service shall be paid at the amounts established by this Tariff Regime.

3.       CUBIC METERS

In all the articles of the Tariff Regime where cubic meters or an amount equivalent to cubic meters is mentioned, a reference is implied to cubic meters of Potable Water and to the corresponding price of such Service.

                         Annex N' - Concession Contract
                                       2

    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


                                    TITLE II

                              GENERAL TARIFF VALUES


4.       RATES FOR SERVICE AND SPECIAL CONTRIBUTIONS

The amounts listed below shall be paid for the Service and the special contributions of Potable Water and Sewage of any inhabited or habitable real estate contained within the serviced area as from the date Service becomes available:

         a)       Water Service

                  a-1)     Non-metered Service

The amount that results when the allotted two-month volume of Potable Water is multiplied by the price per cubic meter, according to the following scales:

SECTION OF
REAL ESTATE - YEAR 1958                M(3)/TWO-MONTH PERIOD            PRICE PER M(3)
VACANT LOT-----------                          31                         U$S0.276
1        From 0 to 500                         62                         U$S0.196
2        More than 501 to 1000                 93                         U$S0.23
3        More than 1001 to 1500               124                         U$S0.276
4        More than 1501 to 2000               155                         U$S0.311
5        More than 2000                       186                         U$S0.368

With respect to the application of the above scale, the financial real estate valuations shall be supplied by the Direccion Provincial de Catastro Territorial ("DPCT") (Provincial Office of Real Estate Records) for the basic 1958 valuations or equivalent ones determined by the DPCT.

The tariff that results due to the application of the scale shall not exceed the one determined by the final billing prior to the Taking of Possession, for the same real estate, i.e., provided no building developments have been recorded

For real estate that lacks a valuation, the Concessionaire shall perform an official valuation with prior consent and authorization obtained from the DPCT.


         a-2)     Metered Service

The value of a cubic meter of Water is US$0.276 for the general category ("General price") and US$0.345 for the special category ("Special Price"). Thus, the invoiced amount is the result of multiplying the two-month volume of Potable Water supplied, by the cubic meter price previously stated, according to the following scale:

                         Annex N' - Concession Contract
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    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


M(3) Consumption in two month period                Two-Month Period Amounts
------------------------------------                ------------------------

0 to 40 m(3)                                        40 m(3) at General Price

41 to 75 m(3)                                       metered consumption at General Price

76 to 200 m(3)                                      first 75 m(3) at General Price

                                                    Amount exceeding 75 m(3) by General Price at m(3) per 1.5

From 201 to 400 m(3)                                first 75 m(3) at General Price

                                                    125 m(3) by General Price of m(3) per 1.5

                                                    Amount exceeding 200 m3 by Special Price per 3

More than 400 m(3)                                  first 75 m(3) at the General Price.

                                                    The next 125 m(3) at the General Price per 1.5.

                                                    The next 200 m(3) at the Special Price per 3.

                                                    Amount exceeding 400 m3 at the Special Price per 3.5.

The applicable discount is described in section 17 of this Annex. Similarly, all Users subject to the metered system shall be charged a meter maintenance fee equivalent to 5 m(3) of Potable Water, per two-month period at the General Price.

         a-3)     Vacant Lots Special Contribution

The amount equivalent to the value of 31 m(3) per two-month period at the General Price.

         a-4)     Complementary Premises Special Contribution

For non-habitable complementary premises identified by districts and subject to the provisions regulating properties with horizontal characteristics, the Concessionaire shall charge an amount equivalent to 0.5 cubic meters of Water at the General Price, per square meter of premises. The minimum billable amount is five (5) cubic meters per two-month period, per premises.

         b)       Water and Sewage Service

The amount derived by multiplying the values stated for Water Service by a coefficient of 1.5. Notwithstanding the tariff regime reviews provided for in Chapter 12 of the Contract, the mentioned coefficient shall be increased annually as from the second year of the Concession up to the sixth year, so that in the year 2000, the coefficient will be 1.6; in 2001, 1.7; in 2002, 1.8; in 2003, 1.9, and in the year 2004, the coefficient will be 2.00. This increase shall be applied in the first invoice issued as from the month of March of each of the years above mentioned.

                         Annex N' - Concession Contract
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    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


This above increases shall go into effect if in the year prior to the one in which he increase is to be applied, the Concessionaire met all the expansion goals for the Potable Water and Sewage systems (article 2.1 of Annex F - POES, of the Contract), and for the replacement and reconditioning of the Potable Water and Sewage pipelines (article 2.3 of Annex F - POES, of the Contract). This shall be verified by the Regulatory Agency.

Notwithstanding, and for the purpose of the enforcing the increase, compliance shall be construed as the satisfaction of ninety percent (90%) of the above mentioned goals, provided the remaining 10% shall be completed within the first three (3) months of the following year. This exemption may only be applied in two nonconsecutive occasions in a period of five (5) years.

         c)       Sewage Service

This paragraph shall be applicable when Sewage Service is the only existing service. In this case, the applicable amount will be the one derived by multiplying the values corresponding to the Water Service (article 40-a1), by a coefficient of 0.5 at the commencement of the Concession. Subsequently, during a term of five (5) years, starting in the second year of the Concession and until the sixth year, the 0.5 coefficient shall increase annually as follows: 0.6 in 2000, 0.7 in 2001, 0.8 in 2002, 0.9 in 2003, and 1 in 2004. This increase shall apply in the first invoice issued during the month of March of each of year stated above.

This above increases shall go into effect if in the year prior to the one in which he increase is to be applied, the Concessionaire met all the expansion goals for the Potable Water and Sewage systems (article 2.1 of Annex F - POES, of the Contract), and for the replacement and reconditioning of the Potable Water and Sewage pipelines (article 2.3 of Annex F - POES, of the Contract). This shall be verified by the Regulatory Agency.

Notwithstanding, and for the purpose of enforcing the increase, compliance shall be construed as the satisfaction of ninety-percent (90%) of the above mentioned goals, provided the remaining 10% shall be completed within the first three (3) months of the following year. This exemption may only be applied in two nonconsecutive occasions in a period of five (5) years.


5.       POWERS OF THE EXECUTIVE POWER

Notwithstanding the values set in the previous articles and for purposes of protecting water resources, the Executive Power may, upon prior ruling by the Regulatory Agency, set differential values, of an increasing and accumulative nature, and impose a maximum consumption limit per Residential Service Connection, in those instances where the supply sources have limited potential and/or low recovery capacity.

6.       POWER TO REDUCE TARIFF VALUES

Current tariff values and effective prices shall be deemed maximum regulatory values. The Concessionaire may establish lower tariff values and lower prices of a general nature for analogous situations, with the obligation to report a change to the Regulatory Agency within ten (10) days of having done so. Discounts granted by the Concessionaire shall not cause direct or indirect differential treatment for other Users. The corresponding invoice shall display the amount and concept of the discount. The Concessionaire may revoke the granted benefit with sixty (60)-days prior notice to the User.

                         Annex N' - Concession Contract
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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


                                    TITLE III

                                SPECIAL SERVICES


7.       WATER FOR CONSTRUCTION

The payment for the consumption of Water for construction shall be independent of the bills for Service that pertain to real estate and shall be paid in the manner and terms indicated below:

         a) For the metered system, a monthly charge shall be collected based on consumption measured by the meter rate set by article 4.

         b) For non-metered consumption, a one-time charge shall be collected per square meter of developed area, at the following rates:

         b-1) Sheds and shelters made from metal materials, asbestos, cement, wood or similar products: US$ 0.17 per m(2)

         b-2) Covered Sheds made from plastic material, wood, asbestos, concrete, wood or similar materials, and masonry walls without a hardy structure of reinforced concrete: US$ 0.345 per m(2)

         b-3) Sheds with a hardy structure of reinforced concrete and masonry walls: US$ 0.46 per m(2)

         b-4) Buildings in general for homes, business, industry, public and private offices, schools, hospitals, etc. that are not exempted by section 36-II of the Regulatory Framework (Law 11,820):

         - Without a hardy structure of reinforced concrete: US$ 0.518 per m(2).

         -    With a hardy structure of reinforced concrete: US$ 0.805 per m(2).

In applying the rates of the present section, fifty percent (50%) of the actual area of the corridors and balconies shall be counted.


         c) For the construction of pavements and floors in general, the Water to be used will be paid at the following rate per square meter:

         c-1)     Concrete or concrete-based pavements:                         US$ 0.69 per m(2)

         c-2)     Concrete ditch and curb:                                      US$ 0.345 per m(2)

         c-3)     Steel and mosaic sidewalks, smoothed with cement, etc.:       US$ 0.345 per m(2)

The prices of sections c-1) and c-2) shall receive a discount of thirty percent (30%) if the concrete is prepared off-site.

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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


         d) The Water used in remodeling and repairs of buildings shall be charged according to the recorded-metered consumption. In these instances, the installation of a meter shall be mandatory.

The amount paid for the various services included in this article shall not, in any event, be lower than an amount equivalent to the value of seventy-five (75) cubic meters of Water.

8.       SEPTIC TANK DISCHARGE

In connection with the service of emptying septic tanks, each tank with up to three (3) cubic meters of capacity shall be charged an amount equivalent to 500 m(3), per two-month period.

There will be an additional charge per cubic meter or fraction thereof exceeding the stated capacity, at a rate equivalent to 150 m(3).

9.       SERVICE TO MUNICIPALITIES

With respect to the special services of the supply of Water to the municipalities for irrigation and cleaning of public streets, squares and boulevards, charges shall be made per cubic meter of water used by the municipalities at fifty percent (50%) of the General Price of Water.


                                    TITLE IV

                                    WORK FEE

10.      ITEM DESCRIPTION

The work fee is the amount that shall be paid as a financial contribution to the costs of expansion of the residential system built by the Concessionaire, by the owner, the possessor or holder of realty existing at the time. Public Service is implemented, both for the supply of Potable Water Service and Sewage service.

The work fee includes the connection charge and for each property shall be one hundred and fifty U.S. dollars (US$ 150) for the supply of Potable Water Service, and three hundred and fifty U.S. dollars (US$350) for Sewage Service.

Financing shall be granted to Users and shall consist of payment over five (5) years, in thirty (30) equal, bimonthly and consecutive installments, with an annual interest rate of six percent (6%) on the unpaid balance. The Concessionaire may offer more favorable financing terms to the Users. The first installment shall be paid with the first invoice after the connection of Service, and the remainder shall be invoiced together with the amounts due for the supply of Potable Water and/or Sewage Service. The amount of the work fee shall always be clearly itemized in the invoice.

                         Annex N' - Concession Contract
                                       7

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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


                                     TITLE V

         CHARGE FOR SERVICE CONNECTION, NON-CONNECTION AND DISCONNECTION

11.      ITEM DESCRIPTION

Once a new In-House Connection is installed for a user, the Concessionaire shall be entitled to bill and collect a connection fee according to the rates below:

-        Potable Water              US$ 41

-        Sewage                     US$ 54

If the In-House Connection covers both types of Services, the rates stated above shall be added together. The payment shall be made after the In-House Connection is performed.

The connection fee shall not be applicable in those instances where the work fee is appropriate, as provided for in article 10.

The fee shall be calculated regardless of the diameter, location or characteristics of the connection, and may be invoiced on a one-time basis per property. Improvements, replacements or repairs shall be at the Concessionaire's expense. The Concessionaire may not receive from the User any other fees or additional amounts for the provision of the In-House Connection.

Notwithstanding the above, in the event of uninhabited realty and non-connection or disconnection of the service is chosen (section 8-II of the Regulatory Framework), a non-connection or disconnection fee shall be paid, pursuant to the conditions below: (i) when the Service is not metered, an amount equivalent to invoicing corresponding Service during a period of twelve (12) months; (ii) when the Service is metered, an amount equivalent to the invoicing during the last twelve (12) months, unless there has been no consumption during any one or all of the previous months, in which case, for the period without consumption, the historic consumption averages shall considered for properties with similar characteristics. The actual or estimated consumption may not be, in any case, less than forty (40) cubic meters per two-month period. Payment shall be made prior to the time of its actual disconnection or non-connection, and any outstanding balance existing at that time shall be paid off.


                                    TITLE VI

                    GENERAL CONSIDERATIONS ON METERED SERVICE


12.      GENERAL

Tariff Values per metered consumption are set forth in article 4, point a-2). Metering instruments and facilities shall be of brands that meet the ISO 4064-01/93 standard.

13.      METERING IN GROUPS OF PROPERTY OWNERS

For metered Service for properties built pursuant to horizontal property regulations with a common Water tank and where no individual meters can be installed, the owners' association shall be charged the rate for metered Service, pursuant to Title IX. In this situation only, and at the request of the

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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


owner's association, the Concessionaire may vary the charging system and apply a flat Tariff Regime to each of the functional units of co-owners, as provided for in article 2, point a).

Notwithstanding, the owner's association may request, at its expense, the metering of volumes on certain functional units, provided that this is technically possible with respect to the installation and future reading of the meters. In those instances where individual meters were installed in a common metering battery directly accessible from the public road in accordance with regulations, the invoicing to the owner's association shall not apply.

Nevertheless, for properties built pursuant to horizontal property regulations with a common Water tank, with in-house use of the Service in those situations where no individual meters can be installed, the following calculation procedure shall be applied for the billing of Potable Water:

         -        Pg = General Price of m(3)
         -        Pe = Special Price of m(3)
         -        Uh = Dwelling units in the Building
         -        C = Total consumption of the Building

Hence,

Up to 40 m(3) / unit = (40 x Pg x Uh) + (5 x Pg)
Up to 75 m(3) / unit = (C x Pg) + (5 x Pg)
Up to 200 m(3) / unit = (75 x Uh x Pg) + {[C - (75 x Uh)] x Pg x 1.5} + (5 x Pg)
Up to 400 m(3) / unit = (75 x Uh x Pg) + {125 x Uh x Pg x 1.5) + {[C -
(200 x Uh) x Pe x 3} + (5 x Pg)
Up to  1000  m(3) /  unit = (75 x Uh x Pg) + (125 x Uh x Pg x 1.5) +
(200 x Uh x Pe x 3) + {[C - (400 x Uh)] x Pe x 4.5} + (5 x Pg)

Up to 5000 m(3) / unit = Same as the previous calculation but with an 8% discount before the servicing maintenance of the meter.

Up to 100,000 m(3) / unit = Same as the previous calculation but with a 12% discount before the servicing maintenance of the meter.

Up to 150,000 m(3) / unit = Same as the previous calculation but with a 15% discount before the servicing maintenance of the meter.

Over 150,000 m(3) / unit = Same as the previous calculation but with a 30% discount before the servicing maintenance of the meter.

The discount provided for in section 17 of the present Annex shall apply.

Similarly, regarding the metered system, a fee shall always be charged for maintenance of the meter equivalent to the value of 5 m(3) of Potable Water per two-month period, at the General Price.

In contrast, regarding the Sewage Service, the fees shall be applied the ratios provided in Article 4, paragraphs b) and c).

14.      METERING GOALS

As set forth in section 29-II of the Regulatory Framework, the POES, as stated in the Contract, establish the time periods in which the Concessionaire shall implement the system of metered

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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


consumption of Potable Water. If the actual measurement of consumption levels is not achieved in the terms stated, the Concessionaire may only bill the minimum consumption provided for the system in point 4.a-2 of Annex N of the Contract to those Users without an installed meter. For the purpose of determining who these Users are, apply the pertinent provision in the Concessionaire's Five-Year Plan.


15.      METER READING

Access to the meter shall be restricted to the personnel designated by the Concessionaire, but the latter must allow the User to be present at the time the reading is taken or when requested by the User on sufficient grounds. If it is proved that the meter is working incorrectly, indicating consumption levels in excess of those that the User proves valid, a new bill shall be issued for the services provided. If the Concessionaire ascertains an under-reading of the meter due to events not attributable to the User, rebilling shall not be applicable.

The reading of newly installed meters shall begin on the day of its installation. In the event the specified date does not match the first day of a billing period, the metered consumption actually obtained by metering until the end of the period shall be added on a pro rata basis, based on the volume assigned to the realty under the fixed Tariff Regime set forth in article 2, paragraph a), only once and for those days not metered in that period.

The Concessionaire shall notify the User if it replaces the meter or resets the installed meter.

At the User's request, the Regulatory Agency shall have access to the meter if there are any uncertainties concerning the reading taken by the Concessionaire.

16.      CONSUMPTION ESTIMATE

With those connections which are metered where the meter is not functioning properly, a maximum of three (3) consecutive estimates will be allowed, after which, only the fee for maintenance of the meter may be billed. In all circumstances, estimates shall be made taking into account the monthly seasonal consumption averages of the realty in question.

17.      DISCOUNTS

Users who receive the supply of Potable Water Service for metered consumption and who pay the invoiced amounts by the due date shall receive the following discounts in each invoice:

         -        Users in the First Level of Metered Consumption
                  (0 to 40 cubic meters per two-month period)             25%.
         -        Users in the Second Level of Metered Consumption
                  (41 to 75 cubic meters per two-month period)            12%.

From the second year of the Concession and up to the sixth year, the discount shall be progressively reduced at the rate of twenty percent (20%) per year. The reduction shall be applied in the first invoice issued in the month of March, of each year for the following years: 2000, 2001, 2002, 2003 and 2004.

These reductions shall go into effect if in the year prior to the one in which he reduction is to be applied, the Concessionaire met all the expansion goals for the Potable Water and Sewage systems

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    NATIONAL AND INTERNATIONAL PUBLIC BID FOR THE CONCESSION OF POTABLE WATER
      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


(article 2.1 of Annex F - POES, of the Contract), and for the replacement and reconditioning of the Potable Water and Sewage pipelines (article 2.3 of Annex F
- POES, of the Contract). This shall be verified by the Regulatory Agency.

Notwithstanding, and for the purpose of enforcing the increase, compliance shall be construed as the satisfaction of ninety-percent (90%) of the above mentioned goals, provided the remaining 10% shall be completed within the first three (3) months of the following year. This exemption may only be applied in two nonconsecutive occasions in a period of five (5) years.


                                    TITLE VII

                          REGULATORY AGENCY FUNDING FEE


18.      ITEM DESCRIPTION

As set forth in section 30-I of the Regulatory Framework (Law 11.820), in addition to the amount invoiced for the supply of Potable Water and Sewage Service, the Concessionaire shall bill the Users for the Regulatory Agency funding fee, which shall be a percentage to be established by the Agency on the amount invoiced for the supply of Potable Water and Sewage Service (free from VAT (value added tax) or other taxes), excluding the work fee or other similar items. The charge shall be included in the Concessionaire's first invoice from the Taking of Possession, and it shall not exceed, under any circumstances, five percent (5%) of the Concessionaire's invoicing for the provision of Potable Water and Sewage Service.

The amounts invoiced for the Regulatory Agency funding fee during each period, independent of actual collection shall be transferred to the Regulatory Agency within fifteen (15) days of the month following the date of invoicing, in accordance with the terms and methods that the Regulatory Agency established for collection purposes. These amounts shall not be subject to discounts, withholdings, liens or compensations by the Concessionaire.

Failure of the Concessionaire to pay the charge shall be deemed a serious violation and, if applicable, an improper withholding, notwithstanding the application of penalties provided in the Contract. In addition, it will result in the accrual of interest for late-payment equal to the lending rate charged by the Bank of the Province of Buenos Aires for thirty (30)-day discount operations of documents operations, compounded monthly, at the official indices.


                                   TITLE VIII

                               BILLING AND PAYMENT


19.      GENERAL

The Concessionaire shall be entitled to bill and collect for all the Services it provides, to the extent provided in the Regulatory Framework and the Contract. The income for the supply of the Service shall be derived from the application of the provisions of the present Tariff Regime.

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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


20.      BILLING CURRENCY

Although the rates and prices are stated in American dollars, the invoicing to the Users shall be done in pesos. The corresponding conversion shall be performed on the basis of the parity value established in National Law 23.9238 of monetary convertibility or the legal provision succeeding it on the closing day of the invoicing process.

21.      INVOICE ELEMENTS

The Concessionaire shall communicate to the Users all the necessary elements to enable them to calculate the billed tariff values. Notwithstanding the requirements established in the current legal and regulatory provisions, the Concessionaire's invoices shall include, at a minimum, the following information:

         -  User's name and home address.

         -  Issue date.

         -  Location of the property, property record entry and nomenclature.

         -  Billing period.

         -  Due date.

         -  Next due date.

         - Indicate the various components of the current invoice, with an itemization of the amounts for each part of the Service and applicable special fees.

         -  Date on which meter was read, if applicable.

         -  Supplied, assigned or estimated flow volumes.

         -  Meter number, if any.

         -  Previous and current meter readings, for metered Service.

         -  Interest for late payment and resulting amounts.

         -  Discounts because of fines to the Concessionaire.

         - Amount of other applicable discounts, exemptions, rebates or subsidies.

         -  Percentage and amount of the Regulatory Agency funding fee.

         -  Taxes.

         -  Total amount due.

         -  Amount with late payment surcharge.

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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


         -  Places and methods of payment.

         - If there are any debts or outstanding balance. If not, this fact must be stated. The absence of this statement will create a presumption that the User owes no outstanding debt to the Concessionaire. If debt is owed, the amounts shall be billed through a separate document with corresponding details.

22.      INVOICING PERIOD

Billing shall be bimonthly for metered Service and monthly for non-metered Service. All modifications to the invoicing periods shall be approved by the Regulatory Agency, and shall be communicated to the affected Users at least thirty (30) days in advance.

23.      RECEIPT OF THE INVOICE

The User shall receive the invoice at least ten (10) calendar days prior to the original due date, at no additional cost. If the User claims that it has not received the invoice on time, the payment obligation shall still be enforceable provided the next due date was stated in the last invoice received, notwithstanding the right to make the respective claim. When the User is unable to pay his invoice at the places designated by the Concessionaire for payment, an alternative payment method may be requested. The Concessionaire shall comply with this request and provide for the proposed method of payment or another method that allows the User to make payment. Except in the case of Users that prove physical disability to move about, the expenses required by the special methods of payment provided as established in this paragraph shall be charged to the requesting User.

24.      BILLING START DATE

The start date for invoicing of the Service that is provided by the Concessionaire to Users not served at the onset of the effective period of the Tariff Regime should be determined according to the following:

         a) All the Users who have a Home Connection installed for the provision of Service shall be obligated to pay from the day of Service installation. It is the Concessionaire's responsibility to give the User notice of the date.

         b) All Users without a Home Service Connection shall be obligated to pay from the day of Service installation or from the expiration of the term granted for setting up in-house installations, whichever comes first.

         c) For non-metered Service for property in which changes are verified affecting the amounts to be invoiced for the provided Service, due to a change in the fiscal appraisal, the modified billing shall apply from the first day of the month following the confirmation of changes by the Concessionaire or upon communication by the User, whichever occurs first.


25.      EXECUTORY INSTRUMENT

Invoices, settlements or certificates of debt issued by the Concessionaire for the provision of Service, prepared on a computer system, form the executory instruments anticipated by the provisions of Section 33-II of the Regulatory Framework.

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26.      DEFAULT

In case of default in the payment of any amount due by the Users under the Tariff Regime, the applicable interest rate shall be equal to the current rate charged by the Bank of the Province of Buenos Aires for thirty-day (30-day) document discount transactions, compoundable monthly according to official indices. The same interest shall be applied to the Concessionaire's obligation to grant rebates to the Users, for billing of services contemplated by the Tariff Regime, upon nonperformance, error or omission by the Concessionaire. The default shall always operate automatically, without the need for any judicial or extrajudicial claim.

27.      PAYMENT FINANCING CONDITIONS

The Concessionaire may provide debtor Users with payment financing conditions, abiding by the principles of general accessibility and equal treatment.

28.      CLAIM AGAINST AN INVOICE

The filing of a claim against an invoice, before its original due date, shall confer upon the User a right to partial payment, equivalent to the amount of the last paid invoice, until the Concessionaire issues a decision on the claim. If the claim is totally or partially validated, the Concessionaire shall issue a new invoice, granting a new term for the payment of not less than fifteen (15) days. If the claim is denied, the Concessionaire may re-bill the amounts, indicating a new due date of not less than fifteen (15) days after the date of the resolution, adding a surcharge of ten percent (10%) on the original amount, plus the interest that may apply under Article 26. The interest shall not apply during the period for which the claim against the invoice presented by the User is pending resolution by the Concessionaire.

The Concessionaire shall notify the User of the resolution. Partial payments made must be deducted from the amount owed. In addition, in the conditions described above and on sufficient grounds, the Regulatory Agency may suspend, at the User's request, the possibility of re-invoicing.

If a User makes a claim on a paid invoice, any adjustments granted either by the Concessionaire or by the Regulatory Agency shall be applied to the amount of the invoice immediately after the date of resolution, and will successively be applied until paid off, adding surcharges and interest on behalf of the User's credit corresponding as applicable to article 26.

29.      SERVICE CUTOFF

The Concessionaire has the power to proceed with a Service cutoff due to a delay in the payment of invoices, pursuant to section 34-II of the Regulatory Framework. Notwithstanding, the Concessionaire shall not interrupt Service in the following situations:

         a) When there is an agreement with the User on the payment of an outstanding amount.

         b) When the Regulatory Agency orders the Concessionaire to temporarily suspend the interruption due to contingent or extraordinary conditions and sufficient grounds.

         c) When there is a claim because the invoice in question is pending resolution by the Concessionaire or the Regulatory Agency within the terms set forth for that purpose.

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Once the situation creating the interruption of Service is solved, the User shall pay an amount equal to the value of thirty-one (31) cubic meters of Potable Water at the General Price, before Service may be reconnected.

Upon payment of the amounts owed by the User for reconnection of the Service after interruption, the Concessionaire shall perform the reconnection within a maximum term of forty-eight (48) working hours. Once this term expires, the Concessionaire shall not be entitled to collect funds derived from the Tariff Regime and shall refund to the User an amount equivalent to twenty percent (20%) of the total amount billed in the last full two-month period of actual provision of Service, per day of delay.

If the Concessionaire interrupts Service and it is proven that the measure was not appropriate, the Concessionaire shall reconnect restricted service within twenty-four (24) hours and shall not be entitled to collect any funds derived from the Tariff Regime until the reconnection of Service. Furthermore, the Concessionaire shall compensate the User through the payment of an amount equal to thirty percent (30%) of the total amount billed in the last full two-month period of actual provision of Service. If upon the expiration of the twenty-four
(24) hour term indicated above, the Service has not been connected, the User shall be entitled to compensation amounting to thirty percent (30%) of the amount referred to in the paragraph above, per day of delay in reconnection.

30.      COST OF WORKS FOR USER'S NON-COMPLIANCE

The Concessionaire, with prior authorization granted by the Regulatory Agency based on its analysis in each general or specific situation, shall be entitled to bill and collect for work related to the provision of Service resulting from the non-compliance of individual Users with the laws and regulations in effect. Related invoicing shall take into account the costs incurred by the Concessionaire and will solely affect those Users charged with noncompliance. The Regulatory Agency may check the accuracy of the mentioned costs, requesting the Concessionaire to submit the corresponding reports.
The Concessionaire's Auditors shall always duly certify the reports.

31.      RECEIPT OF THE SERVICE WITHOUT BEING BILLED

Upon detecting Users receiving the Service covertly without being billed, in absence of fault on the part of the Concessionaire, the Concessionaire may bill the amounts corresponding to duly documented prices in effect on the detection date, retroactively for a period of six (6) months or from the time elapsed since the Taking of Possession, whichever is less. In addition, the surcharges established in Article 26 shall apply subject to a thirty percent (30%) increase.

                                    TITLE IX

                           SERVICE TO GROUPS OF OWNERS

32.      BILLING TO GROUPS OF OWNERS

Notwithstanding the provisions contained in Article 13, the Concessionaire may bill the Service provided to horizontal properties by billing the group's owner's association established in accordance with National Law No. 13.512, abiding by the provisions set forth in the Tariff Regime, whether caused by technical or economic reasons invoked by the Users, or stemming from the cost of

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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


necessary transformations for the provision. In these cases, the User will be the group's owner's association, as a legal entity liable for the total payment of the amount of the invoice. The foregoing provisions shall not apply if it is possible to independently provide the various functional units of the owner's association with Potable Water Service.

33.      COMMUNICATION TO THE USERS

Pursuant to article 32, the Concessionaire shall notify the Users in the involved functional units, and the owner's association, of the change in the invoicing procedure and its effects, with at a minimum of (60) days advance notice. Similarly the Concessionaire shall provide related free advice, especially concerning the possibility of providing independent supply of service, and about all matters related to the procedures of system implementation and billing and collection related to the method of invoicing the condominium owners.

34.      METERING IN CONDOMINIUMS

The provisions in Article 13 shall apply to micro-metering in owners' condominiums.

                                     TITLE X

                            EXEMPTIONS AND SUBSIDIES

35.      CURRENT EXEMPTIONS AND SUBSIDIES

The provisions of Article 36-II of the Regulatory Framework govern exemptions and subsidies. The Concessionaire shall apply the exemptions and subsidies anticipated by Annex N-1 of the present Tariff Regime.

The Concessionaire may establish with prior approval by the Regulatory Agency, in general, the probative elements that the Users shall submit to prove that they are entitled to exemptions and subsidies.

36.      FUTURE EXEMPTIONS AND SUBSIDIES

In any new future exemption or subsidy to be enforced in the area of the Province, the Province shall compensate the Concessionaire with the amount equivalent to the cost derived from the exemption or subsidy. Cost will be understood as the amount not received by the Concessionaire due to the exemptions, subsidies or discounts. The reports to this effect by the Concessionaire shall be certified by the Auditors. The Province shall pay compensation to the Concessionaire within thirty (30) days following the corresponding billing period. In the event of nonpayment, the interest provided in article 26 shall apply.

                                    TITLE XI

                            COMPLEMENTARY PROVISIONS

37.      DEFINITIONS

The terms that appear in capital letters in the Tariff Regime are defined in article 1.2 of the Contract.

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38.      POWERS OF THE CONCESSIONAIRE AND OF THE REGULATORY AGENCY

The Concessionaire shall have the responsibility and duties of determining, auditing and returning the amounts provided in the Tariff Regime. The Regulatory Agency shall issue any regulation that it deems necessary for the application of the Tariff Regime, in accordance with the Regulatory Framework and the Contract. The Regulatory Agency shall resolve, on sufficient grounds, those cases that, due to their unique characteristics, require special treatment or have not been considered in the Tariff Regime.

39.      NOTICES

When the Concessionaire is obligated to communicate any situation requiring an answer or activity to the User, notice shall be served by reliable means at the real estate serviced or at the domicile indicated by the User for remittance of invoices.

40.      TAXES

The prices or rates indicated in the Tariff Regime do not include rates related to Value Added Tax (VAT) or to other applicable municipal taxes.

41.      COMMUNICATION TO THE USERS

Within two (2) months of the date of Taking of Possession, the Concessionaire shall issue a descriptive and informative document for the Users, regarding the provisions, prices and rates contained in the Tariff Regime, as well as any administrative procedure granted in relation to its application. The document shall be approved by the Regulatory Agency and shall subsequently be made available to the Users at the Concessionaire's commercial offices and at the Regulatory Agency offices.

42.      TERMS

The terms contained in the Tariff Regime shall be counted in consecutive days.

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                                   ANNEX N'-1

                    LIST OF CURRENT EXEMPTIONS AND SUBSIDIES

     A) The following are exempt from:

     a) the payment for the Service and the connection and work fees:
         o        Public hospitals.
         o        Public First Aid Rooms.
         o        Public Schools of Mandatory Elementary Education

     b) the payment of the service:
         o Natural or legal persons for properties they own that have been assigned free of charge to be used for Voluntary Fire Fighting services.
         o The Argentine Red Cross for properties they own and Natural or Legal Persons for properties they own that have been assigned free of charge for their use.
         o The properties assigned in full to recognized religious groups.

     c) 50% of the amount payable:
         o Natural Persons whose property is their only property, houses the family group, and who prove their income is insufficient to maintain it.

     d) 60% of the amount payable:
         o Non-profit Public Welfare organizations for strictly humanitarian purposes that are exclusively dedicated to caring for and helping children, the handicapped and the elderly.
         o Entities exclusively dedicated to the rehabilitation and protection of people.
         o The Armed Forces, Security Forces, and Educational Establishments that are dependent on the Province, Nation, Municipalities, Labor Unions and Courts of Justice.

     e) 30% of the amount payable:
         o Social, Sports and Development Clubs in which amateur sports are carried out, requiring the use of fields, gymnasiums, camping, pools and/or similar facilities.
         o        Day care centers and shelters under state budget.
         o Non-profit Civil Entities or Groups, dedicated to education and promotion in the fields of theater, music, arts, cinema or any type of cultural activities.
         o Public Libraries, if their income stems exclusively from member contribution, social contributions or private donations.

     B) Excluding those exemptions contained in section A) paragraph a) above, in all other instances the Concessionaire shall:

         o Upon prior approval by the Regulatory Agency, determine on a regular basis the necessary evidence to be furnished by Users in order to prove their rights to qualify as beneficiaries for the exemptions and subsidies.
         o After a one-year period has elapsed since the Taking of Possession, reduce to 20% the current exemptions, this percentage decrease shall be increased annually until fully implemented.

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         o        The 50% exemptions benefiting retired and senior citizens
                  contained in section A) paragraph c) above shall be enforceable during the first and second year of the Concession following the Taking of Possession. The exemption shall be 30% during the third and fourth year of the Concession and 20% during the fifth year.
         o        The exemption shall be maintained.

         i. in reference to metered service with minimum usage described in point 4.a-2 in Annex N. If consumption exceeds minimum usage, the excess shall be rated according to the price stated in the Tariff Regime. The exceeding cubic meter rate shall be the one set forth by the Tariff Regime for the consumption tier applicable to total consumption;

         ii. in reference to non-metered service, meeting the tiers 1 and 2 in the schedule contained in point 4.a-1 in Annex N.

         o        Ensure water supply to put out fires free of charge (article
                  3.4 Concession Contract)
         o Ensure portable water supply to low income population sectors free of charge (article 3.4 Concession Contract)

     C) The discounts resulting from the exemptions above shall be included in the corresponding invoices as an extra item (Point 21 Annex N). Such communication shall be performed six months before their effective application.

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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES

                                     ANNEX O

                                    REGION A

                             PASO DE LAS PIEDRAS DAM


GENERAL GUIDELINES.

1) The entire pumping system, microfilter batteries, flow lines, other accessory and distribution works, including the Grumbein and Patagonia potable water plants with their entire infrastructure, the pump house and all metering, control and operation instrumentation of the system installed in it, shall be transferred to the Concessionaire, for operation, maintenance and upgrading to the actual needs of demand and Service,

The Concessionaire shall allow, within the pump house as is presently the situation, the operation, control, maintenance and monitoring of the instrumentation for the monitoring of the dam and its foundation, the operation of the bottom gates, and other necessary components for control of the reservoir, as well as free and unlimited access of personnel designated accordingly by the Province for those tasks. Any investment required in the future to enable access to the personnel of the Province shall be the responsibility of the Concessionaire.

The access roads to the Dam site, as well as those roads leading to the city and those in the city district, the workshops, sheds, homes, school, first aid room and other facilities that make up the district located at the base of the dam and that have not been granted under the Concession remain under the exclusive liability of the Province of Buenos Aires.

The operation and maintenance of the Dam and drain, flood drainage channel, energy dissipation basin, drainage canals, berms, bottom discharge tunnel, intake tower, inflow lines up to the pump flanges, built-in dam monitoring system and its foundation, for measurement of the reservoir level and everything not granted under the Concession by the Bidding Terms and Conditions shall be the responsibility of the Province of Buenos Aires or the agency/authority to which this function has been delegated.

The Concessionaire shall:
o consider the Paso de las Piedras dam as one of the alternatives for capturing water for the supply to the city of Bahia Blanca and its zone of influence, the Province of Buenos Aires shall not be responsible for the amount and quality of water delivered.

o pay the Province a price of $0.0325 per cubic meter of delivered water, which shall be invoiced monthly and payable within five days after the invoicing. The guidelines established for rate revisions in chapter 12 of the Concession Contract shall apply to that price.

o within the first two months of the Concession, implement a metering system of the flow rates delivered by the Dam allowing the appropriate authority to control it. Within that term and until such metering system is implemented, the consumption shall be calculated at 200.000 m(3) per day for billing purposes. The Regulatory Agency shall have responsibility for granting approval of the metering system Regulatory Agency.

2) In reference to the contracts entered into by the Province and/or AGOSBA with the companies

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      AND SEWAGE PUBLIC SERVICE PROVISION IN THE PROVINCE OF BUENOS AIRES


located in Polo Petroquimico de Bahia Blanca listed in Circulars No. 13 (A) and 17 (A) and exclusively in relation to the supply of Industrial and/or Potable Water to these companies, the following guidelines shall be observed:

         o The Concessionaire shall pay the Province the price stated in paragraph 1 above for the water delivered from the Dam, excluding water provided in compliance with the Industrial Water supply contracts, where the rate to be paid to the Province shall be $0.02 per m(3) of delivered water.

         o The Concessionaire shall have a metering systems for measuring the flow at the outlet of the industrial water aqueduct alongside the loading chamber. The Regulatory Agency shall authorize the metering and data recording system.

         o The Province shall be liable for the amount of water to be delivered, the quality of which shall be equal to that of the natural condition of the Paso de las Piedras dam with subsequent treatment at the Micro-Sifting Plant. For the effects of complying with such undertaking, the water shall have been delivered to the Concessionaire when made available at the dam. In all cases, the Province shall be summoned to the court as an interested third party.

         o Within seven years from the beginning of the Concession, the Concessionaire shall allocate the water coming from the dam to supply water for Polo, as a priority, pursuant to the provisions of this section. Should the supply not be enough to satisfy the needs of the city of Bahia Blanca and its surroundings, the Concessionaire shall use alternative sources.

                         Annex O - Concession Contract
                                       2